                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

================================================================================

                         YOUNG & RUBICAM HOLDINGS INC.,

                  YOUNG & RUBICAM INC., a New York corporation,

                  YOUNG & RUBICAM INC., a Delaware corporation,

                              YOUNG & RUBICAM L.P.,

                            THE SUBSIDIARY BORROWERS
                        FROM TIME TO TIME PARTIES HERETO

         --------------------------------------------------------------

                                  $700,000,000

                         CREDIT AND GUARANTEE AGREEMENT

                                December 12, 1996

         --------------------------------------------------------------

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             AS ADMINISTRATIVE AGENT

                      BANK OF AMERICA INTERNATIONAL LIMITED
                            AS EUROPEAN PAYMENT AGENT

================================================================================

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1. DEFINITIONS.....................................................  1

      1.1  Defined Terms...................................................  1
      1.2  Other Definitional Provisions................................... 27

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS............................ 28

      2.1  Term Loans...................................................... 28
      2.2  Procedure for Term Loan Borrowing............................... 28

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS....................... 29

      3.1  Revolving Commitments........................................... 29
      3.2  Procedure for Revolving Borrowing............................... 29
      3.3  L/C Commitment.................................................. 30
      3.4  Procedure for Issuance of Letters of Credit..................... 31
      3.5  Letter of Credit Fees, Commissions and Other Charges............ 31
      3.6  L/C Participations.............................................. 32
      3.7  Letter of Credit Reimbursement Obligations...................... 33
      3.8  Obligations Absolute............................................ 34
      3.9  Letter of Credit Payments....................................... 34
      3.10  Letter of Credit Applications.................................. 34
      3.11  Swing Line Commitment.......................................... 34
      3.12  Procedure for Swing Line Borrowing............................. 35

SECTION 4. AMOUNT AND TERMS OF FRONTED OFFSHORE LOANS...................... 36

      4.1  Fronted Offshore Currency Subfacility........................... 36
      4.2  Procedure for Fronted Offshore Loan Borrowings.................. 36
      4.3  Fronted Offshore Loans Fees, Commissions and Other Charges...... 37
      4.4  Participations.................................................. 37

SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT ... 39

      5.1  Commitment Fees................................................. 39
      5.2  Termination or Reduction of Commitments......................... 39
      5.3  Repayment of Loans; Evidence of Debt............................ 39
      5.4  Optional and Mandatory Prepayments.............................. 41
      5.5  Offshore Currency Spot Rate..................................... 44
      5.6  Conversion and Continuation Options............................. 45
      5.7  Maximum Number of Tranches...................................... 46
      5.8  Interest Rates and Payment Dates................................ 46
      5.9  Computation of Interest and Fees................................ 46
      5.10  Inability to Determine Interest Rate........................... 47
      5.11  Pro Rata Treatment and Payments................................ 48
      5.12  Illegality..................................................... 49

                                                                          Page
                                                                          ----

      5.13  Requirements of Law............................................ 49
      5.14  Taxes.......................................................... 50
      5.15  Indemnity...................................................... 52
      5.16  Change of Lending Office....................................... 52
      5.17  Subsidiary Borrowers........................................... 52

SECTION 6. REPRESENTATIONS AND WARRANTIES.................................. 52

      6.1  Financial Condition............................................. 53
      6.2  No Change....................................................... 53
      6.3  Existence; Compliance with Law.................................. 54
      6.4  Corporate Power; Authorization; Enforceable Obligations......... 54
      6.5  No Legal Bar.................................................... 54
      6.6  No Material Litigation.......................................... 54
      6.7  No Default...................................................... 55
      6.8  Ownership of Property; Liens.................................... 55
      6.9  Intellectual Property........................................... 55
      6.10  No Burdensome Restrictions..................................... 55
      6.11  Taxes.......................................................... 55
      6.12  Federal Regulations............................................ 55
      6.13  ERISA.......................................................... 56
      6.14  Investment Company Act; Other Regulations...................... 56
      6.15  Subsidiaries................................................... 56
      6.16  Purpose of Loans............................................... 56
      6.17  Environmental Matters.......................................... 56
      6.18  Regulation H................................................... 57
      6.19  Accuracy of Information........................................ 58
      6.20  Security Documents............................................. 58
      6.21  Solvency....................................................... 58
      6.22  Continuing Letters of Credit................................... 58

SECTION 7. CONDITIONS PRECEDENT............................................ 59

      7.1  Conditions to Initial Extension of Credit....................... 59
      7.2  Conditions to Term Loans on Second Drawdown Date................ 64
      7.3  Conditions to Each Extension of Credit.......................... 64
      7.4  Each Subsidiary Borrower Credit Event........................... 65

SECTION 8. AFFIRMATIVE COVENANTS........................................... 65

      8.1  Financial Statements............................................ 65
      8.2  Certificates; Other Information................................. 66
      8.3  Payment of Obligations.......................................... 67
      8.4  Conduct of Business and Maintenance of Existence................ 67
      8.5  Maintenance of Property; Insurance.............................. 67
      8.6  Inspection of Property; Books and Records; Discussions.......... 67
      8.7  Notices......................................................... 68

                                                                          Page
                                                                          ----

      8.8  Environmental Laws.............................................. 68
      8.9  Further Assurances.............................................. 69
      8.10  Additional Collateral.......................................... 69
      8.11  Acquisition of Remaining Equity Interests and Completion
               of Recapitalization; Consummation of Holdings Merger
               and Partnership Merger...................................... 70
      8.12  Interest Rate Protection....................................... 70

SECTION 9. NEGATIVE COVENANTS.............................................. 70

      9.1  Financial Condition Covenants................................... 71
      9.2  Limitation on Indebtedness...................................... 71
      9.3  Limitation on Liens............................................. 73
      9.4  Limitation on Guarantee Obligations............................. 74
      9.5  Limitation on Fundamental Changes............................... 74
      9.6  Limitation on Sale of Assets.................................... 75
      9.7  Limitation on Dividends......................................... 75
      9.8  Limitation on Capital Expenditures.............................. 76
      9.9  Limitation on Investments, Loans and Advances................... 77
      9.10  Limitation on Transactions with Affiliates..................... 77
      9.11  Limitation on Sales and Leasebacks............................. 78
      9.12  Limitation on Changes in Fiscal Year........................... 78
      9.13  Limitation on Negative Pledge Clauses.......................... 78
      9.14  Limitation on Lines of Business................................ 78
      9.15  Limitation on Business of Summit............................... 78

SECTION 10. EVENTS OF DEFAULT.............................................. 78

SECTION 11. GUARANTEE...................................................... 81

      11.1  Guarantee...................................................... 81
      11.2  No Subrogation, Contribution, Reimbursement or Indemnity....... 82
      11.3  Amendments, etc. with respect to the Obligations; Waiver of Rights................................................... 82
      11.4  Guarantee Absolute and Unconditional........................... 83
      11.5  Reinstatement.................................................. 84

SECTION 12. THE ADMINISTRATIVE AGENT....................................... 84

      12.1  Appointment.................................................... 84
      12.2  Delegation of Duties........................................... 85
      12.3  Exculpatory Provisions......................................... 85
      12.4  Reliance by Administrative Agent............................... 85
      12.5  Notice of Default.............................................. 85
      12.6  Non-Reliance on Administrative Agent and Other Lenders......... 86
      12.7  Indemnification................................................ 86
      12.8  Administrative Agent in Its Individual Capacity................ 87
      12.9  Successor Administrative Agent................................. 87

                                                                          Page
                                                                          ----

SECTION 13. MISCELLANEOUS.................................................. 87

      13.1  Amendments and Waivers......................................... 87
      13.2  Notices........................................................ 88
      13.3  No Waiver; Cumulative Remedies................................. 89
      13.4  Survival of Representations and Warranties..................... 89
      13.5  Payment of Expenses and Taxes.................................. 90
      13.6  Successors and Assigns; Participations and Assignments......... 90
      13.7  Adjustments; Set-off........................................... 93
      13.8  Counterparts................................................... 93
      13.9  Severability................................................... 93
      13.10  Integration................................................... 93
      13.11  GOVERNING LAW................................................. 93
      13.12  Submission To Jurisdiction; Waivers........................... 94
      13.13  Acknowledgements.............................................. 94
      13.14  WAIVERS OF JURY TRIAL......................................... 94
      13.15  Confidentiality............................................... 94
      13.16  Conversion of Currencies...................................... 95
      13.17  Joint and Several Obligations................................. 95
      13.18  Release of Lien on Receivables................................ 95
      13.19  Release of Lien on New York Real Property..................... 96
      13.20  Recordation of Mortgages...................................... 96

Annexes:

Annex A        Pricing Grid

Schedules:

Schedule 1.1(a) Lenders, Issuing Banks, Commitments and Addresses
Schedule 6.1    Certain Transactions
Schedule 6.2    Changes
Schedule 6.8    Real Property
Schedule 6.11   Tax Liens
Schedule 6.13   ERISA Events
Schedule 6.15   Subsidiaries
Schedule 6.20   Filing Jurisdictions
Schedule 6.22   Continuing Letters of Credit
Schedule 8.11   Exceptions to Completion of Recapitalization
Schedule 9.2(e) Existing Indebtedness
Schedule 9.2(j) Subordination Terms and Conditions
Schedule 9.3(f) Existing Liens
Schedule 9.4(a) Existing Guarantee Obligations

Exhibits:

Exhibit A       Form of Addendum
Exhibit B       Form of Borrowing Subsidiary Agreement
Exhibit C       Form of Borrowing Subsidiary Termination
Exhibit D       Form of Fronting Lender Addendum
Exhibit E       Form of Parent Borrower Mortgage
Exhibit F       Form of Parent Borrower Pledge Agreement
Exhibit G       Form of Parent Borrower Security Agreement
Exhibit H       Form of Subsidiaries Guarantee
Exhibit I       Form of Subsidiaries Pledge Agreement
Exhibit J       Form of Subsidiaries Security Agreement
Exhibit K       [Intentionally Omitted]
Exhibit L       Form of Swing Line Loan Participation Certificate
Exhibit M       Form of Revolving Note
Exhibit N       Form of Term Note
Exhibit O       Form of Swing Line Note
Exhibit P       Form of Fronted Loan Note
Exhibit Q       Form of Borrower Closing Certificate
Exhibit R-1     Form of Opinion of Wachtell, Lipton, Rosen & Katz
Exhibit R-2     Form of Opinion of General Counsel
Exhibit R-3     Form of Opinion of Foreign Counsel
Exhibit S       Form of Compliance Certificate
Exhibit T       Form of Assignment and Acceptance

            CREDIT AND GUARANTEE AGREEMENT, dated as of December 12, 1996, among YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as hereinafter defined) from time to time parties to this Agreement, the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrative Agent (as hereinafter defined) for the Lenders, and BANK OF AMERICA INTERNATIONAL LIMITED, a bank organized under the laws of England, as European Payment Agent (in such capacity, the "European Payment Agent").

            The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Acquisition": as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

            "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

            "Adjustment Date": the second Business Day following receipt by the Administrative Agent of (a) the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b), as the case may be, for the most recently completed fiscal period, commencing with the fiscal quarter ending September 30, 1997, and (b) the compliance certificate required to be delivered pursuant to subsection 8.2(b) with respect to such financial statements.

            "Administrative Agent": BofA, in its capacity as the agent for the Lenders under this Agreement and the other Loan Documents.

            "Administrative Agent's Payment Office": (a) in respect of payments in Dollars, the address for payments set forth in subsection 13.2 or such other address as the Administrative Agent may from time to time specify in accordance with subsection 13.2, and (b) in the case of payments in any Eligible Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with subsection 13.2.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agent-Related Persons": BofA and any successor agent pursuant to subsection 12.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Aggregate Outstanding R/C Extensions of Credit": at any time, the amount equal to the sum of (a) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Revolving Offshore Loans) of all Revolving Loans then outstanding, (b) the aggregate principal amount of all Swing Line Loans then outstanding, (c) the Dollar Equivalent of the aggregate principal amount of all Fronted Offshore Loans then outstanding and (d) the aggregate amount (or the Dollar Equivalent thereof, in the case of Letters of Credit issued in Offshore Currencies) of all L/C Obligations then outstanding.

            "Aggregate Revolving Commitment": $300,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

            "Aggregate Term Commitment": $400,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

            "Agreement": this Credit and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

            "Agreement Currency": as defined in subsection 13.16(b).

            "Applicable Creditor": as defined in subsection 13.16(b).

            "Applicable Debt Level Status": (a) from the Closing Date to but not including the Second Drawdown Date and without regard to the Debt Level Status actually in effect during such period, Debt Level 4 Status, (b) from and including the Second Drawdown Date to but not including the first Adjustment Date and without regard to the Debt Level Status actually in effect during such period, Debt Level 5 Status and (c) thereafter for the period commencing on and including any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Debt Level Status determined to be in effect on the Adjustment Date which is the first day of such period, provided, however, that, if the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b) in respect of any fiscal period ending on or after September 30, 1997, or the certificate required to be delivered in connection therewith pursuant to subsection 8.2(b), are not delivered when due, then during the period from the date upon which such financial statements and/or certificates were required to be delivered until two Business Days following the date upon which such statements and/or certificates actually are delivered, the applicable Debt Level Status shall be Debt Level 6 Status.

            "Applicable Margin": on any day and as to any Type of Loan (other than Fronted Offshore Loans), the applicable rate per annum for such Type of Loan set forth on Annex A opposite the Applicable Debt Level Status in effect on such day.

            "Applicable Rate": on any day as to the commitment fees payable pursuant to subsection 5.1, the applicable rate per annum set forth on Annex A opposite the Applicable Debt Level Status in effect on such day.

            "Application": an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

            "Arranger": BA Securities, Inc., a Delaware corporation.

            "Assignee": as defined in subsection 13.6(c).

            "Available Revolving Commitment": at any time, the amount equal to the excess, if any, of (a) the Aggregate Revolving Commitment at such time over (b) the Aggregate Outstanding R/C Extensions of Credit at such time.

            "Available Term Commitment": at any time, the amount equal to the excess, if any, of (a) the Aggregate Term Commitment at such time over (b) the aggregate principal amount of the Term Loans of the Term Lenders theretofore made.

            "Banking Day": (a) with respect to any borrowings, disbursements and payments in respect of and calculations and interest rates pertaining to Base Rate Loans, any Business Day, (b) with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, any Business Day which is also a day on which dealings are carried on in the London interbank market, (c) with respect to any disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to any Revolving Offshore Loan, any Business Day which is also a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder and (d) with respect to any borrowings, disbursements and payments in and calculations, interest rates and Interest Periods pertaining to any Fronted Offshore Loan, any Business Day which is also a day on which commercial banks are open for in, and on which dealings in the relevant Fronted Offshore Currency are carried on in, the location of the Fronting Lender's Payment Office with respect to such Fronted Offshore Currency.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loans": Revolving Loans or Term Loans the rate of interest applicable to which is based upon the Base Rate.

            "Base Year": as defined in subsection 5.4(f).

            "BofA": Bank of America National Trust and Savings Association, a national banking association.

            "Borrowers": the collective reference to the Parent Borrowers and the Subsidiary Borrowers.

            "Borrowing Date": any Banking Day specified in a notice pursuant to subsection 2.2, 3.2, 3.12 or 4.2 as a date on which a Borrower requests a Lender to make a Loan hereunder.

            "Borrowing Subsidiary Agreement": a Borrowing Subsidiary Agreement, substantially in the form of Exhibit B.

            "Borrowing Subsidiary Termination": a Borrowing Subsidiary Termination, substantially in the form of Exhibit C.

            "Business": as defined in subsection 6.17.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close.

            "Calculation Date": with respect to each Offshore Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), provided that (a) the second Banking Day preceding each Borrowing Date with respect to any Offshore Currency Loans in an Offshore Currency shall also be a "Calculation Date" with respect to such Offshore Currency and (b) the second Banking Day preceding the date of issuance of a Letter of Credit denominated in an Eligible Offshore Currency shall also be a "Calculation Date" with respect to such Eligible Offshore Currency.

            "Capital Expenditures": as defined in subsection 9.8.

            "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Collateral Account": as defined in subsection 5.4(c).

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by

      Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Casualty Event": with respect to any property of any Person, the receipt by such Person of insurance proceeds, or proceeds of a condemnation award or other compensation in connection with any loss of or damage to, or any condemnation or other taking of, such property.

            "Change of Control": (a) the H&F Group shall cease to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 20% (on a fully-diluted basis) of the outstanding shares of Capital Stock of the Company or the aggregate votes represented by such shares of Capital Stock, (b) the H&F Group and the Management Investors shall cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of more than 51% (on a fully-diluted basis) in the aggregate of the outstanding shares of Capital Stock of the Company or the aggregate votes represented by such shares of Capital Stock, (c) the H&F Group and the Management Investors shall cease to collectively have the right to appoint a majority of the members of the board of directors of the Company, or (d) the Company shall cease directly or indirectly to own all the Capital Stock, acquired pursuant to the Recapitalization, of Y&R LP (so long as Y&R LP shall remain in existence) or, until the Holdings Merger, Y&R Inc. (New York).

            "Clients": as defined in the definition of Y&R Agent Subsidiary.

            "Closing Date": the date (which must be on or prior to December 31, 1996) on which the conditions precedent set forth in subsection 7.1 shall be satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": with respect to any Lender, such Lender's Term Commitment and/or Revolving Commitment, as the case may be; collectively, as to all the Lenders, the "Commitments".

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

            "Company": Y&R Holdings, provided that, (a) upon the consummation of the Holdings Merger, Y&R Inc. (New York) shall be the "Company" for all purposes of this Agreement and the other Loan Documents and (b) upon the consummation of the Company Merger, Y&R Inc. (Delaware) shall be the "Company" for all purposes of this Agreement and the other Loan Documents.

            "Company Merger": the merger of Y&R Inc. (New York) with and into Y&R Inc. (Delaware), with Y&R Inc. (Delaware) as the surviving corporation.

            "Consolidated": when used in connection with any term (which is not otherwise defined), means such term as it applies to any Person and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

            "Continuing Letter of Credit": each letter of credit that is listed on Schedule 6.22.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Contribution Agreement": the Agreement and Plan of Contribution, dated October 30, 1996, among Y&R Inc. (New York), Y&R LP, Y&R Holdings, Y&R Inc. (Delaware), the Young & Rubicam Restricted Stock Trust (as defined therein) and the HFCP Investors, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.1(d).

            "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Cost of Funds": with respect to any Offshore Currency, the rate of interest determined by the Administrative Agent or the relevant Fronting Lender in respect thereof (which determination shall be conclusive absent manifest error) to be the cost to the Administrative Agent or such Fronting Lender of obtaining funds denominated in such Offshore Currency for the period or, if applicable, the relevant Interest Period or Periods during which any relevant amount in such Offshore Currency is outstanding.

            "Debt": of any Person at any date and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, (ii) deferred rent and deferred employee compensation incurred in the ordinary course of business and
      (iii) Indebtedness permitted pursuant to subsection 9.2(j)), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (e) all liabilities of the types described in clauses (a) through (d) of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Guarantee Obligations of such Person in respect of liabilities of the types described in clauses (a) through (e) of this definition of another Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

            "Debt Coverage Ratio": as of the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Debt of the Company as of the last day of such fiscal quarter to (b) Proportionate EBITDA of the Company for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter.

            "Debt Level Status": the existence of Debt Level 1 Status, Debt Level 2 Status, Debt Level 3 Status, Debt Level 4 Status, Debt Level 5 Status or Debt Level 6 Status, as the case may be.

            "Debt Level 1 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is less than 2.00 to 1.00.

            "Debt Level 2 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to
      2.00 to 1.00 but less than 2.50 to 1.00.

            "Debt Level 3 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to
      2.50 to 1.00 but less than 3.00 to 1.00.

            "Debt Level 4 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to
      3.00 to 1.00 but less than 3.50 to 1.00.

            "Debt Level 5 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to
      3.50 to 1.00 but less than 4.00 to 1.00.

            "Debt Level 6 Status": exists on an Adjustment Date if the Debt Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to
      4.00 to 1.00.

            "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Designated Lenders": as defined in subsection 7.1(a).

            "Direct Foreign Subsidiary": any Foreign Subsidiary all or a portion of the Capital Stock of which is owned by the Company or one or more Domestic Subsidiaries of the Company.

            "Divestiture": as to any Person, the sale, transfer or other disposition by such Person (in a single transaction or a series of related transactions) of (a) the Capital Stock of any Subsidiary of such Person, if, following such sale, transfer or other disposition, such Subsidiary ceases to be a Subsidiary of such Person, (b) all or substantially all of the assets of such Person and (c) assets constituting one or more business units of such Person.

            "Dollar Equivalent": at any time as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Calculation Date for such Offshore Currency.

            "Dollars" and "$": the lawful currency of the United States of America.

            "Domestic Operating Subsidiary": any Operating Subsidiary which is a Domestic Subsidiary.

            "Domestic Subsidiary": any Operating Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

            "EBITDA": as to any Person for any period, the amount equal to Consolidated Net Income of such Person for such period excluding non-operating gains or losses, plus, in each case to the extent deducted in determining such Consolidated Net Income of such person for such period, the sum of the following: (a) Consolidated Interest Expense of such Person for such period, (b) Consolidated provision for income taxes of such Person for such period, (c) Consolidated depreciation and amortization expense of such Person for such period, (d) foreign exchange non-cash losses associated with hyperinflationary countries, (e) Consolidated non-cash compensation expenses attributable to stock, stock options, restricted stock, and Related Equity Securities, (f) Consolidated cash compensation expenses attributable to repurchases of such stock, stock options, restricted stock and Related Equity Securities, (g) Consolidated expenses or reserves directly associated with the Recapitalization, (h) any amounts in respect of the minority interest of any other Person in such Person for such period, (i) expenses or reserves associated with (1) the sale of the New York Real Property, including the relocation or consolidation of individuals and offices located in New York City (whether or not occupying the New York Real Property) in connection with, or in anticipation of, such sale, or (2) the relocation or consolidation of individuals and offices located in New York City, currently occupying more than 300,000 square feet (such sale and/or relocation being referred to as the "New York Real Estate Consolidation"), including in each case all expenses of renovating office space, (j) EBITDA (as defined herein) for such fiscal period of any other Person which is not wholly-owned by such Person, but which such Person reports on a consolidated basis in accordance with GAAP, and (k) equity losses from any other Person which is partially but not wholly-owned by such Person and which is not consolidated for such period, minus, in each case to the extent added in determining such Consolidated Net Income of such Person to such Period, (i) foreign exchange non-cash gains associated with hyperinflationary countries, (ii) any amounts in respect of the minority interest of any other Person in such Person for such period, (iii) EBITDA (as defined herein) for such fiscal period of any other Person which is not wholly-owned by such Person, but which such Person reports on a consolidated basis in accordance with GAAP, and (iv) equity gains from any other Person which is partially but not wholly-owned by such Person and which is not consolidated for such period. If such Person or any of its Consolidated Subsidiaries consummates an Acquisition or Divestiture during such period, EBITDA (and all amounts included in the calculation thereof, including, but not limited to, Net Income and Interest Expense) for such period shall be computed assuming that such Acquisition or Divestiture, as the case may be, had occurred (and any Indebtedness incurred or repaid in connection with such Acquisition or Divestiture had been incurred or repaid) on the first day of such period.

            "Eligible L/C Currency": each of the lawful currencies of Canada (Canadian Dollar), the Republic of France (French Franc), the Federal Republic of Germany (German Mark), the Republic of Italy (Italian Lira) and the United Kingdom of Great Britain and Northern Ireland (British Pounds Sterling).

            "Eligible Offshore Currency": each of the lawful currencies of the Republic of France (French Franc), the Federal Republic of Germany (German
      Mark) and the United Kingdom of

      Great Britain and Northern Ireland (British Pounds Sterling).

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "Equity Interests": the collective reference to the Capital Stock of Y&R Inc. (New York) and Y&R LP.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan or a Revolving Offshore Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction, rounded upwards to the nearest 1/100 of 1%) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum (rounded upwards to the nearest 1/32 of 1%) equal to the rate at which BofA is offered Dollar deposits at or about 8:00 A.M., San Francisco time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Loans": Revolving Loans or Term Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirements.

            "European Payment Agent": as defined in the Preamble to this Agreement.

            "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess Cash Flow": for any fiscal year of the Company, commencing with the fiscal year ending December 31, 1997, without duplication, the excess of (a) the sum of (i) EBITDA of the Company for such fiscal year,
      (ii) the amount of any refund received by the Company and its Subsidiaries during such fiscal year on income taxes paid by the Company and its Subsidiaries to the extent not included in EBITDA of the Company for such fiscal year, (iii) without duplication of amounts added pursuant to this clause (iii) or clause (iv) below, cash dividends, cash interest and other similar cash payments received by the Company and its Subsidiaries during such fiscal year in respect of investments to the extent not included in EBITDA of the Company for such fiscal year (including from all Persons which are partially owned by the Company, but are not Subsidiaries), (iv) the sum across all Persons which are Subsidiaries but are not wholly-owned by the Company, or by any Subsidiary of the Company, of such Persons' EBITDA for such fiscal year, multiplied by the effective primary ownership percentage held in such Person by the Company as of the end of such fiscal year, (v) extraordinary cash gains to the extent subtracted or otherwise not included in EBITDA of the Company for such fiscal year and only to the extent not otherwise requiring a prepayment under subsection 5.4(e) and
      (vi) pension expense deducted in calculating EBITDA of the Company for such fiscal year over (b) the sum of (i) the aggregate amount of capital expenditures made by the Company and its Subsidiaries during such fiscal year and not financed, (ii) the aggregate amount of all reductions of the Revolving Commitments (to the extent such reductions are required by the terms of this Agreement to be accompanied by prepayment of Revolving Loans) or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 5.4(f), (iii) the aggregate amount of payments of principal in respect of any Indebtedness (other than under this Agreement) permitted hereunder during such fiscal year, (iv) Consolidated Interest Expense of the Company paid or payable in cash during such fiscal year, (v) the aggregate amount of cash used during such fiscal year to pay fees described in subsection 5.1 and the fees and expenses incurred in connection with the Recapitalization and the financing thereof, (vi) Consolidated provision for current income taxes for such fiscal year, (vii) extraordinary cash payments or losses by the Company or any of its Subsidiaries to the extent not subtracted in the determination of EBITDA of the Company for such fiscal year, (viii) cash expenses of the Company or any of its Subsidiaries during such fiscal year associated with the New York Real Estate Consolidation, (ix) the aggregate amount of cash used by the Company or any of its Subsidiaries for Investments which are permitted under Section 9.9(c), (d), (f) and (g) made by the Company or any of its Subsidiaries during such fiscal year, and (x) the aggregate amount of cash used to make Restricted Payments by the Company and its Subsidiaries during such fiscal year which are permitted pursuant to subsection 9.8, (xi) cash pension contributions during such fiscal year and (xii) the amount of cash used to fund any payment in respect of the matter described on Schedule 6.13 during such fiscal year (amounts deducted pursuant to this clause (xii) shall not exceed $25,000,000 in the aggregate for all fiscal years).

            "Exchange Act": the Securities Exchange Act of 1934, as amended.

            "Existing Credit Facilities": that certain Credit Agreement, dated as of June 26, 1996, among Y&R Inc. (New York), Y&R LP, the other borrowers party thereto, NationsBank, N.A., as Administrative Agent, The Bank of New York, as Documentation Agent and Issuing Bank, and Credit Lyonnais, New York Branch and Wachovia Bank of Georgia, N.A., as Co-Agents.

            "Existing Issuing Bank": each Person that has issued one or more Continuing Letters of Credit.

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Payment Date": the first Banking Day of each April, July, October and January.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Fixed Charge Coverage Ratio": as of the last day of any fiscal quarter of the Company, the ratio of (a) Proportionate EBITDAR of the Company for the period of four fiscal quarters ending on the last day of such fiscal quarter to (b) the sum of (i) Consolidated Interest Expense of the Company, (ii) Consolidated Rental Expense of the Company and (iii) scheduled amortization of the Term Loans and other Consolidated Indebtedness of the Company, in each case for such period.

            "Foreign Currency Protection Agreements": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements entered into in the ordinary course of business (and not for speculative purposes) designed to protect such Person against fluctuations in currency values.

            "Foreign Subsidiary": any Operating Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

            "Fronted Loan Note": as defined in subsection 5.3(g).

            "Fronted Loan Participants": with respect to each Fronted Offshore Loan, the collective reference to all Revolving Lenders.

            "Fronting Lender": with respect to a particular Fronted Offshore Currency, each Lender (or an Affiliate thereof) which executes and delivers a Fronting Lender Addendum with respect to such Fronted Offshore Currency, provided that, unless the Administrative Agent otherwise agrees, there shall be no more than one Fronting Lender for any Fronted Offshore Currency.

            "Fronting Lender Addendum": a Fronting Lender Addendum, substantially in the form of Exhibit D.

            "Fronting Lender's Payment Office": in the case of payments in a Fronted Offshore Currency, such address as such Fronting Lender may from time to time specify for such purpose pursuant to the applicable Fronting Lender Addendum.

            "Fronted Offshore Currency": with respect to each Fronting Lender, the Offshore Currency or Currencies specified in the applicable Fronting Lender Addendum.

            "Fronted Offshore Currency Sublimit": with respect to each Fronting Lender and any Fronted Offshore Currency, the amount specified by such Fronting Lender for such Fronted

      Offshore Currency in the applicable Fronting Lender Addendum.

            "Fronted Offshore Currency Subfacility": the lending facility described in subsection 4.1.

            "Fronted Offshore Loans": as defined in subsection 4.1.

            "FX Trading Office": the BofA Foreign Exchange Trading Desk in Chicago, Illinois, or such other of BofA's offices as the Administrative Agent may designate as such from time to time.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 9.1 and for purposes of the definitions of "Debt Coverage Ratio", "Interest Coverage Ratio", "Interest Expense", "Fixed Charge Coverage Ratio", "Net Income" and "Net Worth" (and, as used in such definitions, any other defined terms used in such definitions), "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

            "Guarantees": the collective reference to the guarantee contained in
      Section 11 and in the Subsidiaries Guarantee.

            "Guarantor": any Person which delivers a Guarantee pursuant to this Agreement.

            "Hedging Agreement": any Foreign Currency Protection Agreement or Interest Rate Protection Agreement.

            "HFCP Investors": the collective reference to Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, H&F International Partners III, L.P., a California limited partnership and certain other investors party to the Contribution Agreement on the date hereof.

            "H&F Group": the collective reference to the HFCP Investors and their Affiliates.

            "Holdings Merger": the merger of Y&R Holdings with and into Y&R Inc. (New York), with Y&R Inc. (New York) as the surviving corporation.

            "Inactive Subsidiary": any Subsidiary of the Company which (and only for so long as such Subsidiary) (a) is not then engaged in any business,
      (b) does not have liabilities or obligations, and is not a party to any litigation or other proceeding involving amounts, in excess of $500,000 in the aggregate, (c) does not own assets with an aggregate book value in excess of $500,000, (d) does not own any Capital Stock of any Person (other than another Inactive Subsidiary) and (e) does not incur any liabilities or obligations other than in connection with its continued inactive existence or the liquidation or dissolution thereof.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) deferred rent and deferred employee compensation incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of determining Indebtedness of any Person, the "principal amount" of the obligations of such Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

            "Initial Consolidated Net Worth": the Consolidated Net Worth of the Company as of March 31, 1997.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Interest Coverage Ratio": as of the last day of any fiscal quarter of the Company, the ratio of (a) Proportionate EBITDA of the Company for the period of four fiscal quarters ending on the last day of such fiscal quarter to (b) Consolidated Interest Expense of the Company for such period.

            "Interest Expense": of any Person for any period the amount of interest expense, both expensed and capitalized, of such Person, determined in accordance with GAAP, for such period, including, but not limited to, the amortization of debt issuance costs, provided that (i) Interest Expense for the period of four consecutive fiscal quarters ending March 31, 1997, shall be equal to the product of (A) Interest Expense for the fiscal quarter ending March 31, 1997 times (B) 4, (ii) Interest Expense for the period of four consecutive fiscal quarters ending June 30, 1997, shall be equal to the product of (A) Interest Expense for the two consecutive fiscal quarters ending June 30, 1997 times (B) 2, and (iii) Interest Expense for the period of four consecutive fiscal quarters ending September 30, 1997, shall be equal to the product of (A) Interest Expense for the three consecutive fiscal quarters ending September 30, 1997 times
      (B) a fraction, the numerator of which is 4 and the denominator of which is 3.

            "Interest Payment Date": (a) as to any Base Rate Loan or Swing Line Loan, the last Banking Day of each March, June, September and December,
      (b) as to any Eurodollar Loan or Revolving Offshore Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or Revolving Offshore Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Fronted Offshore Loan, the date or dates specified in the applicable Fronting Lender Addendum.

            "Interest Period": (a) with respect to any Eurodollar Loan or Revolving Offshore Loan,

                  (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan or Revolving Offshore Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Revolving Offshore Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;

                  (2) any Interest Period that would otherwise extend beyond the
            Revolving

            Termination Date (in the case of Revolving Loans) or beyond the date final payment is scheduled to be due on the Term Loans (in the case of Term Loans) shall end on the Revolving Termination Date or such date of final payment, as the case may be; and

                  (3) any Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and

                  (b) with respect to any Fronted Offshore Loan, the interest periods (if any) specified in the applicable Fronting Lender Addendum.

            "Interest Rate Protection Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in the ordinary course of business (and not for speculative purposes) providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Investment": as defined in subsection 9.9.

            "Issuance Date": any Banking Day specified in a notice pursuant to subsection 3.4 as a date on which an Issuing Bank is requested to issue a Letter of Credit hereunder.

            "Issuing Bank": initially, (a) each Lender specified on Schedule 1.1(a) as an Issuing Bank and (b) each Existing Issuing Bank listed on
      Schedule 6.22, in each case in its capacity as issuer of a Letter of Credit. Additional Lenders may from time to time be designated as "Issuing Banks" by the Company (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Company to the Administrative Agent.

            "Judgment Currency": as defined in subsection 13.16(b).

            "L/C Sublimit": at any time, the lesser of (a) $50,000,000 and (b) the Revolving Commitments then in effect.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount (or the Dollar Equivalent thereof, in the case of Letters of Credit issued in Offshore Currencies) of all Letters of Credit and (b) the aggregate amount (or the Dollar Equivalent thereof, in the case of Letters of Credit issued in Offshore Currencies) of then unpaid Reimbursement Obligations.

            "L/C Participants": with respect to each Letter of Credit, the collective reference to all the Revolving Lenders.

            "Lender": as defined in the Preamble to this Agreement, provided that, for purposes of subsections 5.12, 5.13, 5.14 and 5.15, all Fronting Lenders and Issuing Banks shall be deemed to be "Lenders".

            "Letters of Credit": as defined in subsection 0.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender or Fronting Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, any Notes, any Applications, the Guarantees and the Security Documents.

            "Loan Parties": the Parent Borrowers, each Subsidiary Borrower and each other Subsidiary of the Parent Borrowers which is a party to a Loan Document.

            "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

            "Majority Revolving Lenders": at any time, Revolving Lenders the Revolving Commitment Percentages of which aggregate more than 50%.

            "Majority Term Lenders": at any time, Term Lenders the Term Commitment Percentages of which aggregate more than 50%.

            "Management Investor Notes": as defined in subsection 7.1(b).

            "Management Investors": as defined in the Stockholders' Agreement.

            "Material Adverse Effect": a material adverse effect on (a) at any time on or prior to the Closing Date, the Recapitalization, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Material Foreign Subsidiary": any Foreign Subsidiary of the Company
      (a) which has liabilities or obligations, or is a party to any litigation or other proceeding involving amounts, in excess of $2,500,000 in the aggregate, provided that no Foreign Subsidiary shall be a Material Foreign Subsidiary under this clause (a) unless a Borrower or any Domestic Operating Subsidiary or other Material Foreign Subsidiary is or may be liable for such liabilities, obligations, litigations or proceedings, or
      (b) which owns assets (net of current liabilities (other than those owed to the Company or any of its Subsidiaries) immediately prior to the occurrence of the relevant event described in Section 10(f) with respect to such Foreign Subsidiary) with an aggregate book value in excess of $2,500,000.

            "Material Lease": any lease, sublease, license or other occupancy agreement (a) which involves an obligation with respect to 50,000 or more square feet in area of real property and (b) to which any Borrower or any of its Subsidiaries is a party or pursuant to which such Borrower or any such Subsidiary uses or occupies real property.

            "Media and Production Vendors": as defined in the definition of Y&R Agent Subsidiary.

            "Mergers": collectively, the Holdings Merger, the Partnership Merger and the Company Merger.

            "Mortgages": the collective reference to any Parent Borrower Mortgages and any Subsidiary Mortgages.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Negotiated Rate": an interest rate agreed upon by the relevant Parent Borrower and the Swing Line Lender.

            "Negotiated Rate Loan": a Swing Line Loan that bears interest at the Negotiated Rate for an interest period (not to exceed 30 days) to be agreed upon by the relevant Parent Borrower and the Swing Line Lender.

            "Net Income": as to any Person for any period, the net income of such Person and its Consolidated Subsidiaries as determined in accordance with GAAP for such period.

            "Net Proceeds": (a) with respect to any sale, lease or other disposition of assets (other than inventory sold, leased or otherwise disposed of in the ordinary course of business) by any Loan Party or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition minus the sum of (i) the reasonable and documented fees, commissions and other out-of-pocket expenses (including, without limitation, fees and expenses of attorneys, accountants, appraisers, title examiners, service companies and environmental consultants) incurred by such Loan Party and its Subsidiaries and payable to Persons other than Affiliates of such Loan Party in connection with such sale or other disposition (including, in connection with the repayment or amendment of any Indebtedness which is secured in whole or in part by such assets) and
      (ii) federal, state, local and foreign taxes incurred by such Loan Party and its Subsidiaries in connection with such sale;

            (b) with respect to any issuance of any Indebtedness or Capital Stock by any Loan Party or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such issuance minus the reasonable and documented fees, commissions and other out-of-pocket expenses incurred by such Loan Party and its Subsidiaries in connection with such issuance; and

            (c) with respect to proceeds received by any Loan Party or any of their Subsidiaries in respect of a Casualty Event, the amount of such proceeds minus (i) the reasonable and documented out-of-pocket fees and expenses incurred by such Loan Party and its Subsidiaries in connection with the collection of such proceeds and (ii) any such proceeds received in respect of insurance which are required to be paid to any co-insured Persons or other loss payees with respect to such insurance.

            "Net Worth": of any Person, as of the date of determination thereof, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination; provided that the "Net Worth" of any Person shall not include the effects of any (a) non-cash compensation charges after the Closing Date or any charges or losses relating to the sale of the New York Real Property, (b) any foreign currency translation adjustments and (c) adjustments in respect of pension plan liabilities.

            "New York Real Estate Consolidation": as defined in the definition of EBITDA.

            "New York Real Property": the real property owned by Y&R Inc. (New
      York) located at 285 Madison Avenue, New York City, New York.

            "Non-Excluded Taxes": as defined in subsection 5.14.

            "Non-Executing Persons": as defined in subsection 7.1(a).

            "Notes": the collective reference to the Fronted Loan Notes, the Revolving Notes, the Swing Line Note and the Term Notes.

            "Obligations": the unpaid principal of and interest on the Fronted Offshore Loans and all other obligations and liabilities of the Subsidiary Borrowers to the Administrative Agent, the Lenders and the Fronting Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Fronted Offshore Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the relevant Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Subsidiary Borrowers pursuant to the terms of this Agreement or any other Loan Document).

            "Offers": as defined in subsection 7.1(c).

            "Offshore Base Rate": with respect to each day during each Interest Period pertaining to a Revolving Offshore Loan, the rate of interest per annum (rounded upwards to the nearest 1/32 of 1%) determined by the Administrative Agent as the rate at which deposits in the applicable Eligible Offshore Currency in the approximate amount of BofA's Revolving Offshore Loan for such Interest Period would be offered by BofA London (or such other office as may be designated for such purpose by BofA), to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Banking Days prior to the commencement of such Interest Period.

            "Offshore Currency": a currency other than Dollars that is freely tradeable or exchangeable into Dollars.

            "Offshore Currency Equivalent": at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Offshore Currency or Currencies as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Offshore Currency or Currencies with Dollars on the date of determination thereof.

            "Offshore Currency Loans": Loans denominated in an Offshore
      Currency.

            "Offshore Currency Sublimit": at any time, (a) as to all Offshore Currency Loans, the lesser of (i) $175,000,000 and (ii) the Revolving Commitments then in effect and (b) as to Offshore Currency Loans denominated in the same Offshore Currency, the lesser of (i) if such Offshore Currency is (A) an Eligible Offshore Currency or (B) Canadian Dollars or Italian Lira, $75,000,000, or, if such Offshore Currency is any other Offshore Currency, $25,000,000 and (ii) the Revolving Commitments then in effect.

            "Offshore Rate": with respect to each day during each Interest Period pertaining to a Revolving Offshore Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Offshore Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      The Offshore Rate shall be adjusted automatically as to all Revolving Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirements.

            "Operating Subsidiary": any Subsidiary other than an Inactive Subsidiary.

            "Outstanding Notes": (i) $32.0 million in original principal amount of 8.75% Guaranteed Notes due January 16, 1999 issued pursuant to that certain Amended and Restated Guaranteed Senior Note Agreement dated as of July 15, 1994 and (ii) $100.0 million in original principal amount of 7.01% Guaranteed Notes due February 15, 2006 issued pursuant to that certain Guaranteed Senior Note Agreement dated as of February 15, 1996.

            "Outstanding Swing Line Loans": as defined in subsection 3.12(b).

            "Parent Borrower": as defined in the Preamble to this Agreement.

            "Parent Borrower Mortgage": a Mortgage, substantially in the form of Exhibit E or such other form as shall be reasonably acceptable to the Administrative Agent and the Company, with respect to the New York Real Property and any other parcel of real property owned by a Parent Borrower upon which a Mortgage is granted in accordance with subsection 8.10, as the same may be amended, supplemented or otherwise modified from time to time.

            "Parent Borrower Pledge Agreement": the Pledge Agreement to be executed and delivered by the Parent Borrowers, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

            "Parent Borrower Security Agreement": the Security Agreement to be executed and delivered by the Parent Borrowers, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

            "Parent Borrower Security Documents": the collective reference to any Parent Borrower Mortgages, the Parent Borrower Pledge Agreement and the Parent Borrower Security Agreement.

            "Participant": as defined in subsection 13.6(b).

            "Partnership Merger": the merger of a Subsidiary of Y&R Holdings with and into Y&R LP, with Y&R LP as the surviving entity.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Investments": the collective reference to Investments permitted pursuant to subsection 9.9(c).

            "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Pledge Agreements": the collective reference to the Parent Borrower Pledge Agreement and the Subsidiaries Pledge Agreement.

            "Properties": as defined in subsection 6.17.

            "Proportionate EBITDA": of the Company for any period, the sum of
      (a) EBITDA of the Company, for such period, plus (b) the sum across all Persons which are partially but not wholly-owned by the Company (or by any other Person which is partially but not wholly owned by the Company) of such Person's EBITDA, for such period, multiplied by the effective primary ownership percentage held in such Person by the Company at the "as of" date for computing Proportionate EBITDA. EBITDA associated with any Person (or interests therein) or businesses acquired after the Closing Date will be included for the purposes of calculating Proportionate EBITDA, and EBITDA associated with any Person (or interests therein) or business sold after the Closing Date will be deducted from Proportionate EBITDA, in each case as if such transaction occurred at the beginning of the relevant period.

            "Proportionate EBITDAR": of the Company for any period, the amount equal to Proportionate EBITDA of the Company for such period plus Consolidated Rental Expense of the Company (calculated without giving effect to clause (b) of the definition thereof) for such period.

            "Recapitalization": the resulting ownership of the Parent Borrowers after the consummation of the transactions contemplated by subsections 7.1(b), 7.1(c) and 7.1(e).

            "Recapitalization Documentation": as defined in subsection 7.1(d).

            "Reference Rate": the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Refinancing": as defined in subsection 7.1(w).

            "Register": as defined in subsection 13.6(d).

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrowers to reimburse the relevant Issuing Bank pursuant to subsection 0 for amounts drawn under Letters of Credit issued by such Issuing Bank.

            "Related Equity Securities": as to any Person, all options, warrants or other rights to acquire, or obligations to issue, shares of Capital Stock of, equity interests in, or partnership interests in, such Person, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in such Person, or securities convertible into or exchangeable for Capital Stock of, equity interests in, partnership interests in, or similar securities or contractual obligations of, such Person.

            "Remaining Equity Interests": all Equity Interests (together with interest payable with respect thereto) which are not purchased on the Closing Date pursuant to the Offers and which are not contributed to the Company by the Management Investors on or prior to the Closing Date.

            "Rental Expense": of any Person for any period, the sum of (a) the aggregate amount of fixed and contingent rental expense of such Person for such period determined in accordance with GAAP with respect to leases of real and personal property, net of rental income from any sublease arrangements and (b) any cash payments resulting in a reduction in the lease loss reserve in respect of the New York Real Property.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reset Date": as defined in subsection 5.5.

            "Responsible Officer": as to any Person, the chief executive officer, the president, any member of the management committee of such Person or any other officer of such Person designated as such in writing by the Company or, with respect to financial matters, the chief financial officer, the chief accounting officer or the treasurer of such Person.

            "Revolving Commitment": of any Lender at any date, the obligation of such Lender at such date to (a) make Revolving Loans, (b) issue or participate in Letters of Credit, (c) participate in Fronted Offshore Loans and (d) participate in Swing Line Loans, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a); collectively, as to all such Lenders, the "Revolving Commitments".

            "Revolving Commitment Percentage": with respect to each Revolving Lender, (a) at any time prior to the termination of the Revolving Commitments, the percentage which such Revolving Lender's Revolving Commitment then constitutes of the Aggregate Revolving Commitment at such time and (b) at any time after the termination of the Revolving Commitments, the percentage which (i) the sum of (A) the principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of such Lender's Loans (other than Swing Line Loans and Fronted Offshore Loans) then outstanding plus (B) the product of such Revolving Lender's Revolving Commitment Percentage immediately prior to the termination of the Revolving Commitments (after giving effect to any permitted assignment pursuant to subsection 13.6) times the sum of the L/C Obligations and the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Fronted Offshore Loans) of Swing Line Loans and Fronted Offshore Loans of all the Lenders then outstanding then constitutes of (ii) the sum of
      (x) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of Revolving Loans, Swing Line Loans and Fronted Offshore Loans then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

            "Revolving Commitment Period": the period from (and including) the Closing Date to (but not including) the Revolving Termination Date or such earlier date upon which the Revolving Commitments are terminated as provided herein.

            "Revolving Lender": any Lender with an unused Revolving Commitment and/or any Revolving Loans outstanding hereunder; collectively, the "Revolving Lenders".

            "Revolving Loan": as defined in subsection 3.1(a).

            "Revolving Note": as defined in subsection 5.3(g).

            "Revolving Offshore Loan": Revolving Loans denominated in an Eligible Offshore Currency the rate of interest applicable to which is based upon the Offshore Rate with respect to such Eligible Offshore Currency.

            "Revolving Termination Date": March 31, 2003.

            "Second Drawdown Date": a Business Day during the Term Commitment Period specified in a notice of borrowing delivered pursuant to subsection 2.2.

            "Security Agreements": the collective reference to the Parent Borrower Security Agreement and the Subsidiaries Security Agreement.

            "Security Documents": the collective reference to this Agreement, the Mortgages, the Security Agreements, the Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Special Compensation Arrangements": as defined in subsection
      7.1(c).

            "Spot Rate": (a) as to any Eligible Offshore Currency, the rate quoted by BofA as the spot rate for the purchase by BofA of Dollars with such Eligible Offshore Currency or the purchase by BofA of such Eligible Offshore Currency with Dollars, as the case may be, through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on such date as of which the foreign exchange computation is made for delivery two Banking Days later and (b) as to any Fronted Offshore Currency, the rate quoted by the relevant Fronting Lender as the spot rate for the purchase by such Fronting Lender of Dollars with such Fronted Offshore Currency or the purchase by such Fronting Lender of such Fronted Offshore Currency with Dollars, as the case may be, at the time specified in such Fronting Lender's Fronting Lender Addendum and on such date as of which the foreign exchange computation is made for delivery two Banking Days later.

            "Stockholders' Agreement": the Stockholders' Agreement, dated as of December 12, 1996, by and among the HFCP Investors, the Management Investors, the Management Voting Trust (as defined therein), the Director Investors (as defined therein), Y&R Holdings, Y&R Inc. (New York), and Y&R Inc. (Delaware), as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.1(d).

            "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Domestic Subsidiary (other than Summit and any Y&R Agent Subsidiary) and certain Foreign Subsidiaries, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Pledge Agreement": the Pledge Agreement to be executed and delivered by the Domestic Subsidiaries and Foreign Subsidiaries parties thereto, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Security Agreement": the Security Agreement to be executed and delivered by each Domestic Subsidiary (other than Summit and any Y&R Agent Subsidiary), substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiaries Security Documents": the collective reference to any Subsidiary Mortgages, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement.

            "Subsidiary": as to any Person, a corporation, partnership or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person or (b) the accounts of which would be consolidated with those of such Person in such Person's Consolidated financial statements if such financial statements were prepared in accordance with GAAP at such time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Subsidiary Borrower": at any time, any Foreign Subsidiary of the Company designated as a Subsidiary Borrower by the Company pursuant to subsection 5.17 that has not ceased to be a Subsidiary Borrower pursuant to such subsection or Section 10.

            "Subsidiary Mortgage": a Mortgage, in such form as shall be reasonably acceptable to the Administrative Agent and the relevant Domestic Subsidiary, with respect to each parcel of real property owned by a Domestic Subsidiary upon which a Mortgage is granted in accordance with subsection 8.10, as the same may be amended, supplemented or otherwise modified from time to time.

            "Summit": Summit Insurance Company, a Subsidiary of the Parent Borrowers.

            "Swing Line Commitment": at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 3.11.

            "Swing Line Lender": BofA, in its capacity as provider of the Swing Line Loans.

            "Swing Line Loans": as defined in subsection 3.11.

            "Swing Line Loan Participation Certificate": a certificate, substantially the form of Exhibit L.

            "Swing Line Note": as defined in subsection 5.3(g).

            "Term Loan": as defined in subsection 2.1.

            "Term Commitment": of any Lender at any time, the obligation of such Lender at such time to make Term Loans to the Parent Borrowers in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a); collectively, as to all such Lenders, the "Term Commitments".

            "Term Commitment Percentage": at any time with respect to each Term Lender, the percentage which (a) the sum of (i) such Term Lender's then unused Term Commitment and (ii) the principal amount of such Term Lender's then outstanding Term Loans, then constitutes of (b) the sum of (i) the aggregate then unused Term Commitments of all the Term Lenders and (ii) the aggregate principal amount of the then outstanding Term Loans of all the Term Lenders.

            "Term Commitment Period": the period from (and including) the Closing Date to (and including) the first to occur of the Second Drawdown Date and March 30, 1997 or such earlier date upon which the Term Commitments are terminated as provided herein.

            "Term Lender": any Lender with an unused Term Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "Term Lenders".

            "Term Note": as defined in subsection 5.3(g).

            "Title Insurance Company": as defined in subsection 7.1(r).

            "Tranche": the collective reference to Eurodollar Loans or Revolving Offshore Loans of the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches" or "Offshore Tranches", as the case may be.

            "Transferee": as defined in subsection 13.6(f).

            "Type": as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan, Revolving Offshore Loan or Fronted Offshore Loan.

            "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the applicable Uniform Commercial Code is an effective method of perfection of a security interest in such Collateral.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or replaced from time to time.

            "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Commitments, the percentage which (i) the sum of (x) such Lender's Revolving

      Commitment plus (y) such Lender's unused Term Commitment plus (z) the outstanding principal amount of such Lender's Term Loans then constitutes of (ii) the sum of (x) the Revolving Commitment plus (y) the Available Term Commitment plus (z) the aggregate principal amount of Term Loans of all the Term Lenders then outstanding, and (b) at any time after the termination of the Revolving Commitments, the percentage which (i) the sum of (x) the principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of such Lender's Loans (other then Swing Line Loans and Fronted Offshore Loans) then outstanding plus (y) the product of such Lender's Revolving Commitment Percentage times the sum of the L/C Obligations and the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Fronted Offshore Loans) of Swing Line Loans and Fronted Offshore Loans then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

            "Y&R Agent Subsidiary": any Domestic Subsidiary of any Borrower which is designated as such in writing by the Parent Borrowers to the Administrative Agent and which satisfies the following conditions: (a) except as permitted pursuant to clause (d) below, (i) the assets of such Subsidiary shall consist solely of amounts owed by Persons (other than the Borrowers and Subsidiaries of the Borrowers) ("Clients") to such Y&R Agent Subsidiary in respect of media and production orders placed by any Borrower or any Subsidiary of any Borrower on behalf of or at the request of such Clients which amounts are expected to be paid by such Subsidiary to the Person or Persons which performed or exhibited the advertising pursuant to such media and production orders ("Media and Production Vendors"), and (ii) the liabilities of such Subsidiary shall consist solely of the obligation to pay amounts owed in respect of media and production orders placed by any Borrower or any Subsidiary of any Borrower on behalf of or at the request of such Clients to the Media and Production Vendors which performed such media and production orders; (b) such Subsidiary shall not invoice any Client for or collect from any Client any amounts other than amounts which such Subsidiary expects to pay to Media and Production Vendors in respect of media and production orders placed by any Borrower or any Subsidiary of any Borrower on behalf of or at the request of such Clients and such Subsidiary shall not be entitled to, and shall not, invoice or collect any amount owed by Clients in respect of service charges, commissions and other amounts which are not expected to paid to Media and Production Vendors (including, but not limited to, amounts which would be reflected on a Consolidated statement of income of the Company); (c) such Subsidiary shall use amounts collected by it from Clients to satisfy the obligations owed to Media and Production Vendors which were expected to be satisfied with such amounts at the time such amounts were collected; and (d) such Subsidiary shall not (i) engage in any business, other than as expressly contemplated under this definition,
      (ii) own any assets, other than as expressly contemplated under this definition, (iii) incur, assume or suffer to exist any Indebtedness or other liabilities or obligations (including, but not limited to, Guarantee Obligations), other than as expressly contemplated under this definition and as permitted pursuant to subsection 9.2(b), (iv) incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or (v) make any Investments, other than as permitted pursuant to subsection 9.9(b), 9.9(f) and 9.9(g).

            "Y&R Holdings": as defined in the Preamble to this Agreement.

            "Y&R Inc. (Delaware)": as defined in the Preamble to this Agreement.

            "Y&R Inc. (New York)": as defined in the Preamble to this Agreement.

            "Y&R LP": as defined in the Preamble to this Agreement.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Parent Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) Each determination of an amount hereunder that requires the conversion of a currency into another currency shall be based on the Spot Rate for such currency in effect as of the most recent applicable Calculation Date preceding the date of such determination.

            (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

            2.1 Term Loans. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (each, a "Term Loan") to the Parent Borrowers (i) on the Closing Date in an amount up to such Term Lender's Term Commitment Percentage of $265,000,000 or such lesser amount as shall be requested by the Parent Borrowers pursuant to subsection 2.2 and (ii) on the Second Drawdown Date in an amount equal to such Term Lender's Term Commitment Percentage of the then Available Term Commitment. Subject to subsection 5.7, the Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or
(c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 5.6.

            2.2 Procedure for Term Loan Borrowing. The Parent Borrowers may borrow under the Term Commitments during the Term Commitment Period on the Closing Date and on the Second Drawdown Date, provided that the Parent Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 8:30 A.M., San Francisco time, (a) three Banking Days prior to the requested Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans or (b) one Banking Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Term Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof, provided, further, that Y&R (Delaware) may not borrow under the Term Commitments prior to the consummation of the Company Merger. Upon receipt of any such notice from the Parent Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Each Term Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Parent Borrowers at the Administrative Agent's Payment Office prior to 10:00 A.M., San Francisco time, on the Closing Date or the Second Drawdown Date, as the case may be, in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the account of the Parent Borrower specified in the relevant notice of borrowing on the books of such office of the Administrative Agent on the related Borrowing Date, with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

            SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

            3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Lender's Revolving Commitment Percentage of the sum of the then outstanding L/C Obligations, the aggregate principal amount of then outstanding Swing Line Loans and the Dollar Equivalent of the then outstanding principal amount of Fronted Offshore Loans (after giving effect to the use of proceeds of such Revolving Loans), does not exceed the amount of such Revolving Lender's Revolving Commitment and provided that, after giving effect to such Revolving Loan and the use of proceeds thereof, (i) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit for all Offshore Currency Loans, (ii) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans in any Offshore Currency does not exceed the Offshore Currency Sublimit for Offshore Currency Loans in such Offshore Currency and
(iii) the aggregate outstanding principal amount of all Revolving Loans made in Dollars to any Subsidiary Borrower shall not, together with the Dollar Equivalent of all outstanding Revolving Offshore Loans made to such Subsidiary Borrower, exceed $75,000,000. During the Revolving Commitment Period, each Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) Subject to subsection 5.7, the Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, (iii) (subject to the limitations set forth herein) Revolving Offshore Loans or (iv) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 3.2 and 5.6, provided that no Revolving Loan shall be made as a Eurodollar Loan or a Revolving Offshore Loan after the day that is one month prior to the Revolving Termination Date.

            3.2 Procedure for Revolving Borrowing. Each Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Banking Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 8:30 A.M., San Francisco time, (a) three Banking Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans, (b) four Banking Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Revolving Offshore Loans or (c) one Banking Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, Revolving Offshore Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or Revolving Offshore Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and, in the case of Revolving Offshore Loans, the type and amount of the Eligible Offshore Currency or Currencies in which such Loans are to be denominated. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Commitment is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans or Revolving Offshore Loans, $5,000,000 (or the Offshore Currency Equivalent thereof, in the case of Revolving Offshore Loans) or a whole multiple of $1,000,000 (or 1,000,000 units of the relevant Eligible Offshore Currency, in the case of Revolving Offshore Loans) in excess thereof, provided, further, that Y&R (Delaware) may not borrow under the Revolving Commitments prior to the consummation of the Company Merger. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender and, if such notice relates to a borrowing of Revolving Offshore Loans, the European Payment Agent thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent or, in the case of Revolving Offshore Loans, the European Payment Agent, for the account of the relevant Borrower at the Administrative Agent's Payment Office prior to 11:00 A.M., local time of such office, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent in Dollars or in the Eligible Offshore Currency, as the case may be, of such borrowing. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent or the European Payment Agent, as the case may be, crediting the account of the relevant Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            3.3 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Revolving Lenders set forth in subsection 3.6 agrees to issue letters of credit ("Letters of Credit") for the account of the Parent Borrowers (and, if such Letter of Credit is issued for the benefit of any Subsidiary, for the account of the Parent Borrowers and such Subsidiary, jointly and severally) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that (i) no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations at such time would exceed the L/C Sublimit or
(B) the Aggregate Outstanding R/C Extensions of Credit at such time would exceed the Aggregate Revolving Commitment at such time and (ii) no Issuing Bank shall issue any Letter of Credit unless it shall have received notice from the Administrative Agent that the issuance of such Letter of Credit will not violate clause (i) above. Each Continuing Letter of Credit shall be deemed to be issued under this Agreement on the Closing Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Closing Date) and shall be a Letter of Credit for all purposes hereof (other than subsection 3.4) and the other Loan Documents.

            (b) Each Letter of Credit shall:

            (i) be denominated in Dollars, an Eligible L/C Currency or such other Offshore Currency as the Company, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Company or any of its Subsidiaries in the ordinary course of business, and

            (ii) expire no later than the earlier of (A) 30 calendar days prior to the Revolving Termination Date and (B) one year after the date of issuance thereof, provided that, subject to the immediately preceding clause (A), any standby Letter of Credit may, at the request of the Company as set forth in the applicable Application, be automatically extended on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Company and the beneficiary of such Letter of Credit that such Letter of Credit will not be extended.

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.4 Procedure for Issuance of Letters of Credit. The Company may from time to time request that an Issuing Bank issue a Letter of Credit by (a) delivering to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to such Issuing Bank (including by electronic transmission) an application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request and (b) concurrently delivering a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any such application, each Issuing Bank agrees to process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Company with respect thereto. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Company and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall furnish a copy of each such Letter of Credit to each Revolving Lender promptly following receipt thereof. The Administrative Agent shall deliver to each L/C Participant on the last Banking Day of each calendar month and on each Fee Payment Date a report setting forth for such period the aggregate daily stated amount available to be drawn under the Letters of Credit issued by all Issuing Banks that were outstanding during such period.

            3.5 Letter of Credit Fees, Commissions and Other Charges. (a) The Parent Borrowers (or, if a Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate of 1/8% per annum on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Termination Date (or on such earlier date as the Revolving Commitments shall terminate as provided herein) and shall be nonrefundable.

            (b) The Parent Borrowers (or, if a Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans from time to time in effect on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Commitment Percentages. Such commission shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Termination Date (or on such earlier date as the Revolving Commitments shall terminate as provided herein) and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the Parent Borrowers (or, if a Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

            3.6 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or any Borrower may have against any Issuing Bank, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.6 in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is not paid to such Issuing Bank when due but is paid within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average cost to such Issuing Bank of funding such amount as reasonably determined by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360, together with a customary administrative fee with respect thereto. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.6 is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the greater of (A) the rate payable pursuant to the immediately preceding sentence plus the Applicable Margin for Revolving Offshore Loans and
(B) the rate per annum applicable to Base Rate Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.6, such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will promptly distribute to such L/C Participant its pro rata share thereof.

            (d) If any payment received by any Issuing Bank pursuant to subsection 3.6 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

            3.7 Letter of Credit Reimbursement Obligations. (a) The Parent Borrowers (or, if a Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) agree to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and
(ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued and in immediately available funds in such currency.

            (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Company of the date and amount thereof. If an Issuing Bank notifies the Company prior to 8:30 A.M., San Francisco time, on any Business Day, of any drawing under any Letter of Credit issued by it in Dollars, the Parent Borrowers (or, if such Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) shall reimburse such Issuing Bank pursuant to subsection 3.7(a) with respect to such drawing on such Business Day. If an Issuing Bank notifies the Company after 8:30 A.M., San Francisco time, on any Business Day of any drawing under any Letter of Credit issued by it in Dollars or, if an Issuing Bank notifies the Company on any Business Day of any drawing under any Letter of Credit issued by it in an Offshore Currency, the Parent Borrowers (or, if such Letter of Credit is issued for the benefit of any Subsidiary, the Parent Borrowers and such Subsidiary, jointly and severally) shall reimburse such Issuing Bank pursuant to subsection 3.7(a) with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Base Rate Loans hereunder or, in the case of any such amount due in respect of a Letter of Credit issued in an Offshore Currency, the rate which is equal to the sum of (i) the rate of interest determined by the relevant Issuing Bank (which determination shall be conclusive absent manifest error) to be the cost to such Issuing Bank of obtaining such funds for such period, plus, (ii) the Applicable Margin for Revolving Offshore Loans in effect at such time. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding Base Rate Loans which were then overdue or, in the case of any amount due in respect of a Letter of Credit issued in an Offshore Currency, the rate which is equal to the higher of (i) the rate which would be payable on any outstanding Base Rate Loans which were then overdue and
(ii) the sum of (A) the rate of interest determined by the relevant Issuing Bank in respect of such Offshore Currency (which determination shall be conclusive absent manifest error) to be the cost to such Issuing Bank of funding such amount for such period, plus (B) the Applicable Margin for Revolving Offshore Loans in effect at such time, plus (C) 2%.

            3.8 Obligations Absolute. (a) The obligations of the Borrowers and the Subsidiaries under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers or any Subsidiary may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

            (b) The Borrowers also agree with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Parent Borrower, any Subsidiary and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Parent Borrower or any Subsidiary against any beneficiary of such Letter of Credit or any such transferee.

            (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

            (d) The Borrowers agree that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code, shall be binding on the Borrowers and shall not result in any liability of such Issuing Bank to the Borrowers.

            3.9 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in substantial conformity with such Letter of Credit.

            3.10 Letter of Credit Applications. To the extent that any provision of any application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 or such other terms shall apply.

            3.11 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans in Dollars ("Swing Line Loans") to the Parent Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $20,000,000, provided that, (a) after giving effect to any such Swing Line Loans, the Aggregate Outstanding R/C Extensions of Credit at such time would not exceed the Aggregate Revolving Commitment at such time and (b) the Swing Line Lender shall not make any Swing Line Loan unless it shall have received notice from the Administrative Agent that the making of such Swing Line Loan will not violate clause (a) above. During the Revolving Commitment Period, the Parent Borrowers may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be a Base Rate Loan or a Negotiated Rate Loan and shall not be entitled to be converted into Loans that bear interest at any other rate.

            3.12 Procedure for Swing Line Borrowing. (a) Each Parent Borrower may borrow under the Swing Line Commitment during the Revolving Commitment Period on any Business Day, provided that such Parent Borrower shall give the Swing Line Lender and the Administrative Agent irrevocable notice (which notice must be received by the Swing Line Lender prior to 10:00 A.M., San Francisco time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $500,000 or a whole multiple of $50,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the relevant Parent Borrower at the office of the Swing Line Lender by 12:00 Noon (San Francisco time) on the Borrowing Date by crediting the account of such Parent Borrower at such office with such proceeds. The Parent Borrowers may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 A.M. (San Francisco time) on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $50,000 in excess thereof.

            (b) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Parent Borrowers (which hereby irrevocably direct the Swing Line Lender to act on their behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Revolving Lender's Revolving Commitment Percentage of the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given (the "Outstanding Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 10 shall have occurred with respect to a Parent Borrower (in which event the procedures of paragraph (d) of this subsection 3.11 shall apply) each Revolving Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 11:00 A.M. (San Francisco time) in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. Each Parent Borrower authorizes the Swing Line Lender to charge such Parent Borrower's accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

            (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 7.3 have not been satisfied.

            (d) If prior to the making of a Revolving Loan pursuant to paragraph
(b) of subsection 3.12 one of the events described in paragraph (f) of Section 10 shall have occurred and be continuing with respect to a Parent Borrower, each Revolving Lender will, on the date such Revolving Loan was to have been made pursuant to the notice in subsection 3.12, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (e) Whenever, at any time after any Revolving Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

            (f) Each Revolving Lender's obligation to make the Revolving Loans referred to in subsection 3.12(b) and to purchase participating interests pursuant to subsection 3.12(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or the Parent Borrowers may have against the Swing Line Lender, the Parent Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of a Parent Borrower, (iv) any breach of this Agreement or any other Loan Document by a Parent Borrower, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            SECTION 4. AMOUNT AND TERMS OF FRONTED OFFSHORE LOANS

            4.1 Fronted Offshore Currency Subfacility. (a) Subject to the terms and conditions hereof, each Fronting Lender agrees to make loans ("Fronted Offshore Loans") to the Subsidiary Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which shall not exceed with respect to each Fronted Offshore Currency, the related Fronted Offshore Currency Sublimit of such Fronting Lender with respect to such Fronted Offshore Currency, provided that, (i) after giving effect to any such Fronted Offshore Loan, the Aggregate Outstanding R/C Extensions of Credit at such time would not exceed the Aggregate Revolving Commitment at such time, (ii) after giving effect to such Fronted Offshore Loan and the use of proceeds thereof, (A) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit for all Offshore Currency Loans and (B) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans in any Offshore Currency does not exceed the Offshore Currency Sublimit for Offshore Currency Loans in such Offshore Currency and (iii) no Fronting Lender shall make any Fronted Offshore Loan unless it shall have received notice from the Administrative Agent that the making of such Fronted Offshore Loan will not violate clause (i) or (ii) above. During the Revolving Commitment Period, the Subsidiary Borrowers may use the Fronted Offshore Currency Subfacility by borrowing, prepaying Fronted Offshore Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            4.2 Procedure for Fronted Offshore Loan Borrowings. A Subsidiary Borrower may borrow under the Fronted Offshore Currency Subfacility during the Revolving Commitment Period on any Banking Day, provided that the Company or its authorized designee shall give the relevant Fronting Lender and the Administrative Agent irrevocable notice (which notice must be received by the Fronting Lender and the Administrative Agent prior to the applicable time specified therefor in such Fronting Lender's Fronting Lender Addendum) specifying (i) the amount to be borrowed and the Fronted Offshore Currency with respect thereto, (ii) the requested Borrowing Date and (iii) the initial Interest Periods (if any) with respect thereto. provided, further, that, notwithstanding anything to the contrary in any Fronting Lender Addendum, no Fronting Lender shall be required to make a Fronted Offshore Loan until it shall have received the notice described in clause (iii) of the proviso to the first sentence of subsection 4.1, upon receipt of which such Fronting Lender shall make the relevant Fronted Offshore Loan in accordance with the terms of the applicable Fronting Lender Addendum or as soon thereafter as practicable. Each borrowing under the Fronted Offshore Currency Subfacility from a Fronting Lender shall be in such minimum amounts as shall be specified in the applicable Fronting Lender's Fronting

Lender Addendum. The proceeds of each Fronted Offshore Loan will be made available by the Fronting Lender in respect thereof to the relevant Subsidiary Borrower at such Fronting Lender's Payment Office at such time on the Borrowing Date and in such funds as are specified in such Fronting Lender's Fronting Lender Addendum.

            4.3 Fronted Offshore Loans Fees, Commissions and Other Charges. (a) Each Subsidiary Borrower shall pay to the relevant Fronting Lender with respect to each Fronted Offshore Loan made to it by such Fronting Lender, for the account of such Fronting Lender, a fronting fee with respect to the period from and including the date of such Fronted Offshore Loan to but excluding the date of repayment thereof computed at a rate of 3/8% per annum on the average daily principal amount of such Fronted Offshore Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the making of such Fronted Offshore Loan and on the Revolving Termination Date (or on such earlier date as the Revolving Commitments shall terminate as provided herein) and shall be nonrefundable.

            (b) Each Subsidiary Borrower shall pay to the Fronting Lender, for the account of the Fronted Loan Participants, a participation fee with respect to each Fronted Offshore Loan with respect to the period from and including the date of such Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Revolving Offshore Loans from time to time in effect on the average daily principal amount of such Fronted Offshore Loan outstanding during the period for which such fee is calculated. Such fee shall be shared ratably among the Fronted Loan Participants in accordance with their respective Revolving Commitment Percentages. Such commission shall be payable in arrears on each Fee Payment Date to occur after the making of such Fronted Offshore Loan and on the Revolving Termination Date (or on such earlier date as the Revolving Commitments shall terminate as provided herein) and shall be nonrefundable. Upon receipt of any payment pursuant to this paragraph, each Fronting Lender shall promptly convert such payment to Dollars at the Spot Rate determined by the Fronting Lender to be in effect on the date of such conversion and shall promptly forward such amount in Dollars to the Administrative Agent at the Administrative Agent's Payment Office.

            (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Fronting Lender and the Fronted Loan Participants all fees received by the Administrative Agent for their respective accounts pursuant to this subsection.

            4.4 Participations. (a) Each Fronting Lender irrevocably agrees to grant and hereby grants to each Fronted Loan Participant (other than such Fronting Lender), and, to induce such Fronting Lender to make Fronted Offshore Loans hereunder, each such Fronted Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Fronted Loan Participant's own account and risk an undivided interest equal to such Fronted Loan Participant's Revolving Commitment Percentage in such Fronting Lender's obligations and rights in respect of each Fronted Offshore Loan made by such Fronting Lender hereunder. Each such Fronted Loan Participant unconditionally and irrevocably agrees with each Fronting Lender that, if any amount in respect of the principal, interest or fees owing to such Fronting Lender in respect of a Fronted Offshore Loan is not paid when due in accordance with the terms of this Agreement, such Fronted Loan Participant shall pay to the Administrative Agent for the account of such Fronting Lender upon demand an amount in the relevant Offshore Currency equal to such Fronted Loan Participant's Revolving Commitment Percentage of such unpaid amount. Each Fronted Loan Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Fronted Loan Participant or any Subsidiary Borrower may have against the Fronting Lender, any Subsidiary Borrower or any other

Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount required to be paid by any Fronted Loan Participant to any Fronting Lender pursuant to subsection 4.4(a) is not paid to such Fronting Lender when due but is paid within three Banking Days after the date such payment is due, such Fronted Loan Participant shall pay to such Fronting Lender on demand an amount equal to the product of (i) such amount, times (ii) the Cost of Funds in respect of the related Offshore Currency determined by such Fronting Lender during the period from and including the date such payment is required to the date on which such payment is immediately available to such Fronting Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Fronted Loan Participant pursuant to subsection 4.4(a) is not in fact made available to any Fronting Lender by such Fronted Loan Participant within three Banking Days after the date such payment is due, such Fronting Lender shall be entitled to recover from such Fronted Loan Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Margin in respect of Revolving Offshore Loans. A certificate of any Fronting Lender submitted to any Fronted Loan Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after any Fronting Lender has received from any Fronted Loan Participant the full amount owing by such Fronted Loan Participant pursuant to and in accordance with subsection 4.4(a) in respect of any Fronted Offshore Loan, such Fronting Lender receives any payment related to such Fronted Offshore Loan (whether directly from the relevant Subsidiary Borrower or otherwise, including proceeds of collateral applied thereto by such Fronting Lender), or any payment of interest on account thereof, such Fronting Lender will distribute to such Fronted Loan Participant its pro rata share thereof.

            (d) If any payment received by any Fronting Lender pursuant to subsection 4.4(c) with respect to any Fronted Offshore Loan made by it shall be required to be returned by such Fronting Lender, each Fronted Loan Participant shall pay to such Fronting Lender its pro rata share thereof.

            SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
                       CREDIT

            5.1 Commitment Fees. The Parent Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the first day of the Revolving Commitment Period to the Revolving Termination Date, computed at a rate equal to the Applicable Rate per annum on the average daily amount of such Revolving Lender's Revolving Commitment Percentage of the Available Revolving Commitment during the period (calculated as if no Swing Line Loans were outstanding during such period) for which payment is made, payable quarterly in arrears on each Fee Payment Date and on the Revolving Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to
Section 10), commencing on the first of such dates to occur after the date hereof. The Parent Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Term Lender a commitment fee for the period from and including the first day of the Term Commitment Period to the last day of the Term Commitment Period, computed at a rate equal to the Applicable Rate per annum on the average daily amount of such Lender's Term Commitment Percentage of the Available Term Commitment during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date and on the last day of the Term Commitment Period, commencing on the first of such dates to occur after the date hereof.

            5.2 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the Aggregate Outstanding R/C Extensions of Credit would exceed the Revolving Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

            5.3 Repayment of Loans; Evidence of Debt. (a) (i) The Parent Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each relevant Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to the Parent Borrowers on the Revolving Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 10); provided that each such Loan that is a Revolving Offshore Loan shall, unless continued for a subsequent Interest Period in accordance with subsection 5.6, be due and payable on the last day of the Interest Period applicable thereto, (ii) each Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each relevant Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Subsidiary Borrower on the Revolving Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 10); provided that each such Loan that is a Revolving Offshore Loan shall, unless continued for a subsequent Interest Period in accordance with subsection 5.6, be due and payable on the last day of the Interest Period applicable thereto, (iii) the Parent Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of the Swing Line Loans on the Revolving Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 10), and (iv) the Parent Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each relevant Term Lender the principal amount of the Term Loans of such Lender, in consecutive quarterly installments, payable on the last day of each March, June, September and December, commencing on September 30, 1997, each such installment to be in an amount equal to such Lender's Term Commitment Percentage of (A) in the case of any payments due in March, June or September of any year, 20% of the amount set forth below opposite the year in which such date occurs and (B) in the case of any payment due in December of any year, 40% of the amount set forth below opposite the year in which such date occurs (or the then unpaid principal amount of such Term Loans, on the date that the Term Loans become due and payable pursuant to Section 10), provided that (x) the payments due in September and December 1997 shall be in an amount equal to such Lender's Term Commitment Percentage of 50% of the amount set forth below for 1997 (as adjusted pursuant to clause (z) below), (y) the payment due in March 2003 shall be in an amount equal to such Lender's Term Commitment Percentage of 100% of the amount set forth below for 2003 (as adjusted pursuant to clause (z) below) and (z) in the event that the Second Drawdown Date does not occur, each amount set forth below shall be reduced by multiplying such amount times a fraction the numerator of which is the aggregate initial principal amount of all Term Loans made on the Closing Date and the denominator of which is the initial Aggregate Term
Commitment:

                        Year                 Amount
                        ----                 ------
                        1997              $27,500,000
                        1998               58,750,000
                        1999               65,000,000
                        2000               68,750,000
                        2001               71,250,000
                        2002               84,583,300
                        2003               24,166,700

The Parent Borrowers hereby further agree jointly and severally to pay interest on the unpaid principal amount of the Term Loans, Revolving Loans made to the Parent Borrowers and Swing Line Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.8. Each Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.8.

            (b) Each Subsidiary Borrower hereby unconditionally promises to pay to the relevant Fronting Lender the then unpaid principal amount of each Fronted Offshore Loan of such Fronting Lender made to such Subsidiary Borrower on the Revolving Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 10 or as may be specified in the Fronting Bank Addendum of such Fronting Bank). Such Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of each such Fronted Offshore Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.8.

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (d) Each Fronting Lender shall maintain in accordance with its usual practice an account in which shall be recorded (i) the amount of each Fronted Offshore Loan made by it hereunder, the identity of the Subsidiary Borrower in respect thereof, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each such Subsidiary Borrower to such Fronting Lender hereunder and (iii) the amount of any sum received by the Fronting Lender hereunder from such Subsidiary Borrower in respect of any such Fronted Offshore Loan. At the request of the Administrative Agent, each Fronting Lender will provide to the Administrative Agent a copy of its records maintained pursuant to this subsection.

            (e) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Loan, Swing Line Loan and Term Loan made hereunder, the Borrower with respect thereto, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Swing Line Lender, the Term Lenders or the Revolving Lenders, as the case may be, hereunder, (iii) the amount of each Revolving Lender's participation in outstanding Letters of Credit and Fronted Offshore Loans and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

            (f) The entries made in the Register and the accounts of each Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

            (g) The Parent Borrowers agree that, upon the request to the Administrative Agent by any applicable Lender, the Parent Borrowers will execute and deliver to such Lender, as appropriate, (i) a promissory note of the Parent Borrowers evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit M with appropriate insertions as to date and principal amount (a "Revolving Note"), (ii) a promissory note of the Parent Borrowers evidencing each Term Loan of such Lender, substantially in the form of Exhibit N with appropriate insertions as to date and principal amount (a "Term Note") and (iii) a promissory note of the Parent Borrowers evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit O with appropriate insertions as to date and principal amount (the "Swing Line Note"). Each Subsidiary Borrower agrees that, upon the request to the Administrative Agent by any applicable Lender, such Subsidiary Borrower will execute and deliver to such Lender, as appropriate, (x) a Revolving Note and (y) a promissory note of such Subsidiary Borrower evidencing the Fronted Offshore Loans of such Lender, substantially in the form of Exhibit P with appropriate insertions as to date and principal amount (a "Fronted Loan Note"). Each Lender is hereby authorized to record the Borrowing Date, the amount of each relevant Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note evidencing such Loan and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by a Lender to make any such recordation (or any error therein) shall not affect any of the obligations of the related Borrower under such Note or this Agreement.

            5.4 Optional and Mandatory Prepayments. (a) The Borrowers may at any time and from time to time prepay Eurodollar Loans and Revolving Offshore Loans, in whole or in part, without premium or penalty except as specified in subsection 5.15, upon at least four Banking Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Revolving Offshore Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. The Borrowers may at any time and from time to time prepay Base Rate Loans and Swing Line Loans, in whole or in part, without premium or penalty upon, in the case of Base Rate Loans, at least one Banking Day's irrevocable notice (which notice must be received by the

Administrative Agent prior to 8:30 A.M., San Francisco time, on such Banking
Day) and in the case of Swing Line Loans on same day notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., San Francisco time, on the date of repayment) to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender and, if such notice relates to a prepayment of Revolving Offshore Loans, the European Payment Agent thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Loans and Offshore Currency Loans, any amounts payable pursuant to subsection
5.15 and accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the installments of principal thereof ratably in accordance with the then remaining amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Eurodollar Loans, Revolving Offshore Loans and Base Rate Loans shall be in a principal amount, as to each such Type of Loan, of $5,000,000 (or the Offshore Currency Equivalent thereof, in the case of Revolving Offshore Loans) or a whole multiple of $1,000,000 (or 1,000,000 units in the relevant Eligible Offshore Currency, in the case of Revolving Offshore Loans) in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Revolving Loans may not be prepaid if any Swing Line Loans are outstanding at such time.

            (b) A Subsidiary Borrower may at any time and from time to time prepay Fronted Offshore Loans, in whole or in part, without premium or penalty except as specified in subsection 5.15, upon at least four Banking Days' irrevocable notice (or such other number of days as may be specified in the Fronting Bank Addendum of such Fronting Lender in its discretion) to the relevant Fronting Lender and the Administrative Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.15 and accrued interest to such date on the amount prepaid. Partial prepayments of Fronted Offshore Loans shall be in such minimum amounts as shall be specified in the Fronting Bank Addendum of the relevant Fronting Lender.

            (c) If, on any day, (i) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans exceeds an amount equal to 103% of the Offshore Currency Sublimit for all Offshore Currency Loans, (ii) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans in any Offshore Currency exceeds an amount equal to 103% of the Offshore Currency Sublimit for Offshore Currency Loans in such Offshore Currency or (iii) the Aggregate Outstanding R/C Extensions of Credit exceeds the Aggregate Revolving Commitment on such date, the Parent Borrowers shall, without notice or demand, immediately repay (or cause the relevant Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit for all Offshore Currency Loans, (y) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans in each Offshore Currency does not exceed the Offshore Currency Sublimit for Offshore Currency Loans in such Offshore Currency and (z) the Aggregate Outstanding R/C Extensions of Credit does not exceed the Aggregate Revolving Commitment, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection
5.15 in connection therewith. Any prepayment of Revolving Loans pursuant to clause (iii) of the immediately preceding sentence shall first be applied to prepay any outstanding Swing Line Loans and then be applied to such Revolving Loans as the Borrowers may determine. The Parent Borrowers may in lieu of prepaying Offshore Currency Loans in order to comply with this paragraph deposit amounts in a Cash Collateral Account equal to the aggregate principal amount of Offshore Currency Loans required to be prepaid. To the extent that after giving effect to any prepayment of Loans required by this paragraph, the Aggregate Outstanding R/C Extensions of Credit at such time exceeds the Aggregate Revolving Commitment at such time, the Parent Borrowers shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (A) the sum of the aggregate then outstanding L/C Obligations and the aggregate principal amount of Offshore Currency Loans then outstanding and (B) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which are or become due thereafter and/or to repay Offshore Currency Loans at the end of the Interest Periods therefor, provided that, the Administrative Agent shall release to the Parent Borrowers from time to time such portion of the amount on deposit in the Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Borrowers to be in compliance with this paragraph. "Cash Collateral Account" means an account established by the Parent Borrowers with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 5.4(c).

            (d) On the day upon which the Company or any of its Subsidiaries receives Net Proceeds from the issuance of any Indebtedness permitted under subsection 9.2(i) or Capital Stock (other than (i) the issuance of Capital Stock in the ordinary course of business in connection with employee stock option or incentive plans or the issuance of Capital Stock to the Company or any of its Subsidiaries and (ii) in connection with the Management Investor Notes), the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 100% (or 50%, in the case of issuances of Capital Stock) of the Net Proceeds of such issuance in accordance with paragraph (g) of this subsection.

            (e) If the Company or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any of its assets pursuant to subsection 9.6(b), or any of its assets become the subject of a Casualty Event, no later than three Business Days after receipt of the Net Proceeds therefrom, the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 100% of such Net Proceeds in accordance with paragraph (g) of this subsection, provided that, at the option of the Company and so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, (i) the Company and its Subsidiaries may, in the aggregate, retain up to $5,000,000 of the Net Proceeds of any such sales, assignments, transfers, leases or other dispositions for general corporate purposes, (ii) the Company and its Subsidiaries may use up to $25,000,000 of the Net Proceeds realized in the aggregate subsequent to the Closing Date from any such sales, assignments, transfers, leases or other dispositions (A) to make Investments or
(B) to purchase similar assets to those sold, assigned, transferred, leased or disposed of in such sales, assignments, transfers, leases or other dispositions or to purchase other fixed or capital assets used in its existing lines of business, in each case within twelve months after the consummation of the relevant sale, assignment, lease, transfer or other disposition, subject to the following conditions: (w) in the event the Company or any of its Subsidiaries elects to exercise its rights pursuant to this clause (ii), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent twelve month period and (x) on the date which is twelve months after the relevant sale or other disposition, the Company or such Subsidiary, as the case may be, shall (I) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually so used and (II) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this subsection, an amount equal to the remaining unused Net Proceeds, (iii) the Company and the Subsidiaries may use the Net Proceeds of any sale of the New York Real Property to finance relocation expenses in connection with the New York Real Estate Consolidation incurred within twelve months prior or subsequent to the date of such sale and (iv) the Company or any of its Subsidiaries may use the Net Proceeds of any Casualty Event to replace or rebuild the property or assets which were the subject of the Casualty Event within twelve months after the occurrence of such Casualty Event, subject to the following conditions: (y) in the event the Company or any of its Subsidiaries elects to exercise its right pursuant to this clause (iv), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the

Administrative Agent setting forth the amount of the Net Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent twelve month period and (z) on the date which is twelve months after the relevant Casualty Event, the Company or such Subsidiary, as the case may be, shall (I) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually used to replace or rebuild such property or assets and (II) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this subsection, an amount equal to the remaining unused Net Proceeds.

            (f) On the earlier of (i) the date of receipt by the Lenders of the financial statements required to be delivered pursuant to subsection 8.1(a) as to any fiscal year of the Company (the "Base Year") and (ii) the 90th day of the fiscal year of the Company next succeeding the Base Year, the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 50% of Excess Cash Flow for the Base Year (commencing with the fiscal year ending December 31, 1997) in accordance with paragraph (g) of this subsection, provided that, if the Applicable Margin is at any time determined by reference to Debt Level 2 Status or Debt Level 1 Status (whichever occurs first), no prepayment of Loans and/or reduction of Commitments shall be required pursuant to this paragraph from and after such Adjustment Date.

            (g) Each prepayment of Loans and/or reduction of Commitments required by subsections 5.4(d) through (f) shall be made in the aggregate amount provided in such subsections in the following order: first, the Aggregate Term Commitment shall be permanently reduced by an amount not to exceed the Available Term Commitment at such time, second the outstanding Term Loans shall be prepaid and third the Aggregate Revolving Commitment shall be permanently reduced. Each such prepayment of Loans shall be accompanied by payment in full of all accrued fees and interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to subsection 5.15. Each prepayment of the Term Loans required pursuant to this subsection 5.4(g) may not be reborrowed and shall be applied to the remaining installments of principal thereof pro rata.

            5.5 Offshore Currency Spot Rate. (a) (i) No later than 2:00 P.M., San Francisco time, on each Calculation Date with respect to an Eligible Offshore Currency, the Administrative Agent shall determine the Spot Rate as of such Calculation Date with respect to such Eligible Offshore Currency and (ii) no later than the time specified in the applicable Fronting Lender Addendum, on each Calculation Date with respect to a Fronted Offshore Currency, the Fronting Lender with respect to such Offshore Currency shall determine the Spot Rate as of such Calculation Date with respect to such Fronted Offshore Currency and shall promptly notify the Administrative Agent thereof, provided that, upon receipt of a borrowing request pursuant to subsection 4.2, the relevant Fronting Lender shall determine the Spot Rate with respect to the relevant Fronted Offshore Currency in accordance with the Fronting Lender Addendum and shall promptly notify the Administrative Agent thereof (it being acknowledged and agreed that the Administrative Agent shall use such Spot Rate for the purposes of determining compliance with subsection 4.1 with respect to such borrowing request and issuing the notice described in clause (iii) of the proviso to the first sentence of subsection 4.1). The Spot Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

            (b) No later than 2:00 P.M., San Francisco time, on each Reset Date, Borrowing Date (with respect to Offshore Currency Loans) and Issuance Date (with respect to Letters of Credit issued in an Offshore Currency), the Administrative Agent shall determine the Dollar Equivalent of the Offshore Currency Loans then outstanding (after giving effect to any Offshore Currency Loans to be made or repaid on such date).

            (c) The Administrative Agent shall promptly notify the Company and the European

Payment Agent of each determination of a Spot Rate hereunder.

            5.6 Conversion and Continuation Options. (a) The relevant Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent at least one Banking Day's prior irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 8:30 A.M., San Francisco time, on such Banking Day), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The relevant Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Banking Days' prior irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 8:30 A.M., San Francisco time, on such Banking Day). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Termination Date (in the case of conversions of Revolving Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

            (b) Any Eurodollar Loans or Revolving Offshore Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to, respectively, the Revolving Termination Date (in the case of continuations of Revolving Loans) or the date of the final installment of principal of the Term Loans (in the case of continuations of Term Loans) and provided, further, that, if the relevant Borrower shall fail to give such notice of continuation of a Eurodollar Loan or if such continuation is not permitted, such Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of such then expiring Interest Period and, if the relevant Borrower shall fail to give such notice of continuation of a Revolving Offshore Loan, such Revolving Offshore Loan shall be automatically continued for an Interest Period of one month.

            5.7 Maximum Number of Tranches. In no event shall there be (x) more than 7 Eurodollar Tranches outstanding at any time or (y) more than 2 Offshore Tranches in any single Eligible Offshore Currency outstanding at any time.

            5.8 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin for such day.

            (b) Each Revolving Offshore Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Offshore Rate determined for such day plus the Applicable Margin for such day.

            (c) Each Fronted Offshore Loan shall bear interest for each day during each Interest Period with respect thereto (or, if there is no Interest Period with respect thereto, for each day such Loan is outstanding) at a rate per annum equal to the applicable Cost of Funds determined for such day.

            (d) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (e) Each Swing Line Loan shall bear interest (i) if such Swing Line Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin for Eurodollar Loans or (ii) if such Swing Line Loan is a Negotiated Rate Loan, at a rate per annum equal to the Negotiated Rate with respect thereto.

            (f) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, (A) the rate described in paragraph (d) of this subsection plus 2%, in the case of amounts owing that are denominated in Dollars, or (B) (I) the Cost of Funds determined by the Administrative Agent in respect of the relevant Offshore Currency, plus (II) the Applicable Margin for Revolving Offshore Loans in effect at such time, plus (III) 2%, in the case of amounts owing that are denominated in Offshore Currencies, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (g) Interest shall be payable in arrears on each Interest Payment Date and on the Revolving Termination Date (in the case of Revolving Loans and Fronted Offshore Loans) and the date of the final installment of principal of the Term Loans (in the case of Term Loans), provided that (i) interest accruing pursuant to paragraph (f) of this subsection shall be payable from time to time on demand and (ii) interest on Revolving Loans and Term Loans shall also be payable on the date such Loans become due and payable in accordance with Section 10.

            5.9 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Reference Rate or with reference to Revolving Offshore Loans in British Pounds Sterling, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrowers and the relevant Lenders of each determination of a Eurodollar Rate or of an Offshore Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent or a Fronting Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.8(a) or (b).

            5.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or the Offshore Rate for such Interest Period in respect of any Eligible

      Offshore Currency (an "affected Offshore Currency"), or

            (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate or the Offshore Rate determined or to be determined for such Interest Period in respect of any Eurodollar Loan or Revolving Offshore Loan in an affected Offshore Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) a Fronting Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Cost of Funds for such Interest Period in respect of any Fronted Offshore Currency (any such currency shall also be an "affected Offshore Currency"), the Administrative Agent (or the relevant Fronting Lender, in the case of clause
(c) above) shall give telecopy or telephonic notice thereof to the Company, the European Payment Agent and the Lenders (and, in the case of any notice by a Fronting Lender, the Administrative Agent) as soon as practicable during normal business hours thereafter (but in any event prior to the first day of such Interest Period). If such notice is given (v) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (w) any request to convert Base Rate Loans on the first day of such Interest Period to Eurodollar Loans shall be ineffective, (x) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans, (y) any Offshore Currency Loans in an affected Offshore Currency requested to be made on the first day of such Interest Period shall not be made and (z) any outstanding Offshore Currency Loans in an affected Offshore Currency shall be due and payable on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Offshore Currency Loans in an affected Offshore Currency, as the case may be, shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

            5.11 Pro Rata Treatment and Payments. (a) Except as provided in subsections 3.5(a), 4.3(a) and 5.3(b), all payments (including prepayments) to be made by a Borrower hereunder in respect of Letters of Credit and Loans, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., San Francisco time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's Payment Office in Dollars or, in the case of payments of principal of and interest on Offshore Currency Loans, in the currency in which such Loans are denominated and in immediately available funds in such currency. The Administrative Agent or the European Payment Agent, as applicable, shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or Revolving Offshore Loans) becomes due and payable on a day other than a Banking Day, such payment shall be extended to the next succeeding Banking Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Revolving Offshore Loan becomes due and payable on a day other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Banking Day.

            (b) All payments (including prepayments) to be made by a Subsidiary Borrower hereunder in respect of Fronted Offshore Loans, on account of principal and interest thereon, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., local time, on the due date thereof to the relevant Fronting Lender, at the Fronting Lender's Payment Office in the currency in which such Loans are denominated and in immediately available funds in such currency. If any payment of principal or interest on a Fronted Offshore Loan becomes due and payable on a day other than a Banking Day, such payment shall be extended to the next succeeding Banking Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) Unless the Administrative Agent or, in the case of a borrowing of Revolving Offshore Loans, the European Payment Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent or the European Payment Agent, as the case may be, the Administrative Agent and the European Payment Agent may assume that such Lender is making such amount available to the Administrative Agent or the European Payment Agent, as the case may be, and the Administrative Agent and the European Payment Agent may, in reliance upon such assumption, make available to the relevant Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent or the European Payment Agent, as the case may be, by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent or the European Payment Agent, as the case may be, on demand, such amount with interest thereon at a rate equal to the daily average cost of funding such amount (as determined by the Administrative Agent or the European Payment Agent, as the case may be) for the period until such Lender makes such amount immediately available to the Administrative Agent or the European Payment Agent, as the case may be, together with a customary administrative fee with respect thereto. A certificate of the Administrative Agent or the European Payment Agent, as the case may be, submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent or the European Payment Agent, as the case may be, by such Lender within three Banking Days of such Borrowing Date, the Administrative Agent or the European Payment Agent, as the case may be, shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the higher of (i) the rate specified in the second sentence of this paragraph and (ii) the rate applicable to Base Rate Loans, on demand, from the Borrowers.

            (d) Each borrowing by the Borrowers of Term and Revolving Loans shall be made ratably from the Term Lenders and Revolving Lenders, respectively, in accordance with their respective Term Commitment Percentages and Revolving Commitment Percentages. Any reduction of the Term Commitments or the Revolving Commitments shall be made ratably among the Term Lenders or Revolving Lenders, in accordance with their respective Term Commitment Percentages or Revolving Commitment Percentages. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

            5.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Offshore Currency Loans as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make such Type of Loans, continue Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Lender's Offshore Currency Loans, if any, shall be due on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan or repayment of an Offshore Currency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Parent Borrowers shall (or shall cause the applicable Subsidiary Borrower to) pay to such Lender such amounts, if any, as may be required pursuant to subsection 5.15. During any such period of illegality any Loans that, but for the application of the preceding sentence would have been maintained as Revolving Offshore Loans, shall be made and maintained by the affected Lender as Base Rate Loans.

            5.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Offshore Currency Loan or any Letter of Credit made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 5.14 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, the Offshore Rate or the Cost of Funds hereunder; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Offshore Currency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 5.13(c) with respect thereto), the Parent Borrowers shall (or cause the applicable Subsidiary Borrower to) pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 5.13(c) with respect thereto), the Parent Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            5.14 Taxes. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note), provided that all payments to be made by the Fronting Lenders pursuant to subsection 4.3(b) shall, for purposes of this subsection, be deemed to be a payment by the relevant Borrowers. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, the European Payment Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent, the European Payment Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the European Payment Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Parent Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The Parent Borrowers shall make any payments required pursuant to the immediately preceding sentence within 15 days after receipt of a written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            (c) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement and any Note pursuant to the law of the relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            5.15 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Offshore Currency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment of Eurodollar Loans or Offshore Currency Loans on a day which is not the last day of an Interest Period with respect thereto. Any such loss shall be an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            5.16 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 5.13 or 5.14(a), or if any adoption or change of the type described in subsection 5.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 5.13 or 5.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.12.

            5.17 Subsidiary Borrowers. The Parent Borrowers may designate any Foreign Subsidiary of the Company as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Parent Borrowers shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Parent Borrowers hereby jointly and severally represents and warrants, and each of the Subsidiary Borrowers severally represents and warrants (solely with respect to the representations and warranties contained in subsections 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.14, 6.15,
6.16(b), 6.17 and 6.21 to the extent applicable to such Subsidiary Borrower and its Subsidiaries), to the Administrative Agent and each Lender that:

            6.1 Financial Condition. (a) The Consolidated balance sheet of Y&R Inc. (New York) and its Consolidated Subsidiaries as at December 31, 1995 and the related Consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of Y&R Inc. (New York) and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal year then ended. The unaudited Consolidated balance sheet of Y&R Inc. (New York) and its Consolidated Subsidiaries as at June 30, 1996 and the related unaudited Consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer of Y&R Inc. (New York), copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of Y&R Inc. (New York) and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or a Responsible Officer of Y&R Inc. (New York), as the case may be, and as disclosed therein). Neither Y&R Inc. (New York) nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 6.1, during the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by Y&R Inc. (New York) or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the Consolidated financial condition of Y&R Inc. (New York) and its Consolidated Subsidiaries, taken as a whole, at December 31, 1995.

            (b) The unaudited pro forma Consolidated balance sheet of the Company and its

Consolidated Subsidiaries as at June 30, 1996 and the unaudited pro forma Consolidated statements of income of the Company and its Subsidiaries for the fiscal year ended December 31, 1995 and the six-month period ended June 30, 1996, certified by a Responsible Officer of the Company, copies of which have been heretofore furnished to each Lender, adjusted to give effect to (as if such events had occurred on such date) (i) the Recapitalization, (ii) the Refinancing, (iii) the extensions of credit to the Borrowers hereunder on the Closing Date and on the Second Drawdown Date, and (iv) the fees, expenses and financing costs related to the foregoing, together with the notes thereto, were prepared based on good faith assumptions and on the best information available to the Company as of the date of delivery thereof and fairly present on a pro forma basis the Consolidated financial position of the Company and its Consolidated Subsidiaries as at June 30, 1996 and the Consolidated results of their operations for the periods specified above, in each case as adjusted, as described above, assuming such events had occurred at June 30, 1996 or at the beginning of such period, as the case may be.

            6.2 No Change. Since December 31, 1995, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) except as set forth on Schedule 6.2, during the period from December 31, 1995, to and including the date hereof, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries except (i) the purchase of Equity Interests pursuant to the Recapitalization and (ii) annual dividends and distributions, made in accordance with past practice, on October 8, 1996, in an aggregate amount not exceeding $1,700,000.

            6.3 Existence; Compliance with Law. Such Borrower and each of its Operating Subsidiaries (a) is duly organized and validly existing under the laws of the jurisdiction of its organization and, where applicable and except where the failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.4 Corporate Power; Authorization; Enforceable Obligations. Such Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            6.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which such Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            6.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

            6.7 No Default. Neither such Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            6.8 Ownership of Property; Liens. Such Borrower and each of its Subsidiaries has good record and marketable title in fee simple to all its owned real property and such Borrower and each of its Subsidiaries has a valid leasehold interest or occupancy rights with respect to all real property leased or occupied pursuant to the Material Leases, and none of such owned real property is subject to any Lien except as permitted by subsection 9.3. Such Borrower and each of its Subsidiaries has such title to their respective personal property and assets, tangible and intangible, as is necessary to conduct their respective businesses in the same manner as such businesses have been conducted, and none of such property is subject to any Lien except as permitted by subsection 9.3. Schedule 6.8 sets forth a true and complete list of all parcels of real property owned by such Borrower and its Subsidiaries as of the Closing Date.

            6.9 Intellectual Property. Such Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim, except for any such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by such Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            6.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of such Borrower or any of its Operating Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            6.11 Taxes. Such Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be, and other than, in the case of jurisdictions outside the United States, where failures to timely and properly file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); except as set forth on Schedule 6.11, no tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than, in the case of jurisdictions outside the United States, such Liens, taxes, fees and other charges as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

            6.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, such Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

            6.13 ERISA. Except as set forth on Schedule 6.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 6.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither such Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither such Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            6.14 Investment Company Act; Other Regulations. Such Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

            6.15 Subsidiaries. Schedule 6.15 sets forth a true and complete list of all the Operating Subsidiaries of such Borrower at the date hereof and the percentage of the Capital Stock of such Operating Subsidiary owned directly and indirectly by such Borrower.

            6.16 Purpose of Loans. (a) The proceeds of the Term Loans on the Closing Date shall be used by the Parent Borrowers to finance a portion of the Recapitalization and the Refinancing and to pay related fees and expenses. The proceeds of the Term Loans on the Second Drawdown Date shall be used by the Parent Borrowers to redeem or acquire the Remaining Equity Interests and to pay any interest payable in connection therewith.

            (b) The proceeds of the Revolving Loans and Fronted Offshore Loans shall be used by the relevant Borrowers to finance a portion of the Recapitalization, the Refinancing, to pay related fees and expenses and for working capital purposes of such Borrowers and their respective Subsidiaries in the ordinary course of business.

            6.17 Environmental Matters.

            (a) To the best knowledge of such Borrower, the facilities and properties owned, leased or operated by such Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (b) To the best knowledge of such Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), except in either case insofar as any such noncompliance, contamination or violation, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (c) Neither such Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does such Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (d) To the best knowledge of such Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Borrower, threatened, under any Environmental Law to which such Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (f) To the best knowledge of such Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of such Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            6.18 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            6.19 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them (including, without limitation, the Recapitalization Documents), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, any financial information furnished pursuant to subsection 8.1), taken as a whole, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances in which it was made not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent for the benefit of the Lenders (including, without limitation, the Recapitalization Documents) for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            6.20 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock (as defined therein), and proceeds thereof and, when the stock certificates representing the Pledged Stock are delivered to the Administrative Agent, each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor in respect thereof in such Pledged Stock and the proceeds thereof in favor of the Administrative Agent for the benefit of the Lenders, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally) prior and superior in right to any other Person.

            (b) Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof; when financing statements in appropriate form are filed in the offices specified on Schedule 6.20, except as set forth in such Security Agreement, such Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent provided therein, the proceeds thereof in favor of the Administrative Agent for the benefit of the Lenders, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

            6.21 Solvency. Such Borrower and each of its Subsidiaries which is a Guarantor is, and after giving effect to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith and the Recapitalization will be and will continue to be, Solvent.

            6.22 Continuing Letters of Credit. Schedule 6.22 is a true and complete list, by reference to the aggregate face amounts of letters of credit issued by the Persons listed thereon, of all letters of credit that are outstanding as of the dates set forth in such Schedule. The list delivered pursuant to subsection 7.1(y) shall be deemed to supplement Schedule 6.22.

                         SECTION 7. CONDITIONS PRECEDENT

            7.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Parent Borrowers, with a counterpart for the Administrative Agent and each Lender, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on
      Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Parent Borrowers and the Administrative Agent, the condition set forth in this subsection 7.1(a)(ii) shall, subject to satisfaction of the other conditions precedent set forth in this subsection 7.1, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date each of the Parent Borrowers and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed on Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder), (iii) each of the Security Documents, each executed and delivered by a duly authorized officer of each Loan Party which is a party thereto, with a counterpart for the Administrative Agent and a copy for each Lender and (iv) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Loan Party which is a party thereto, with a counterpart for the Administrative Agent and a copy for each Lender.

            (b) Equity Proceeds and Roll-Over. The Administrative Agent shall have received evidence satisfactory to it that Y&R Holdings shall have received (i) at least $225,000,000 in cash from the issuance of its common stock to the H&F Group and certain Director Investors (as defined in the Contribution Agreement) and (ii) at least $201,000,000 in cash from the issuance of its common stock to the Management Investors and/or in the form of the contribution of Equity Interests by the Management Investors to Y&R Holdings (including up to $5,000,000 in promissory notes payable out of the cash to be paid with respect to the redemption or acquisition of the Remaining Equity Interests on the Second Drawdown Date (the "Management Investor Notes")); provided that the aggregate amount of the capital contributed to Y&R Holdings by the H&F Group, the Director Investors (as defined in the Contribution Agreement) and the Management Investors in cash (and, in the case of the Management Investors, in the form of the contribution of Equity Interests and Management Investor Notes by the Management Investors to Y&R Holdings) shall be at least $460,000,000.

            (c) Offers to Acquire and Initial Acquisition of Equity Interests. The Administrative Agent shall have received evidence satisfactory to it that Y&R Holdings and the Company shall have made offers to purchase or to settle for cash compensation outstanding Equity Interests on the terms and conditions set forth in the Contribution Agreement (the "Offers" and "Special Compensation Arrangements") and there shall have been tendered for purchase and purchased pursuant to the Offers or cancelled in connection with the Special Compensation Arrangements, (i) not less than a majority in the aggregate of the common stock of Y&R Inc. (New York), options to purchase such common stock, and "growth participation units" of Y&R Inc. (New York) not being contributed to Y&R Holdings by the Initial Management Investors and (ii) not less than a majority in the aggregate of the limited partnership units of Y&R LP, options to purchase such units and "growth participation units" of Y&R LP not being contributed to Y&R Holdings by the Initial Management Investors.

            (d) Recapitalization Documentation. The Administrative Agent shall have received evidence satisfactory to it that no material provision of the documentation pursuant to which the Recapitalization shall be effected (the "Recapitalization Documentation"), including, without limitation, the Contribution Agreement, the offering documents with respect to the Offers, the merger agreements relating to the Mergers, and the Stockholders' Agreement (true and complete copies of which have been furnished to the Lenders) shall have been waived, amended, supplemented or otherwise modified without the prior approval of the Administrative Agent.

            (e) Right to Effect Subsequent Acquisition of Equity Interests. The Administrative Agent shall have received evidence satisfactory to it that after giving effect to the transactions that occur on the Closing Date pursuant to the Recapitalization Documentation, Y&R Holdings shall have the right to consummate the Holdings Merger and the Partnership Merger and all other transactions contemplated in order to complete the Recapitalization and to acquire or redeem all Remaining Equity Interests outstanding on the Closing Date without the consent of any other person, subject only to state law appraisal rights, if any.

            (f) Capital Structure. The Administrative Agent shall have received evidence satisfactory to it that the Consolidated capital structure of the Company after the Recapitalization shall be as set forth in the Recapitalization Documentation, after giving effect to the transactions to occur on the Closing Date and the Second Drawdown Date.

            (g) Borrower Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Parent Borrower, dated the Closing Date, substantially in the form of Exhibit Q, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent.

            (h) Proceedings of Each Parent Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions or other analogous actions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors or other analogous body of each Parent Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Parent Borrower Security Documents to which it is a party, certified by such Parent Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (i) Parent Borrower Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Parent Borrower, dated the Closing Date, as to the incumbency and signature of the Persons executing any Loan Document on behalf of such Parent Borrower, which certificate shall be satisfactory in form and substance to the Administrative Agent.

            (j) Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of each Parent Borrower which is a Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary (or other appropriate officer) of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (k) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Subsidiary of each Parent Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each such Subsidiary executing any Loan Document, which certificate shall be satisfactory in form and substance to the Administrative Agent and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other appropriate officer) of each such Subsidiary.

            (l) Organizational Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws or other analogous organizational documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary or other authorized representative of such Loan Party.

            (m) Consents, Licenses and Approvals. All governmental and third party approvals necessary in connection with the Recapitalization, the financing contemplated hereby and the continuing operations of the Parent Borrowers and their Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof.

            (n) Fees. The Administrative Agent shall have received the fees required to be paid to the Administrative Agent and the Lenders on or prior to the Closing Date and any invoices for expenses payable hereunder presented for payment at least two Business Days prior to the Closing Date shall have been paid by the Borrowers.

            (o) Legal Opinions and Reliance Letters. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                     (i) the executed legal opinion of Wachtell, Lipton, Rosen &
            Katz special counsel to the Parent Borrowers and the other Loan Parties, substantially in the form of Exhibit R-1;

                    (ii) the executed legal opinion of Stephanie W. Abramson,
            General Counsel of Y&R Inc. (New York), substantially in the form of Exhibit R-2; and

                   (iii) the executed legal opinion of Simpson Thacher &
            Bartlett, in form and substance satisfactory to the Administrative Agent.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (p) Pledged Stock; Stock Powers; Acknowledgement and Consents. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer or representative of the pledgor thereof and (ii) an Acknowledgement and Consent from each issuer of such pledged shares in the form attached to the relevant Pledge Agreement, executed and delivered by a duly authorized officer or representative of such issuer. To the extent that (i) any of the Pledged Stock of any Foreign Issuer (as defined in the Pledge Agreements) is evidenced or represented by certificates, the Parent Borrowers shall take such actions (including registrations and filings) on or prior to the Closing Date (or as soon thereafter as practicable) as may be required under applicable law in connection with and to give effect to the grant of a first security interest therein pursuant to the Pledge Agreements and
      (ii) certificates representing the shares of Capital Stock of any Foreign Issuer pledged pursuant to the Pledge Agreements shall not be delivered on the Closing Date, the Administrative Agent shall be satisfied that such certificates shall be delivered to the Administrative Agent promptly following the Closing Date.

            (q) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all UCC financing statements have been filed (or arrangements satisfactory to the Administrative Agent shall have been made to file such UCC financing statements) in such jurisdictions as shall be necessary or advisable to perfect the personal property security interests of the Lenders created pursuant to the Security Documents.

            (r) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the report referred to in subsection 7.1(s) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1962, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

            (s) Title Reports. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a title report, preliminary title certificate or commitment dated a date reasonably satisfactory to the Administrative Agent to the effect that title to such real property is vested in the owner thereof free and clear of all mortgage liens and all defects and encumbrances (other than those of a type that would be permitted under subsection 9.3(a), 9.3(b) or 9.3(e)), except such defects and encumbrances as may be approved by the Administrative Agent.

            (t) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the mortgagor under such Mortgage has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

            (u) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies or report or reports referred to in subsection 7.1(s) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

            (v) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of any Loan Party, and the results of such search shall be satisfactory to the Administrative Agent.

            (w) Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to it that, concurrently with the initial extension of credit hereunder, the Existing Credit Facilities and the Outstanding Notes shall be repaid in full and the commitments under the Existing Credit Facilities shall be terminated (collectively, the "Refinancing"). The Administrative Agent shall also have received executed copies of all payout or assignment letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates, and other documents entered into in connection with the Refinancing, all of which payout letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (x) Fairness Opinion; Certificate of Chief Financial Officer. The Administrative Agent and the Lenders shall have received a copy of the fairness opinion to be rendered by Duff & Phelps, together with a certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Company is Solvent (after giving effect to the transactions on the Closing Date) and the projections previously provided to the Lenders were prepared in good faith based upon reasonable assumptions.

            (y) Letters of Credit. The Administrative Agent shall have received a list setting forth as of the Closing Date all letters of credit of the Borrowers and their Subsidiaries outstanding as of such date, together with the face amounts and expiration dates thereof.

            (z) Certain Payments. The Administrative Agent shall have received evidence satisfactory to it that the sum of (i) the aggregate amount paid by the Company and its Subsidiaries on the Closing Date in respect of the purchase of Equity Interests, (ii) the aggregate value of Equity Interests contributed by the Management Investors to Y&R Holdings on the Closing Date, (iii) the aggregate value of the Remaining Equity Interests on the Closing Date, (iv) the aggregate amount paid or to be paid to the former holders of the Equity Interests pursuant to the Recapitalization Documentation, (v) the aggregate payments in respect of the matter described on Schedule 6.13 and (vi) the aggregate payments in respect of social welfare or other similar or employee taxes shall not exceed $800,000,000, provided that to the extent that such sum at any time exceeds $788,000,000, the Company shall be deemed to have made Restricted Payments at such time pursuant to clause (ii) of subsection 9.7 in the amount of such excess.

            7.2 Conditions to Term Loans on Second Drawdown Date. The agreement of each Lender to make the Term Loans on the Second Drawdown Date is subject to the satisfaction of the following conditions precedent:

            (a) No Default. No Default or Event of Default shall have occurred and be continuing under Section 10(a) or 10(f) on the Second Drawdown Date.

            (b) Minimum Consolidated Proportionate EBITDA. The Consolidated Proportionate EBITDA of Y&R Inc. (New York) shall be at least $127,000,000 for the year ending December 31, 1996 and the Administrative Agent shall have received a certificate of a Responsible Officer of Y&R Inc. (New
      York) to such effect.

            7.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit but excluding the making of the Term Loans on the Second Drawdown Date and any extension of credit contemplated under subsection 13.20) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

            (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Recapitalization Documentation shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Parent Borrower hereunder and the issuance of each Letter of Credit issued hereunder for the benefit of such Parent Borrower shall constitute a representation and warranty by such Parent Borrower as of the date thereof that the conditions contained in this subsection have been satisfied. Each borrowing by a Subsidiary Borrower hereunder and the issuance of each Letter of Credit issued hereunder for the benefit of such Subsidiary Borrower shall constitute a representation and warranty by such Subsidiary Borrower (insofar as such conditions relate to representations and warranties or covenants or agreements of such Subsidiary Borrower) as of the date thereof that the conditions contained in this subsection have been satisfied.

            7.4 Each Subsidiary Borrower Credit Event. The agreement of each Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is subject to the satisfaction of the following conditions precedent:

            (a) Borrowing Subsidiary Agreement. The Administrative Agent shall have received the Borrowing Subsidiary Agreement for such Subsidiary Borrower executed and delivered by the Company and such Subsidiary Borrower.

            (b) Opinions. The Administrative Agent shall have received a favorable written opinion of counsel for such Subsidiary Borrower (which counsel shall be reasonably acceptable to the Administrative Agent), substantially in the form of Exhibit R-3, and covering such other matters (including matters of the type described in subsections 5.13 or 5.14) relating to such Subsidiary Borrower or its Borrowing Subsidiary Agreement as the Required Lenders shall reasonably request.

            (c) Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower and any other legal matters relating to such Subsidiary Borrower, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                        SECTION 8. AFFIRMATIVE COVENANTS

            Each of the Parent Borrowers hereby jointly and severally agrees, and each of the Subsidiary Borrowers severally agrees (other than with respect to the covenants contained in subsections 8.1, 8.2, 8.11 and 8.12), that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, such Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Operating Subsidiaries to:

            8.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event within 90 days (or 120 days, in the case of the fiscal year ending December 31, 1996) after the end of each fiscal year of the Company, a copy of the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days (or 75 days, in the case of the quarterly period ending March 31, 1997) after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            8.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit S, (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrowers have complied with the requirements of subsection 8.10 with respect thereto), (B) no Borrower nor any of its Domestic Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
      (ii) setting forth in reasonable detail the calculations required to determine compliance with subsection 9.1 (and, in the case of the certificate delivered in connection with the financial statements furnished pursuant to subsection 8.1(a), subsection 5.4(f)), together with, in the event that there is any change in generally accepted accounting principles in the United States of America subsequent to the date hereof, a reconciliation of the calculations used to determine compliance with subsection 9.1 to the financial statements delivered in connection with such certificate;

            (c) not later than thirty days following the beginning of each fiscal year of the Company (commencing with the fiscal year ending December 31, 1997), a copy of preliminary operating and cash flow budgets of the Company and its Subsidiaries for such fiscal year (with the final operating and cash flow budget to be delivered within 90 days after the beginning of such fiscal year), such budgets to be accompanied by a certificate of a Responsible Officer of the Company to the effect that such budgets have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

            (d) within five days after the same are sent, copies of all financial statements and reports which any Parent Borrower sends to the holders of its Capital Stock generally, and within five days after the same are filed, copies of all financial statements and reports which any Parent Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP (or, in the case of a Foreign Subsidiary, generally accepted accounting principles in effect in the relevant jurisdiction) with respect thereto have been provided on the books of such Borrower or its Operating Subsidiaries, as the case may be, and except to the extent that the failure to so pay, discharge or otherwise satisfy its obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.4 Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.5 Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on (or, to the extent consistent with prudent business practice, a program of self-insurance with respect to) all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent and each Lender, upon written request, full information as to the insurance carried.

            8.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in conformity with GAAP (or, in the case of a Foreign Subsidiary, generally accepted accounting principles in effect or applied in the relevant jurisdiction) and all Requirements of Law; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its independent certified public accountants.

            8.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between such Borrower or any of its Subsidiaries and any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

            (c) any non-frivolous litigation or proceeding affecting such Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or third-party indemnification from third parties which could reasonably be expected to satisfy any indemnification claim or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after such Borrower knows or has reason to know thereof:
      (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or such Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

            (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Parent Borrowers propose to take with respect thereto.

            8.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in any such case to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

            8.9 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

            8.10 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by such Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b) or (c) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security

Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that (A) no Mortgage shall be required to be executed and delivered with respect to any parcel of real property acquired after the Closing Date unless the book value of such parcel of real property exceeds $5,000,000 and (B) no such action shall be required pursuant to clause (ii) to perfect a Lien (1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to collateral with an aggregate book value of less than $100,000), and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary), promptly upon the request of the Administrative Agent: (i) execute and deliver (or cause to be executed and delivered) to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by such Borrower or any of its Subsidiaries, (ii) deliver (or cause to be delivered) to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) if such Subsidiary is not a Y&R Agent Subsidiary, cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee and the Subsidiary Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Subsidiary Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no such action shall be required pursuant to this clause (ii) to perfect a Lien (1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to collateral with an aggregate book value of less than $100,000), and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any Person that, subsequent to the Closing Date, becomes a Direct Foreign Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver (or cause to be executed and delivered) to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Direct Foreign Subsidiary which is owned by such Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 66% of the Capital Stock of any such Direct Foreign Subsidiary be required to be so pledged), (ii) deliver (or cause to be delivered) to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Direct Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            8.11 Acquisition of Remaining Equity Interests and Completion of Recapitalization; Consummation of Holdings Merger and Partnership Merger. (a) Except as set forth on Schedule 8.11, acquire or redeem on or prior to March 30, 1997 all Remaining Equity Interests as of the Closing Date and complete and effect all transactions and other actions contemplated to be taken on or prior to such date under the Recapitalization Documentation, provided that, if the holders of any such Remaining Equity Interests elect to exercise any state law appraisal rights to which they are entitled, the Borrowers shall acquire the Remaining Equity Interests of such holders in accordance with all Requirements of Law applicable to such appraisal rights.

            (b) Consummate the Holdings Merger and the Partnership Merger no later than December 31, 1996.

            8.12 Interest Rate Protection. Within 180 days following the Closing Date, enter into Interest Rate Protection Agreements with respect to at least $100,000,000 of the Term Loans and, within 180 days following the Second Drawdown Date, enter into Interest Rate Protection Agreements with respect to the Term Loans such that such Interest Rate Protection Agreements shall be in effect with respect to at least $200,000,000 of Term Loans in the aggregate, such Interest Rate Protection Agreements to have terms and conditions and to be in form and substance reasonably satisfactory to the Administrative Agent.

                          SECTION 9. NEGATIVE COVENANTS

            Each of the Parent Borrowers hereby jointly and severally agrees, and each of the Subsidiary Borrowers severally agrees (other than with respect to subsections 9.1, 9.12 and 9.15), that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, such Borrower shall not, and (except with respect to subsections 9.1) shall not permit any of its Operating Subsidiaries to, directly or indirectly:

            9.1 Financial Condition Covenants.

            (a) Maintenance of Net Worth. Permit Consolidated Net Worth of the Company at any time on or after March 31, 1997 to be less than 85% of Initial Consolidated Net Worth, or, if negative, 115% thereof plus 50% of Consolidated Net Income of the Company, for each complete fiscal quarter of the Company (to the extent that Consolidated Net Income for such fiscal quarter is positive) commencing with the fiscal quarter ending June 30, 1997.

            (b) Interest Coverage. Permit for any period of four consecutive fiscal quarters of the Company ending during any Test Period set forth below the Interest Coverage Ratio to be less than the ratio set forth opposite such period below:

                  Test Period                     Interest Coverage Ratio
                  -----------                     -----------------------
               1/1/97 through 6/30/97                   3.25 to 1.00
               7/1/97 through 6/30/98                   3.50 to 1.00
               7/1/98 through 9/30/98                   3.75 to 1.00
               10/1/98 through 9/30/99                  4.00 to 1.00
               10/1/99 through 3/31/00                  4.25 to 1.00
               4/1/00 through 3/31/03                   4.50 to 1.00

            (c) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters of the Company ending during any Test Period set forth below the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such period below:

                  Test Period                     Fixed Charge Coverage Ratio
                  -----------                     ---------------------------
               1/1/97 through 12/31/00                   1.40 to 1.00
               1/1/01 through 3/31/03                    1.50 to 1.00

            (d) Debt Coverage. Permit for any period of four consecutive fiscal quarters of the Company ending during any Test Period set forth below the Debt Coverage Ratio to be greater than the ratio set forth opposite such period below:

                  Test Period                         Debt Coverage Ratio
                  -----------                         -------------------
               1/1/97 through 9/30/97                     4.50 to 1.00
               10/1/97 through 6/30/98                    3.75 to 1.00
               7/1/98 through 9/30/98                     3.50 to 1.00
               10/1/98 through 9/30/99                    3.25 to 1.00
               10/1/99 through 9/30/00                    2.75 to 1.00
               10/1/00 through 3/31/03                    2.50 to 1.00

            9.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Borrowers under this Agreement;

            (b) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary of the Company, provided that the aggregate amount of any such Indebtedness of any Y&R Agent Subsidiary shall at no time exceed the amount required to finance the working capital needs of such Y&R Agent Subsidiary;

            (c) Indebtedness of the Borrowers and any of their respective Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) (i) in an aggregate principal amount not exceeding in the aggregate for the Borrowers and their respective Subsidiaries $25,000,000 at any time outstanding and (ii) in a principal amount as to any such fixed or capital asset not exceeding an amount equal to 100% of the original purchase price of such fixed or capital asset;

            (d) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding for all Foreign Subsidiaries at any time outstanding the sum of (i) $40,000,000 (or the Offshore Currency Equivalent thereof) and (ii) the product of (A) $5,000,000 (or the Offshore Currency Equivalent thereof) multiplied by (B) the number of Eligible Offshore Currencies in respect of which no Revolving Offshore Loans are then outstanding, provided if, a Person which makes available any such Indebtedness has been designated as a "Designated Foreign Lender" under the Security Documents at any time, the Borrowers' right to request extensions of credit with respect to a portion of the Aggregate Revolving Commitment equal to the aggregate "Maximum Qualified Foreign Indebtedness Amount" of all such Persons at such time determined in accordance with the Security Documents shall be temporarily suspended;

            (e) Indebtedness outstanding on the date hereof and listed on
      Schedule 9.2(e);

            (f) prior to the Closing Date, Indebtedness outstanding under the Existing Credit Facilities;

            (g) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by a Borrower or a Subsidiary no Default or Event of Default shall have occurred and be continuing;

            (h) unsecured Indebtedness (not otherwise permitted by this subsection 9.2) not exceeding in an aggregate principal amount (as to the Borrowers and all their respective Subsidiaries) at any one time outstanding an amount equal to the amount by which (i) the sum of (A) $60,000,000 (or the Offshore Currency Equivalent thereof) and (B) the product of (I) $5,000,000 (or the Offshore Currency Equivalent thereof) multiplied by (II) the number of Eligible Offshore Currencies in respect of which no Revolving Offshore Loans are then outstanding exceeds (ii) the aggregate principal amount of Indebtedness then outstanding pursuant to subsection 9.2(d);

            (i) unsecured Indebtedness (not otherwise permitted by this subsection 9.2) in an aggregate principal amount (as to the Borrowers and all their respective Subsidiaries) incurred subsequent to the Closing Date not to exceed $200,000,000, provided that the Net Proceeds of such Indebtedness are used to prepay Loans pursuant to subsection 5.4(d) and/or the Commitments are reduced by the amount of such Net Proceeds pursuant to subsection 5.4(d);

            (j) Indebtedness in respect of subordinated payment obligations issued pursuant to Section 4.05 or 4.06 of the Stockholders' Agreement (as in effect on the date hereof), provided that (i) such Indebtedness is subordinated to the Indebtedness, Guarantee Obligations and Letters of Credit of the Loan Parties under the Loan Documents on the terms and conditions set forth on Schedule 9.2(j) or on such other terms and conditions which are reasonably satisfactory to the Administrative Agent,
      (ii) no such terms and conditions shall be amended or otherwise modified in a manner adverse to the Lenders without the prior written consent of the Administrative Agent and (iii) the aggregate outstanding principal amount of all such notes shall not exceed $50,000,000 at any time;

            (k) Indebtedness in respect of Hedging Agreements; and

            (l) any refinancings, refundings, renewals or extensions of Indebtedness otherwise permitted hereunder, provided that (a) the principal amount thereof shall not be increased and (b) the subordination provisions (if any) with respect to any Indebtedness incurred pursuant to this paragraph are no less favorable to the Lenders than those applicable to the refinanced, refunded renewed or extended Indebtedness.

            9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) (i) the Lien described on Schedule 6.11 and (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that, in the case of clause (ii), adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of a Foreign Subsidiary, generally accepted accounting principles in the relevant jurisdiction);

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or which are bonded;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

            (f) Liens in existence on the date hereof securing Indebtedness permitted by subsection 9.2(e) which (i) are listed on Schedule 9.3(f) or
      (ii) as to Liens in respect of the assets of Foreign Subsidiaries, do not secure Indebtedness exceeding $5,000,000 in the aggregate or which arise in the ordinary course of business by operation of law, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Borrowers and their respective Subsidiaries permitted by subsection 9.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the original purchase price of such property;

            (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 9.2(g), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

            (i) Liens on the assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary permitted under subsection 9.2(d);

            (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrowers and all their respective Subsidiaries) $5,000,000 in aggregate amount at any time outstanding; and

            (k) Liens created pursuant to the Security Documents.

            9.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 9.4(a);

            (b) Guarantee Obligations in respect of guarantees made in the ordinary course of its business by such Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

            (c) Guarantee Obligations in respect of the Indebtedness permitted under subsection 9.2(d);

            (d) the Guarantees; and

            (e) Guarantee Obligations (not otherwise permitted pursuant to this subsection 9.4) issued after the Closing Date in an aggregate amount (as to the Borrowers and their respective Subsidiaries) not to exceed, together with Guarantee Obligations outstanding under paragraph (a) above, $40,000,000 at any one time outstanding.

            9.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

            (a) any Subsidiary of such Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

            (b) any wholly owned Subsidiary of such Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company;

            (c) any Subsidiary of such Borrower may by way of merger or consolidation with or into any other Person, convey, sell, transfer, assign or otherwise dispose of any or all of its assets or its ownership interest in such assets to, any Person to the extent that the sale or other disposition of such assets or such ownership interest of such Subsidiary would be permitted under subsection 9.6;

            (d) any Subsidiary of such Borrower may by way of merger or consolidation with or into any other Person consummate a Permitted Investment, provided that the surviving corporation in such merger or consolidation is a Subsidiary; and

            (e) the Mergers shall be permitted.

            9.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary of the Company, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale or other disposition of any property or assets (including, but not limited to, pursuant to Divestitures) in the ordinary course of business, provided that the aggregate purchase price for all such sales or other dispositions by the Borrowers and their Subsidiaries shall not exceed $100,000,000 in the aggregate after the Closing Date;

            (c) the sale of inventory in the ordinary course of business;

            (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (e) the sale of the New York Real Property; and

            (f) as permitted by subsection 9.5(b).

            9.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company (or, until the Holdings Merger, Y&R Inc. (New York), or, until the Partnership Merger, Y&R LP) or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary of the Company (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that the Company (i) may purchase or exchange then-existing employee stock options for its Capital Stock for consideration consisting solely of new employee stock options, (ii) so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, may purchase for cash or Indebtedness permitted pursuant to subsection 9.2(j) shares of its Capital Stock or options to acquire such Capital Stock from directors, officers and employees of the Company and its Subsidiaries in connection with employment and severance arrangements; provided that the aggregate amount of Restricted Payments made in cash (including payments in respect of the Principal or interest of the Indebtedness permitted pursuant to subsection 9.2(j)) pursuant to this clause (ii) shall not exceed $12,500,000 in the aggregate in any one fiscal year of the Company (the "Annual Amount") and provided further that any portion of the Annual Amount not utilized for such purpose in a given fiscal year may be carried over and shall be deemed to increase the Annual Amount for the subsequent fiscal year, until so utilized,
(iii) may consummate the transactions described on Schedule 8.11, (iv) may make Restricted Payments solely out of the cash proceeds from the issuance of Capital Stock upon exercise of stock options, (v) may make Restricted Payments pursuant to the Mergers, the Offers or the Special Compensation Arrangements (including, in the latter case, payments made in March 1997 or thereafter pursuant to such Arrangements (as in effect on the date hereof)), (vi) may make Restricted Payments made solely in the form of Capital Stock of the Company (including (A) the acceptance by the Company of Equity Interests contributed to it by the Management Investors as contemplated under subsection 7.1(b), (B) the acceptance by the Company of shares of Capital Stock as payment of the exercise price upon exercise of an option for Capital Stock and (C) the issuance by the Company of new employee stock options in substitution for outstanding employee stock options) and (vii) may make Restricted Payments to former holders of Equity Interests in connection with Equity Interests acquired or otherwise cancelled prior to the Offers. The acceptance by the Company of shares of Capital Stock from an employee in satisfaction of tax withholding obligations with respect to such employee shall be deemed to be a Restricted Payment.

            9.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business ("Capital Expenditures") not exceeding, in the aggregate for the Borrowers and their respective Subsidiaries during any of the fiscal years of the Company set forth below, the amount set forth opposite such fiscal year below:

                  Fiscal Year                            Amount
                  -----------                            ------
                    1997                              $57,500,000
                    1998                              $62,500,000
                    1999                              $67,500,000
                    2000                              $67,500,000
                    2001                              $67,500,000
                    2002                              $67,500,000
                    2003                              $67,500,000

provided, that (a) up to 50% of any amount set forth above for any fiscal year if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year, (b) Capital Expenditures resulting from any Investment pursuant to subsection 9.9(c) shall not be included for purposes of determining compliance with this subsection and
(c) Capital Expenditures resulting from the New York Real Estate Consolidation (to the extent that such Capital Expenditures are funded with the proceeds of the sale of the New York Real Property and to the extent such proceeds are not otherwise used in accordance with clause (iii) of the proviso to subsection 5.4(e)) shall not be included for purposes of determining compliance with this subsection.

            9.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) Investments (including, but not limited to, Acquisitions) made by the Company or any of its Subsidiaries, provided that the aggregate consideration (including assumed Indebtedness) for all such Investments after the date hereof shall not exceed $25,000,000 in any one fiscal year of the Company or $100,000,000 in the aggregate, provided, further, that additional Investments not exceeding $10,000,000 in any one fiscal year of the Company or $35,000,000 in the aggregate shall be permitted to the extent that the consideration therefor consists of Capital Stock of the Company;

            (d) Investments pursuant to subsection 5.4(e);

            (e) loans and advances to employees of the Borrowers and their respective Subsidiaries for (i) travel, entertainment and relocation expenses and in connection with management incentive plans, in each case in the ordinary course of business, and loans to officers of the Borrowers and their respective Subsidiaries in the ordinary course of business, in an aggregate amount for the Borrowers and their respective Subsidiaries not to exceed $10,000,000 at any one time outstanding (excluding the Management Investor Notes) and (ii) the Management Investor

      Notes;

            (f) Investments by such Borrower in any other Borrower or in Domestic Subsidiaries of any Borrower and Investments by Subsidiaries of any Borrower in any Borrower and in Domestic Subsidiaries of any Borrower, provided that no Investment shall be made in any Y&R Agent Subsidiary pursuant to this paragraph other than any Investment arising out of any Indebtedness permitted under subsection 9.2(b); and

            (g) Investments by the Borrowers and their Domestic Subsidiaries in Foreign Subsidiaries of the Borrowers, provided that (i) the aggregate amount of all such Investments (including Investments in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 9.5) for less than fair market value, Indebtedness pursuant to subsection 9.2(b) and Guarantee Obligations pursuant to subsection 9.4(b)) subsequent to the Closing Date in such Foreign Subsidiaries shall not exceed $75,000,000 and (ii) no Investment shall be made in any Y&R Agent Subsidiary pursuant to this paragraph other than any Investment arising out of any Indebtedness permitted under subsection 9.2(b).

            9.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that it is agreed that the transactions contemplated by the Recapitalization Documentation as in effect on the date hereof shall not be prohibited by this subsection.

            9.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by such Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary, except for any such arrangement with respect to computer and office equipment with respect to which the aggregate sales price shall not exceed $20,000,000.

            9.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

            9.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) any purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) operating leases or similar agreements (in which case any prohibition or limitation shall only be effective against the relevant Borrower's or Subsidiary's rights under any such operating lease or similar agreement, as the case may be), which prohibits or limits the ability of such Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            9.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which such Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

            9.15 Limitation on Business of Summit. Permit Summit to engage in any business other than the captive insurance business in a manner consistent with past practice.

                          SECTION 10. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Loan or any interest on any Loan (other than a Revolving Offshore Loan or Fronted Offshore Loan) when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Revolving Offshore Loan or any Fronted Offshore Loan, or any fees or other amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in subsection 8.11 or Section 9 of this Agreement,
      Section 6 of the Parent Borrower Mortgage with respect to the New York Real Estate (or the comparable provision of any other Mortgage), Section 5(a) or 5(b) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement or Section 4.4 or 7.2 of the Parent Borrower Security Agreement or Subsidiaries Security Agreement; or

            (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Company by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer of any Borrower becomes aware of such default; or

            (e) Any Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations at any time in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $5,000,000; or

            (f) (i) Any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign

      Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
      (ii), or (iii) above; or (v) any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) Except as set forth on Schedule 6.13, (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving in the aggregate for the Borrowers and their respective Subsidiaries, taken as a whole, a liability (to the extent not paid or fully covered by insurance or third-party indemnification from third parties which could reasonably be expected to satisfy any indemnification claim) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

            (k) a Change of Control shall occur;

then, and in any such event, (A) (1) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Parent Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (2) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to a Subsidiary Borrower, (i) the eligibility of such Subsidiary Borrower to borrow shall thereupon terminate and (ii) the Loans of such Subsidiary Borrower shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations of such Subsidiary Borrower in respect thereof and (B) if such event is any other Event of Default or an Event of Default described in clause (A)(2) above, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount (or, in the case of Letters of Credit issued in an Offshore Currency, the Dollar Equivalent of the aggregate then undrawn and unexpired amount) of such Letters of Credit. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrowers. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

            Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 11. GUARANTEE

            11.1 Guarantee. (a) To induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make the extensions of credit provided for herein to the Subsidiary Borrowers, each of the Parent Borrowers hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each of the Parent Borrowers further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Parent Borrower under this Section 11. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Obligations. For purposes of this Section 11, each Fronting Lender shall be deemed to be a "Lender".

            (b) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Parent Borrower under this Section 11 which shall, notwithstanding any such payment or payments, remain in full force and effect until the Obligations are paid in full and the Commitments are terminated. Each of the Parent Borrowers agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this
Section 11, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section 11 for such purpose.

            11.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 11, no Parent Borrower shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Parent Borrower seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower or any other Guarantor in respect of payments made by such Parent Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding. If any amount shall be paid to any Parent Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, the Commitments shall not have been terminated or any Letter of Credit is outstanding, such amount shall be held by such Parent Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Parent Borrower, and shall, forthwith upon receipt by such Parent Borrower, be turned over to the Administrative Agent, for the benefit of the Lenders, in the exact form received by such Parent Borrower (duly indorsed by such Parent Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this subsection shall survive the termination of the guarantee contained in this Section 11 and the payment in full of the Obligations and the termination of the Commitments.

            11.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Parent

Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Parent Borrower, and without notice to or further assent by such Parent Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, the other Loan Documents, and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) or such Lender or Affiliate may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender or its Affiliates shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 11 or any property subject thereto. When making any demand hereunder against any Parent Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the relevant Subsidiary Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from such Subsidiary Borrower or any such other guarantor or any release of such Subsidiary Borrower or such other guarantor shall not relieve such Parent Borrower of its obligations or liabilities under this Section 11, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against such Parent Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            11.4 Guarantee Absolute and Unconditional. Each Parent Borrower waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Each Parent Borrower waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers with respect to the Obligations. The Guarantee contained in this
Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any Note, any other Loan Document, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Subsidiary Borrowers against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Obligations, or of such Parent Borrower under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Parent Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrowers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Subsidiary Borrowers or any such other Person or of any such guarantee or right of offset, shall not relieve such Parent Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Parent Borrower. The guarantee contained in this Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Parent Borrower and its successors, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, permitted transferees and permitted assigns, until all the Obligations and the obligations of each Parent Borrower under this Section 11 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Subsidiary Borrowers may be free from any Obligations.

            11.5 Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                      SECTION 12. THE ADMINISTRATIVE AGENT

            12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the foregoing, the use of the term "agent" with respect to the Administrative Agent is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

            The European Payment Agent may act on behalf of the Lenders with respect to Revolving Offshore Loans and the documents associated therewith. It is understood and agreed that the European Payment Agent (a) shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Section 12 with respect to acts taken or omissions suffered by the European Payment Agent in connection with Revolving Offshore Loans and the documents associated therewith as fully as if the term "Administrative Agent", as used in this Section 12, included the European Payment Agent and (ii) as additionally provided in this Agreement with respect to the European Payment Agent and (b) shall have all of the benefits of the provisions of subsection 12.7 as fully as if the term "Administrative Agent", as used in subsection 12.7, included the European Payment Agent.

            The Issuing Banks and the Fronting Lenders shall act on behalf of the Lenders with respect to Letters of Credit and Fronted Offshore Loans issued or made under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Banks and the Fronting Lenders (a) shall have all of the benefits and immunities (i) provided to the Administrative Agent in this

Section 12 with respect to acts taken or omissions suffered by such Issuing Banks and Fronting Lenders in connection with Letters of Credit and Fronted Offshore Loans issued or made under this Agreement and the documents associated therewith as fully as if the term "Administrative Agent", as used in this
Section 12, included such Issuing Banks and Fronting Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement and
(b) shall have all of the benefits of the provisions of subsection 12.7 as fully as if the term "Administrative Agent", as used in subsection 12.7, included such Issuing Banks and Fronting Lenders.

            12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

            12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders entitled to so act; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement expressly requires that such actions be taken or not be taken only with the consent or upon the authorization of the Required Lenders).

            12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any such other Person hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any such other Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) (other than the Arranger), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person (other than the Arranger) in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person (other than the Arranger) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the relevant Agent-Related Person's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

            12.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent and its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or their Affiliates) and acknowledge that neither the Administrative Agent nor its Affiliates shall be under an obligation to provide such information to them. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Parent Borrowers (which approval shall not be unreasonably withheld)), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Effective upon such appointment by the Majority Lenders or by the Administrative Agent, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no successor agent has accepted appointment as Administrative Agent by the date which is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. The European Payment Agent may resign upon notice to the Administrative Agent or the Administrative Agent may replace the European Payment Agent (but neither the Lenders nor the Borrowers may replace the European Payment Agent).

                            SECTION 13. MISCELLANEOUS

            13.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements or conditions of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Reimbursement Obligation or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or the Guarantors, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section 12 without the written consent of the then Administrative Agent or (iv) amend, modify or waive any provisions of subsection 3.3 through 3.10 without the consent of each Issuing Bank adversely affected in any material respect thereby or (v) amend, modify or waive any provision of Section 4 or subsection 5.3(b), 5.4(b), 5.9(b) or 5.11(b) without the consent of each Fronting Lender adversely affected thereby or (vi) amend, modify or waive any provision of subsection 3.11 or 3.12 without the consent of the Swing Line Lender or (vii) amend, modify or waive any provision of subsection 5.11(d) without the consent of each Lender adversely affected thereby or (viii) amend, modify or waive any provision of this clause (viii) or subsection 5.4(c) without the written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all the Revolving Lenders or
(ix) amend, modify or waive any provision of this clause (ix) or subsection 5.4(g) without the written consent of the Majority Term Lenders or reduce the percentage specified in the definition of Majority Term Lenders without the written consent of all the Term Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Parent Borrowers and the Administrative Agent, and as set forth in Schedule 1.1(a) or the relevant Borrowing Subsidiary Agreement, as the case may be, in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

Y&R Holdings:       285 Madison Avenue
                    New York, New York 10017
                    Attention: Barry Belfer
                    Fax: (212) 210-5363

Y&R Inc.
  (New York):       285 Madison Avenue
                    New York, New York 10017
                    Attention: Barry Belfer
                    Fax: (212) 210-5363

Y&R Inc.
  (Delaware):       285 Madison Avenue
                    New York, New York 10017
                    Attention: Barry Belfer
                    Fax: (212) 210-5363

Y&R LP:             285 Madison Avenue
                    New York, New York 10017
                    Attention: Barry Belfer
                    Fax: (212) 210-5363

The Administrative
      Agent: For notices of borrowing, payments and other administrative matters:

                    Bank of America National Trust & Savings Association ABA No.: 1210-0035-8
                    Bancontrol No.: 12339-15321
                    Ref: Young & Rubicam, Inc. - CH1216
                    Agency Administrative Services #5596
                    1455 Market Street, 13th floor
                    San Francisco, CA 94103

                    For all other notices (including with respect to amendments and waivers):

                    Bank of America National Trust and Savings Association
                     Agency Management #10831
                    1445 Market Street
                    San Francisco, California 94103
                    Attention: Gary Flieger
                    Fax: (415) 436-3425

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 3.4, 3.12, 4.2, 5.4 or 5.6 shall not be effective until received.

            13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            13.5 Payment of Expenses and Taxes. Each Parent Borrower jointly and severally agrees (each Subsidiary Borrower severally agrees, to the extent applicable to actions or omissions by it or Loan Documents to which it is a party) (a) to pay or reimburse the Administrative Agent and the Arranger for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Arranger (including the allocated non-duplicative fees and expenses of in-house counsel), (b) to pay or reimburse each Lender and the Administrative Agent and each of their Affiliates for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated non-duplicative fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, each Fronting Lender, each Issuing Bank, the Administrative Agent and each Agent-Related Person harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) to pay or reimburse each Lender, each Fronting Lender and each Issuing Bank for any costs and expenses incurred by such Lender in funding any payment in an Offshore Currency pursuant to subsection 3.6(a) or 4.4(a) and to pay or reimburse each Lender, each Fronting Lender and each Issuing Bank for any costs and expenses incurred in connection with any conversion of any amount to Dollars pursuant to subsection 3.5(b) or 4.3(b) and
(e) to pay, indemnify, and hold each Lender, each Fronting Lender, each Issuing Bank, the Administrative Agent and each Agent-Related Person harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Recapitalization, the Recapitalization Documentation or the actual or proposed use of the proceeds of the Loans in connection with the Recapitalization and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to the Administrative Agent, any Agent-Related Person, any Lender or any Fronting Lender or Issuing Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, any such Agent-Related Person or any such Lender, Fronting Lender or Issuing Bank. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

            13.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time sell to one or more banks or other financial entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 13.1. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 5.13, 5.14 and 5.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 5.14, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the written consent of the Company and the Administrative Agent and, in the case of assignment of Revolving Commitments and/or Revolving Loans, the Issuing Bank, the Fronting Lenders and the Swing Line Lender (which in each case shall not be unreasonably withheld), to an additional bank or financial institution or entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit T, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company, the Administrative Agent and any other Person whose consent is required under this subsection) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, (i) in the case of any such assignment to an additional bank or financial institution of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (unless otherwise agreed by the Borrowers and the Administrative Agent) and (ii) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph
(e) of this subsection, the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing under Section 10(a), 10(c) or 10(k) or any of the events described in Section 10(f) shall have occurred and be continuing with respect to any Parent Borrower.

            (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection
13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by (to the extent required) the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

            (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Transferee or prospective Transferee having agreed to be bound by the provisions of subsection 13.15, any and all information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            13.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent Borrowers and the Administrative Agent.

            13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            13.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this

      Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth or referred to in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            13.13 Acknowledgements. Each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

            13.14 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            13.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrowers pursuant to this Agreement that is designated by the Borrowers in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender, (vi) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

            13.16 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Banking Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this subsection 13.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            13.17 Joint and Several Obligations. All obligations, liabilities, covenants and representations and warranties of any Parent Borrower under this Agreement shall be joint and several obligations, liabilities, covenants and representations and warranties of all the Parent Borrowers.

            13.18 Release of Lien on Receivables. If the Applicable Margin is at any time determined by reference to Debt Level 2 Status or Debt Level 1 Status (whichever occurs first), the Lien on the Receivables (as defined in the Security Agreements) of the Parent Borrowers and the Domestic Subsidiaries granted pursuant to the Security Agreements shall be released, provided that, if the Applicable Margin is at any time thereafter determined by reference to Debt Level 4 Status, Debt Level 5 Status or Debt Level 6 Status, the Parent Borrowers and each Guarantor shall, at the request of the Administrative Agent or the Majority Lenders, grant a Lien on their Receivables (as defined in the Security Agreement) to the Administrative Agent on the terms and conditions set forth in the Credit Agreement (prior to giving effect to such release). Upon the release of the Lien on the Receivables (as defined in the Security Agreements) of the Parent Borrowers and the Domestic Subsidiaries pursuant to the immediately preceding sentence, the Administrative Agent shall, and is hereby authorized to, execute and deliver to the Borrower, or to such person or persons as the Parent Borrowers shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the

Parent Borrowers at their expense which the Parent Borrowers shall reasonably request to evidence such release.

            13.19 Release of Lien on New York Real Property. Upon any sale of the New York Real Property pursuant to subsection 9.6(e), the Administrative Agent shall, and is hereby authorized to, execute and deliver to the relevant Borrower, or to such person or persons as such Borrower shall reasonably designate, all releases, satisfactions of mortgage, non-recourse assignments of mortgage and similar documents prepared by such Borrower at its expense which such Borrower shall reasonably request to evidence such release.

            13.20 Recordation of Mortgages. The Administrative Agent may record and file at any time in its discretion or at the direction of the Majority Lenders any Mortgage delivered to it pursuant to this Agreement in order to perfect or record the Lien granted pursuant to such Mortgage. The Parent Borrowers shall reimburse the Administrative Agent for any recording fees or other costs and expenses incurred by the Administrative Agent in recording such Mortgages and hereby request that Revolving Loans (which shall be made as Base Rate Loans) in an aggregate principal amount sufficient to pay from time to time any such recording fees or other costs and expenses be made and the Administrative Agent shall retain the proceeds of such Revolving Loans in satisfaction of the Parent Borrowers' obligation to reimburse such fees, costs and other expenses.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                YOUNG & RUBICAM HOLDINGS INC.


                                By:
                                   -------------------------------------------
                                   Title:


                                YOUNG & RUBICAM INC., a New York corporation


                                By:
                                   -------------------------------------------
                                   Title:


                                YOUNG & RUBICAM INC., a Delaware corporation


                                By:
                                   -------------------------------------------
                                   Title:

                                YOUNG & RUBICAM L.P.

                                By: YOUNG & RUBICAM INC., a New York
                                corporation, its General Partner


                                By:
                                   -------------------------------------------
                                   Title:


                                BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION, as
                                 Administrative Agent


                                By:
                                   -------------------------------------------
                                   Title:


                                BANK OF AMERICA INTERNATIONAL LIMITED,
                                 as European Payment Agent


                                By:
                                   -------------------------------------------
                                   Title:

                                                                         Annex A

                                  PRICING GRID

======================================================================================
                                          Applicable Margin for
                                              Eurodollar and
                     Applicable Rate for    Revolving Offshore   Applicable Margin for
                       Commitment Fees            Loans             Base Rate Loans
                       (basis points)         (basis points)        (basis points)
======================================================================================
Debt Level 1 Status        20.00                  62.50                    0.0
--------------------------------------------------------------------------------------
Debt Level 2 Status        25.00                  87.50                    0.0
--------------------------------------------------------------------------------------
Debt Level 3 Status        25.00                 112.50                    0.0
--------------------------------------------------------------------------------------
Debt Level 4 Status        37.50                 137.50                  12.50
--------------------------------------------------------------------------------------
Debt Level 5 Status        37.50                 162.50                  37.50
--------------------------------------------------------------------------------------
Debt Level 6 Status        50.00                 200.00                  75.00
======================================================================================

                                                                 SCHEDULE 1.1(a)

                       LENDERS, ISSUING BANKS, COMMITMENTS
                                 AND ADDRESSES:
                  $700 MILLION SENIOR SECURED CREDIT FACILITIES



BANK OF AMERICA (ILLINOIS)
      Address for Notices:
      231 South LaSalle Street
      Chicago, IL 60697

      Attn: Dustin Vincent
      Telecopy: (312) 828-3555

      Commitment Amounts:
      -------------------
      Revolving Commitment                                    $29,280,000.00
      Term Commitment                                         $66,720,000.00

THE BANK OF NEW YORK

      Address for Notices:
      One Wall Street, 22nd FL
      New York, NY 10286

      Attn: David C. Judge
      Telecopy: (212) 635-6999

      Commitment Amount:
      -------------------
      Revolving Commitment                                    $23,040,000.00
      Term Commitment                                         $24,960,000.00


                                                          SCHEDULE 1.1(a) Page 2


CITIBANK, N.A.
      Address for Notices:
      399 Park Avenue
      New York, NY 10043

      Attn: Charles Hebard
      Telecopy: (212) 793-6873

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $23,040,000.00
      Term Commitment                                       $24,960,000.00


CREDIT LYONNAIS

      Address for Notices:
      1301 Avenue of the Americas
      New York, NY 10019-6022

      Attn: Heidi Rosen
      Telecopy: (212) 459-3179

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $23,040,000.00
      Term Commitment                                       $24,960,000.00


WACHOVIA BANK OF GEORGIA, N.A.

      Address for Notices:
      191 Peachtree Street, N.E. (GA 370)
      Atlanta, GA 30303

      Attn: William Christie
      Telecopy: (404) 332-6898

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $23,040,000.00
      Term Commitment                                       $24,960,000.00

                                                          SCHEDULE 1.1(a) Page 3


BANKERS TRUST COMPANY
      Address for Notices:
      One BT Plaza
      130 Liberty Street
      New York, NY 10006

      Attn: Tony Hass
      Telecopy: (212) 250-6029/7351

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00


THE BANK OF NOVA SCOTiA

      Address for Notices:
      One Liberty Plaza
      New York, NY 10006

      Attn: Todd Meller
      Telecopy: (212) 225-5090

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00


BANK OF TOKYO-MITSUBISHI TRUST CO.

      Address for Notices:
      1251 Avenue of the Americas
      12th Floor
      New York, NY 10020-1104

      Attn: Amanda S. Ryan
      Telecopy: (212) 782-6445

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00

                                                          SCHEDULE 1.1(a) Page 4


FIRST UNION NATIONAL BANK OF NORTH CAROLINA
      Address for Notices:
      301 South College Street
      5th Floor
      Charlotte, NC 28288-0737

      Attn: Charles Lockyer
      Telecopy:(704) 374-3300

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00


FLEET BANK, N.A.

      Address for Notices:
      1133 Avenue of the Americas
      New York, NY 10036

      Attn: Thomas J. Levy
      Telecopy: (212) 703-1724

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00


KEYBANK NATIONAL ASSOCIATION

      Address for Notices:
      127 Public Square
      Cleveland, OH 44114-1306

      Attn:  Rod MacDonald
      Telecopy: (216) 689-4981

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $16,800,000.00
      Term Commitment                                       $18,200,000.00

                                                          SCHEDULE 1.1(a) Page 5


CORESTATES BANK, N.A.
      Address for Notices:
      1339 Chestnut Street, FC 1-8-11-28
      Philadelphia, PA 19107

      Attn: Ed Kirnell
      Telecopy: (215) 786-7721

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $12,000,000.00
      Term Commitment                                       $13,000,000.00


THE FIRST NATIONAL BANK OF CHICAGO

      Address for Notices:
      153 West 51st Street
      Mail Suite 4000
      New York,NY 10019

      Attn: Juan Duarte
      Telecopy: (212) 373-1180

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $12,000,000.00
      Term Commitment                                       $13,000,000.00


BANQUE NATIONALE DE PARIS

      Address for Notices:
      180 Montgomery Street, 3rd Floor
      San Francisco, CA 94101

      Attn: Jennifer Cho
      Telecopy: (415) 296-8954

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $ 9,600,000.00
      Term Commitment                                       $10,400,000.00

                                                          SCHEDULE 1.1(a) Page 6


AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
      Addresses for Notices:
      1177 Avenue of the Americas
      New York, NY 10036-2798

      Attn: Christine Pomeranz
      Telecopy: (212) 801-9131

      Business Banking, 1st Floor
      799 Pacific Hwy
      Chapswood NSW Australia 2067

      Attn: Robin Long
      Telecopy: 011-61-2-9419-6321

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $7,200,000.00
      Term Commitment                                       $7,800,000.00


CAISSE NATIONALE DE CREDIT AGRICOLE

       Address for Notices:
       520 Madison Avenue
       8th Floor
       New York, NY 10022

       Attn: John McCloskey
       Telecopy: (212) 418-2228

       Commitment Amount:
       -------------------
       Revolving Commitment                                 $7,200,000.00
       Term Commitment                                      $7,800,000.00

                                                          SCHEDULE 1.1(a) Page 7


THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY
      Address for Notices:
      245 Park Avenue, 23rd Floor
      New York, NY 10167

      Attn: Akira Yoshida
      Telecopy: (212) 682-2870

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $7,200,000.00
      Term Commitment                                       $7,800,000.00


THE ROYAL BANK OF SCOTLAND PLC

      Address for Notices:
      Wall Street Plaza
      88 Pine Street, 26th Floor
      New York, NY 10005

      Attn: Shona Pryor
      Telecopy: (212) 480-0791

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $7,200,000.00
      Term Commitment                                       $7,800,000.00


THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH

      Address for Notices:
      277 Park Avenue
      New York, NY 10172

      Attn: Angelo Balestrieri
      Telecopy:(212) 224-5188

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $7,200,000.00
      Term Commitment                                       $7,800,000.00

                                                        SCHEDULE 1.1(a) Page 8



ARAB BANKING CORPORATION (B.S.C.)
      Address for Notices:
      277 Park Avenue, 32nd Fl.
      New York, NY 10172-3299

      Attn: Sheldon Tilney
      Telecopy:(212) 583-0921/0935

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $4,800,000.00
      Term Commitment                                       $5,200,000.00

BANCA MONTE DEI PASCHI DI SIENA S.P.A.

      Address for Notices:
      245 Park Avenue, 26th Fl.
      New York, NY 10167

      Attn: Robert F. Woods
      Telecopy:(212) 557-8039

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $3,360,000.00
      Term Commitment                                       $3,640,000.00


METROPOLITAN LIFE INSURANCE COMPANY

      Address for Notices:
      334 Madison Avenue
      P.O. Box 633
      Convent Station, NJ 07961-0633

      Attn:  James Dingler
      Telecopy: (201) 254-3050

      Commitment Amount:
      -------------------
      Revolving Commitment                                  $         0.00
      Term Commitment                                       $25,000,000.00

                                                          SCHEDULE 1.1(a) Page 9



ALLSTATE INSURANCE COMPANY
      Address for Notices:
      3075 Sanders Road, Suite G3A
      Northbrook, IL 60062-7127




      Attn: Mary Ann Hawley
      Telecopy: (847) 402-3092


      Commitment Amounts:
      -------------------
      Revolving Commitment                                           $0.00
      Term Commitment                                       $15,000,000.00

[/R]

                                  SCHEDULE 6.1

     1. Young & Rubicam L.P. entered into an Asset Purchase Agreement with Waring & LaRosa, Inc., dated May 9,1996 to purchase substantially all of seller's assets for $3,000,000 in cash. This transaction closed on June 3, 1996.

     2. Young & Rubicam L.P. entered into an Asset Purchase Agreement with The Media Edge, Inc. and N.W. Ayer ABH International, Inc., dated October 11, 1996, to purchase substantially all of the assets of The Media Edge. Inc., for $3,004,500 in cash. The transaction closed on October 11, 1996.

     3. The Company is in the process of acquiring the remaining 28% of Advico/Young & Rubicam AG, to be effective as of January 1, 1996, for approximately $13,300,000.

     Young & Rubicam L.P. and RJC Inc. are in the process of selling their combined 50% interest in the Los Angeles division of Lord Dentsu & Partners LLC to Dentsu USA, Inc. (the holder of the remaining 50% interest) for $2,600,000. It is expected that such sale will be completed and the proceeds will be received by the end of 1996. Young & Rubicam L.P. has agreed to make a capital contribution in the amount of $3,500,000 to Lord, Dentsu & Partners LLC ("LDP") in order to match Dentsu's prior contribution in the same amount, upon the closing of the sale of the Los Angeles office of LDP as its share of the capital account deficit of LDP.

     The Company is in the process of selling its operations in Australia and New Zealand, except for Sudler & Hennessey and Burson-Marsteller, to Mattingly and Partners Group Pty Ltd. ("Mattingly") in exchange for an increased ownership percentage in Mattingly. The operations are being valued by an independent valuation firm, so the final ownership percentages have not been determined yet.

     G&R Publicita - Sudler & Hennessey, S.r.l. ("G&R") is in the process of selling 12% of its subsidiary, Creative Healthcare Advertising S.r.l., to two directors of the subsidiary, Guiseppe Banfi and Antonio Baschi, for a total of Lir. 48,061,862. It is expected that such sale will be completed and the proceeds will be received by the end of 1996.

     Dentsu Burson-Marsteller Inc. ("DBM") filed a Certificate of Dissolution effective as of February 28, 1996. Burson-Marsteller International Inc. owned 49% of DBM and Dentsu Inc. and Dentsu PR Center Ltd. owned 41% and 10%, respectively. The dissolution has not been finally approved by the State of New York.

                                  SCHEDULE 6.2

     On October 18, 1996, the Company paid a dividend of $.27 per share to holders of record as of June 30, 1996 of Young & Rubicam Inc. Common Stock, totaling $683,506.

     On October 18, 1996, the Company paid a dividend equivalent of $.27 per limited partner ship unit to holders of record as of June 30, 1996 of Young & Rubicam L.P. Limited Partnership Units, totaling $530,088.

     On October 18, 1996, the Company paid a dividend of $10.00 per share to holders of record as of June 30, 1996 of Young & Rubicam Inc. Preferred Stock, totaling $12,790.

     From January 1, 1996 through September 30, 1996, 450,765 shares of Young & Rubicam Inc. Common Stock have been redeemed in the normal course from 22 terminating employees (including interests held in the Young & Rubicam Inc. Employees' Savings Plan) for a total of $10,768,461.

     From January 1, 1996 through September 30, 1996, 167,161 limited partnership units of Young & Rubicam L.P. have been repurchased in the normal course from 18 terminating employees for a total of $1,967,464.

                                  SCHEDULE 6.8


Mexico All that land consisting of approximately 759m2 together with a building thereon having an area of approximately 530.29m2 together with a patio consisting of approximately 246.98m2 situated at the location commonly known as Calle de Juarez No. 1, San Angel, Delegation Villa Alvaro Obregon, Mexico D.F., Mexico.


Cedar Rapids        All that certain parcel of land consisting of approximately
                    6.53 acres, together with a two level building thereon consisting of approximate]y 28,317 square feet and commonly known as 4211 Signal Ridge Road N.E., situated in Cedar
                    Rapids, Linn County, Iowa, which land is more specifically described in the deed dated September 11, 1989 from Signal
                    Ridge Development Company to Young & Rubicam L.P.

*New York           All that certain parcel of land together with the buildings and improvements hereon erected in the Borough of Manhattan, City, County and State of New York, which building is commonly referred to as 285 Madison Avenue, which property is more particularly described in the deed dated May 23, 1983 from Metropolitan Life Insurance Company to Young &
                    Rubicam Inc.

Hungary A suite of offices consisting of approximately 184m2 situated at Nephadscreq Utca 3 in the City of Budapest in Hungary, which suite is subject to an option to purchase by the existing third party tenant at price of Ftl4 million (approximately $100,720 at 1996 planning rates).

Puerto Rico         All that certain land and the building thereon consisting of approximately 15,000 sq. ft. situated at the location commonly known as 9 Munet Court in the City of Guaynabo in Puerto Rico.

Santo Domingo       All that certain land consisting of approximately 2,705m2
                    and building thereon of approximately 1,364m2 situated in the Avenida de los Proceres at the corner of Camino del
                    Oeste in the City of Santo Domingo in the Dominican
                    Republic.

------------
*Mortgage to be granted

                                  SCHEDULE 6.11

     The IRS previously assessed Young & Rubicam L.P. with approximately $6,000,000 of taxes and interest relating to 1991. There is no reserve for this item because the Company believes there is no basis for this assessment. The IRS has put a lien on the Company's headquarters building. A Statement of Adjustment to the Company's account was received on October 9, 1996 from the IRS indicating that the tax assessment and interest penalties relating to 1991 have now been reversed. The Company has not yet received the lien release. The Company is attempting to finally resolve this matter with the IRS problem resolution office in Holtsville, New York.

                                  SCHEDULE 6.13

     According to William M. Mercer Incorporated, the actuary for the Company's pension plans, the present value of all accrued benefits of the Young & Rubicam Inc. Career Cash Balance Plan (formerly known as the Career Compensation Plan) exceeds the value of assets as of the last valuation date of January 1, 1996. Such excess is $6.3 million if one uses the actuarial value of assets, or $3.3 million if one uses the market value of assets. These liabilities were determined using the 9% funding assumption.

                                  SCHEDULE 6.15

I. Set forth below is an organization chart and listing of the legal names of each domestic and foreign operating subsidiary (by country) of Young & Rubicam Inc. and Young & Rubicam L.P., and other entities in which Young & Rubicam Inc. or a subsidiary has a minority interest (other than subsidiaries being formed in connection with the Recapitalization). The legal ownership percentage held by Young & Rubicam Inc. or Young & Rubicam L.P. and the type of entity (whether holding or operating) is set forth below. Unless otherwise indicated, each entity is a corporation (or equivalent) organized in the country under which its name appears.

                  YOUNG & RUBICAM INC. LEGAL OWNERSHIP SCHEDULE

                                                        Legal
COMPANY NAME                                             Own          TYPE OF
                                                          %           ENTITY
--------------------------------------------------------------------------------

ARGENTINA
Young & Rubicam Inc. (New York corporation)
     Y&R Inversiones Publicitarias SA                    100          Holding
         Young & Rubicam SA.                             80*          Operating
         ADD S.A.                                        100*         Operating
         Wunderman Cato Johnson, S.A.                    44           Operating
         Burson-Marsteller S.A.                          51           Operating
         Action Line, S.A.                               32           Operating

                   *Effective profit ownership interest is 44%


AUSTRALIA
Young & Rubicam Inc. (New York corporation)
     Y&R Australia Pty Ltd                               100          Operating
         Wunderman Cato Johnson, Pty Ltd.                100          Operating
     Y&R Sydney Pty Ld.                                  100          Operating
     Burson-Marsteller International Inc.
           (Delaware corporation)                        100          Operating
         Burson-Marsteller Pty Ltd.                      100          Operating


AUSTRIA
Young & Rubicam Inc. (New York corporation)
     Y&R Vienna Werbegesellschaft m.b.H.                 100          Operating


BELGIUM
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group
           B.V. (Netherlands corporation)                100          Holding
       Burson-Marsteller S.A.                            100          Operating
           Robinson-Linton Associates S.A.               85           Operating
       Young & Rubicam Belgium S.A.                      100          Operating
           Wunderman Cato Johnson, Belgium S.A.          75           Operating

BRAZIL
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam do Brasil S/C Ltda.                 100          Operating
        Young & Rubicam Comunicacoes Ltda.               100          Operating
           ADD Communicacoes Ltda.                       100          Operating
           Wunderman do Brasil Ltda.                     100          Operating
           VS Escala Comunicacoes Ltda.                  25           Operating
     Burson-Marsteller International Inc.
       (Delaware corporation)                            100          Operating
         Burson-Marsteller S/C Ltda.                     100          Operating



CANADA
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Group of Companies Ltd.             100          Operating
         S&H Gall, Inc.                                  51           Operating
         The Finished Line Art & Design Ltd.             100          Operating
         The Finished Type Inc.                          50           Operating
         Saint-Jacques Vallee Y&R Inc. (Montreal)        49           Operating
         Firstcom Marketing Inc.                         100          Operating
         National Public Relations                       22           Operating


CHILE
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Inc. y Compania                     100          Operating
         Prolam/Young & Rubicam S.A.                     30           Operating


COLOMBIA
Young & Rubicam Inc. (New York corporation)
     Cygnet Holdings Inc. (Delaware corporation)         100          Holding
         Young Rubicam S.A.                              100          Operating
             ADD S.A                                     100          Operating



THE CZECH REPUBLIC
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
         (Netherlands corporation)                       100          Holding
         Young & Rubicam Praha, A.S.                     100          Operating
             WCJ Praha                                   100          Operating
             Mediapolis Czech Republic                   50           Operating


DENMARK
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
         (Netherlands corporation)                       100          Holding
         Young & Rubicam Denmark Group A/S               100          Operating

DOMINICAN REPUBLIC
Young & Rubicam Inc. (New York corporation)
     Investigaciones Merdadeo C Por A                    65           Operating
     Y&R Damaris C por A                                 65           Operating

FINLAND
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
         (Netherlands corporation)                       100          Holding
         Young & Rubicam Finland Oy                      80           Operating


FRANCE
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
        (Netherlands corporation)                        100          Holding
        Young & Rubicam France S.A.                      100          Operating
             Covema Holding                              35           Operating
               BCMW                                      85*          Operating
               PERF                                      85*          Operating
               Srateme                                   85*          Operating
             Creep Sarl                                  100          Operating
             Landor Associates S.A.                      100          Operating
             Lumiere Sarl                                40           Operating
             Mediapolis Worldwide                        49           Operating
               Mediapolis                                100          Operating
             Wunderman Cato Johnson France S.A.          100          Operating
             Larminat Merlet Communications              40           Holding
               LM Young & Rubicam                        46           Operating
             Burson-Marsteller Eurocorporate S.A.        100          Operating


                   *Effective profit ownership interest is 30%

GERMANY
Young & Rubicam Inc. (New York corporation)
   Young & Rubicam International Group B.V.
        (Netherlands corporation)                        100          Holding
        Burson-Marsteller GmbH                           100          Operating
            Young & Rubicam GmbH                         100          Operating
                Sudler & Hennessey GmbH                  100          Operating
                Wunderman Cato Johnson GmbH              100          Operating
                 FutureCom GmbH                          100          Operating
                 Haehn und Partner GmbH                  100          Operating

GREECE
Young & Rubicam Inc. (New York corporation)
   Young & Rubicam International Group B.V.
        (Netherlands corporation)                        100          Holding
        Young & Rubicam Italia S.p.A.
        (Italian corporation)                            100          Operating
             Geo/Young & Rubicam S.A.                    62           Operating
                     Greek Media Group                   19*          Operating
                     Wunderman Worldwide
                       Advertising Marketing S.A.        98**         Operating

                   *Effective profit ownership interest is 12%

                  **Effective profit ownership interest is 61%

GUATEMALA
Young & Rubicam Inc. (New York corporation)
     Cygnet Holdings Inc. (Delaware corporation)         100          Holding
          Eco Young & Rubicam, S.A.                      40           Operating

HONG KONG
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Burson-Marsteller Asia Ltd.                    100          Operating
             Burson-Marsteller Hong Kong Ltd.            100          Operating
     Landor Associates (California corporation)          100          Operating
       Landor Associates Designers & Consultants Ltd.    100          Operating
       Landor Associates Asia-Pacific Ltd.               100          Holding


HUNGARY
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
         (Netherlands corporation)                       100          Holding
         Young & Rubicam Hungary Advertising             100          Operating
           WCJ Budapest                                  100          Operating
           Mac-Mester                                    100          Operating
           Mediapolls                                    50           Operating
         Burson-Marsteller Budapest Kft                  100          Operating


INDIA
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Roger Pereira                                  49           Operating

INDONESIA
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Burson-Marsteller Asia Ltd.
          (Hong Kong corporation)                        100          Operating
               B-M Indonesia                             100          Operating
     Young & Rubicam Far East Holdings, Inc.
     (Delaware corporation)                              100          Holding
     Dentsu Young & Rubicam Pte Ltd.                     50           Operating
          PT DY&R Indonesia                              50*          Operating

          *The shares are held by the Indonesian shareholder, but are beneficially owned by DY&R Pte Ltd. Effective profit ownership interest is 25%

ITALY
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
         (Netherlands corporation)                       100          Holding
         Young & Rubicam Italia S.p.A.                   100          Operating
             G&R Publicita-Sudler & Hennessey S.r.l.     60           Operating

          Creative Healthcare Advertising S.r.l.         97*          Operating
          Farma Force S.r.l.                             25**         Operating
          Intramed Communications S.r.l.                 85***        Operating
     Impact Italia S.r.l.                                100          Operating
     Landor Associates Continental Europe S.r.l.         100          Operating
     Mediapolis/M&CS Italia S.r.l.                       100          Operating
     Wunderman Cato Johnson Italia S.p.A.                100          Operating
     Young & Rubicam Roma S.r.l.                         100          Operating
     Yellow & Red S.r.l.                                 15           Operating
     Cohn & Wolfe Italia                                 100          Operating
Burson-Marsteller International Inc.
   (Delaware corporation)                                100          Holding
   Burson-Marsteller Italia S.r.l.                       100          Operating

          *Effective profit ownership interest is 59%
          **Effective profit ownership interest is 15%
          ***Effective profit ownership interest is 51%

JAPAN
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Kabushiki Kaisha Dentsu Burson-Marsteller      51           Operating
     Landor Associates International
     (California corporation), Japan Branch              100          Operating
          Dentsu Wunderman Direct                        50           Operating


KENYA
Young & Rubicam Inc. (New York corporation)
     Ayton Young & Rubicam                               50           Operating

KOREA
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Merit Communications Inc.                      25           Operating


MALAYSIA
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Burson-Marsteller Asia Ltd.
          (Hong Kong corporation)                        100          Operating
               Burson-Marsteller (Malaysia) Sdn Bhd      90           Operating
     Dentsu, Young & Rubicam Sdn Bhd                     35           Operating
          Paragon Communications SDN BHD                 49*          Operating

          *Effective profit ownership is 17%

MEXICO
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                              100          Holding
          Burson-Marsteller Mexico S.A. de C.V.          100          Operating
     Wunderman Cato Johnson Mexico S.A. de C.V.          100          Operating

     Landor Associates (California corporation)          100         Operating
          Walter Landor Y Asociados S.A. de C.V.         100         Operating
               Immobiliaria Landor S.A. de C.V.          100         Operating

     Young & Rubicam S.A. de C.V.                        100         Operating
          Empresas del Sur S.A. de C.V.                  100         Holding
          Iconic, S.A. de C.V.                           100         Operating
          Iconic Administracion Corporativa, S.C.        100         Operating


THE NETHERLANDS
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Inc. International Group B.V.       100         Holding
     Burson-Marsteller Budapest Kft (Hungarian corporation)*
     Burson-Marsteller S.A. (Belgian corporation)*
     Burson-Marsteller GmbH (German Gmbh)*
     Young & Rubicam Belgium S.A. (Belgian corporation)*
     Young & Rubicam Denmark Group A/S (Danish corporation)*
     Young & Rubicam SA (Spanish corporation)*
     Young & Rubicam Finland Oy (Finnish corporation)**
     Young & Rubicam France S.A. (French corporation)*
     Young & Rubicam Hungary Advertising (Hungarian corporation)*
     Young & Rubicam Italia S.p.A. (Italian corporation)*
     Young & Rubicam MediaPro (Romanian corporation)***
     Young & Rubicam Poland (Polish corporation)*
     Young & Rubicam Praha, A.S. (Czech corporation)*
     Young & Rubicam Reklamevi Reklamcilik As. (Turkish corporation)****
     Young & Rubicam Group Netherlands BV                100         Holding
          Burson-Marsteller B.V.                         100         Operating
          Bercum, Boender, Cardozo & Werkendam           100         Operating
          Consult Communication Strategies               100         Operating
          Media Exposure                                 70*****     Operating
          Production Control B.V.                        100         Operating
          PMSvW/Y&R Reclameburo bv                       100         Operating
               Adbeidsmarkt Comm. Adviesbureau B.V.      49          Operating
               P,M,SvW Communication House B.V.          100         Operating
          Trefpunt Sports & Leisure Marketing B.V.       44          Operating
          Wunderman Cato International b.v.              100         Holding
               Wunderman Cato Johnson v.o.f.             80          Partnership
               Online Marketing B.V.                     100******   Operating
          Ad Productions B.V.                            100         Holding
               Verhoeff & Partners v.o.f.                80          Partnership

*Young & Rubicam International Group B.V. owns 100% of each of these Operating companies.
**Young & Rubicam International Group B.V. owns 80% of this Operating company. ***Young & Rubicam International Group B.V. owns 60% of this Operating company. ****Young & Rubicam International Group B.V. owns 77% of this Operating company. *****In process of acquiring an additional 19%.

******Effective profit ownership interest is 80%.

NEW ZEALAND
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam New Zealand (Holdings) Ltd.          100         Holding
          Young & Rubicam (NZ) Limited                     50         Operating
               Wunderman Cato Johnson (NZ) Ltd.           100         Operating
          Sudler & Hennessey Ltd.                         100         Operating

NORWAY
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100         Holding
          Burson-Marsteller A/S                           100         Operating

POLAND
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
        (Netherlands corporation)                         100         Holding
          Young & Rubicam Poland                          100         Operating
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100         Holding
          Burson-Marsteller Poland Sp. z.o.o.             100         Operating

PORTUGAL
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Holdings U.K. Ltd.
              (United Kingdom corporation)                100         Holding
          Young & Rubicam SGdPS S.A.                      100         Holding
               Wunderman Cato Johnson Portugal            55          Operating
               Young & Rubicam Publicide Lda.             70          Operating
               Mediapolis Portugal                        50          Operating
          Young & Rubicam International Group B.V.
               (Netherlands corporation)                  100         Holding
          Young & Rubicam SA (Spanish corporation)        100         Operating
               Burson-Marsteller S.A.*
                    (Spanish corporation)                 100         Operating

      *Burson-Marsteller SA has an operating division located in Portugal.

ROMANIA
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
        (Netherlands corporation)                         100        Holding
     Y&R MediaPro                                         60         Operating


THE RUSSIAN FEDERATION
Young & Rubicam Inc. (New York corporation)
     Cygnet Holdings Inc. (Delaware corporation)          100        Holding
          Burson-Marsteller/NIS, Inc.
          (Delaware corporation)                          100        Rep. Office
          Burson-Marsteller/NIS, Inc.                                (Russia)
          (Delaware corporation) (Ukraine)                100        Rep. Office
          B-M Communications Inc.
          (Delaware corporation)                          100        Rep. Office
                                                                     (Russia)

     B-M Communications Inc.
     (Delaware corporation) (Ukraine)                     100        Rep. Office
     B-M Communications Inc.
     (Delaware corporation) (Kazahkstan)                  100        Rep. Office
     Young & Rubicam Holdings U.K. Ltd.
              (UK corporation)                            100        Holding
          Young & Rubicam Group Ltd.
               (UK corporation)                           100        Rep. Office
                                                                     (Russia)

SINGAPORE
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100        Holding
     Burson-Marsteller Asia Ltd.
     (Hong Kong corporation)                              100        Operating
          Burson-Marsteller (Sea) Pte Ltd                 100        Operating

SOUTH AFRICA
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Holdings U.K. Ltd.
              (UK corporation)                            100        Holding
          Young & Rubicam Holdings S.A. Pty Ltd           100        Holding
               Wunderman Cato Johnson (PTY) LTD           100        Operating


SPAIN
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
        (Netherlands corporation)                         100        Holding
          Young & Rubicam SA                              100        Operating
               Equimedia S.A.                             25         Operating
               Vinizius/Young & Rubicam S.A.              77         Operating
               Wunderman Cato Johnson S.A.                100        Operating
               Burson-Marsteller S.A.                     100        Operating


SWEDEN
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Sweden AB                            100        Holding
          Hall & Cedarquist/Young & Rubicam AB            100        Operating
          Nordstrom & Ohman AB                            100        Operating
          Wunderman Cato Johnson AB                       100        Operating
          Burson-Marsteller AB                            100        Operating

SWITZERLAND
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100        Holding
          CMG AG                                          100        Holding
               Sudler & Hennessey AG Zurich               100        Operating
               Kulling & Partner Design AG                35         Operating
               Wunderman Cato Johnson AG                  100        Operating
                    All Access AG                         100        Operating
                    All Right Social Marketing AG         100        Operating
               Y&R Business Communications S.A.           100        Operating
               Peter Butikofer AG                         4          Operating
               Advico/Young & Rubicam AG                  72*        Operating

               FutureCom Interactive Media                100        Operating
               Adplus AG                                  33         Operating

                   *In process of acquiring remaining interest

TAIWAN
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100        Holding
          Burson-Marsteller Taiwan                        100        Operating


THAILAND
Young & Rubicam Inc. (New York corporation)
     Burson-Marsteller International Inc.
     (Delaware corporation)                               100        Holding
          Burson-Marsteller Thailand Ltd.                 98*        Operating
               Burson-Marsteller Thailand International   100        Holding

                  *Effective profit ownership interest is 100%

TURKEY
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam International Group B.V.
        (Netherlands corporation)                         100        Holding
          Young & Rubicam Reklamevi Reklamcilik As.       77         Operating

UNITED KINGDOM
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Holdings U.K. Ltd.                   100        Holding
          Phoenix Travel (Mornington) Ltd.                51         Operating
          Prima Europe Ltd.                               100        Operating
          Young & Rubicam Europe Ltd.                     100        Operating
          Young & Rubicam Group Ltd.                      100        Operating
               Allan Burrows Ltd.                         100        Operating
               MML Field Marketing Ltd.                   100        Operating
               Corporate Television Network Ltd.          50         Operating

UNITED STATES
Young & Rubicam Inc.                                      100        Holding
     Cygnet Holdings Inc.                                 100        Operating
          Summit Insurance Company                        100        Operating
          BM Communications Inc.                          100        Holding
          Burson-Marsteller/NIS, Inc.                     100        Operating
     Black, Kelly, Scruggs & Healey Inc.                  100        Operating
     Burson-Marsteller International Inc.                 100        Operating
     Burson-Marsteller (Puerto Rico) Inc.                 100        Operating
     Landor Associates                                    100        Operating
     Landor Associates International                      100        Operating
     RSBC Vestiges, Inc.                                  100        Operating
     Y&R Far East Holdings, Inc.                          100        Holding
     Young & Rubicam L.P.                                 100        Partnership

          Creswell, Munsell, Fultz & Zirbel L.P.          33         Partnership
          Sive/Young & Rubicam L.P.                       10         Partnership
          *Lord Dentsu & Partners LLC                     50         Operating
     Young & Rubicam Puerto Rico, Inc.                    100        Operating

URUGUAY
Young & Rubicam Inc. (New York corporation)
     Cygnet Holdings Inc. (Delaware corporation)          100        Holding
          ViceVersa S.A.                                  35         Operating

VENEZUELA
Young & Rubicam Inc. (New York corporation)
     Cygnet Holdings Inc. (Delaware corporation)          100        Holding
          JMC Creatividad Orientada, C.A.                 49         Operating
          Optimizacion ADD, C.A.                          49         Operating
          Wunderman Cato Johnson Promocion y
               Mercadeo Directo, C.A.                     49         Operating
          Burson-Marsteller Relaciones Publicas, C.A.     49         Operating

ZAMBIA
Young & Rubicam Inc. (New York corporation)
     Young & Rubicam Zambia Ltd.                          100        Operating

ZIMBABWE
Young & Rubicam Inc. (New York corporation)
     Michael Hogg Young & Rubicam                         25         Operating

                                                                   Schedule 6.20

                              Filing Jurisdictions

================================================================================
    Debtor Name and Location of                 Filing Jurisdictions
      Chief Executive Office
================================================================================
Black, Kelly, Scruggs, & Healey Inc.,    Secretary of State, New York
Delaware corporation                     Recorder of Deeds, District of Columbia
   1801 K Street, N.W., Washington, DC   County Clerk, New York County (NY)
   20006
   Tax ID: 13-3601615
--------------------------------------------------------------------------------
BM Communications Inc.,                  Secretary of State, New York
Delaware corporation                     Recorder of Deeds, District of Columbia
   285 Madison Ave, New York, NY 10017   County Clerk, New York County (NY)
   1801 K Street, N.W., Washington, DC
   20006
   Tax ID: Pending
--------------------------------------------------------------------------------
Burson-Marsteller International Inc.,    Secretary of State, New York
Delaware corporation                     County Clerk, New York County (NY)
   230 Park Ave South, New York, NY
   10003
   Tax ID: 13-3496066
--------------------------------------------------------------------------------
Burson-Marsteller/NIS Inc.,              Secretary of State, New York
Delaware corporation                     Recorder of Deeds, District of Columbia
   285 Madison Ave, New York, NY 10017   County Clerk, New York County (NY)
   1801 K Street, N.W., Washington, DC
   20006
   Tax ID: Pending
--------------------------------------------------------------------------------
Burson-Marsteller (Puerto Rico), Inc.,   Secretary of State, New York
Delaware corporation                     County Clerk, New York County (NY)
   Calle Munet Ct. #9, Pueblo Viejo
   Guaynabo, Puerto Rico 00968
   Tax ID: 13-3505363
--------------------------------------------------------------------------------
Cygnet Holdings Inc.,                    Secretary of State, New York
Delaware corporation                     County Clerk, New York County (NY)
   285 Madison Ave. New York, NY 10017
   Tax ID: 52-1551841
--------------------------------------------------------------------------------
Landor Associates,                       Secretary of State, New York
California corporation                   Secretary of State, California
   1001 Front Street, San Francisco, CA  Department of State, Florida
   94111                                 Secretary of State, Illinois
   Tax ID: 94-1709801                    Department of Licensing, Washington

                                         County Clerk, New York County (NY)
--------------------------------------------------------------------------------

================================================================================
    Debtor Name and Location of                 Filing Jurisdictions
      Chief Executive Office
================================================================================
Landor Associates International,          Secretary of State, New York
California corporation                    Secretary of State, California
   1001 Front Street, San Francisco, CA   County Clerk, New York County (NY)
   94111
   Tax ID: 94-2611371

   (Japan)
   Sogo Hirakawacho Building
   l-4-12, Hirakawacho
--------------------------------------------------------------------------------

RSBC Vestiges Inc.,                       Secretary of State, New York
New York corporation                      County Clerk, New York County (NY)
   285 Madison Ave, New York, NY 10017
   Tax ID: 13-2790531

--------------------------------------------------------------------------------
Y&R Far East Holdings, Inc.,              Secretary of State, New York
Delaware corporation                      County Clerk, New York County (NY)
   285 Madison Ave, New York, NY 10017
   Tax ID: 13-3499286
--------------------------------------------------------------------------------

Young & Rubicam Inc.,                     Secretary of State, New York
New York corporation                      Department of State, Florida
   285 Madison Ave, New York, NY 10017    Secretary of State, Illinois
   Tax ID: 13-1493710                     Department of Licensing, Washington
                                          County Clerk, New York County (NY)

--------------------------------------------------------------------------------

================================================================================
    Debtor Name and Location of                 Filing Jurisdictions
      Chief Executive Office
================================================================================
Young & Rubicam L.P.,                     Secretary of State, New York
Delaware limited partnership              Secretary of State, California
   285 Madison Ave, New York, NY 10017    Secretary of State, Colorado
   Tax ID: 13-3493149                     Secretary of State, Delaware
                                          Recorder of Deeds,
                                            District of Columbia
Local MA Address:                         Department of State, Florida
   45 Newbury Street, Boston, MA 02116    Secretary of State, Illinois
                                          Secretary of State, Iowa
Local OH Addresses:                       Secretary of State, Kansas
   36 East Seventh Street,                State Secretary, Massachusetts
   Cincinnati, OH 45202                   Secretary of State, Michigan
   525 Vine Street, Cincinnati, OH 45202  Secretary of State, Nevada
                                          Secretary of State, Ohio
                                          Secretary of State, Pennsylvania
                                          Prothonotary's Office,
                                            Allegheny County PA
                                          Secretary of State, Texas
                                          State Corporation Commission,
                                            Virginia

                                          County Clerk, Cobb County, (GA)
                                          Clerk's Office, Boston, (MA)
                                          County Clerk, New York County (NY)
                                          County Clerk, Monroe County (NY)
                                          County Clerk, Hamilton County, (OH)
                                          County Court Clerk, Fairfax
                                            County, (VA)
--------------------------------------------------------------------------------
Young & Rubicam Puerto Rico, Inc.,        Secretary of State, New York
New York corporation                      County Clerk, New York County (NY)
   9 Munet Court, Buchnan
   Guaynabo, Puerto Rico 00968
   Tax ID: 66-0215548
================================================================================

                                 SCHEDULE 6.22

Young & Rubicam Inc. SKR 5,000,000 (expires 3/31/97)
Young & Rubicam Inc. GBP 8,800,000 (expires 2/27/97)

                      Supplement Schedule to Schedule 6.22
                     Pursuant to Subsections 6.22 and 7.1(y)
                             of the Credit Agreement

Young & Rubicam Inc. A$ 9,000,000 (expires 12/31/96)
Waring & LaRosa US$127,643 (expires 7/31/97)
Young & Rubicam Inc. FF 25,000,000 (expires 11/30/97)

                                  SCHEDULE 8.11

      French equityholders who hold options to purchase common stock will be subject to the following:

Changes in Implementation of Rollover and Non-Rollover Equity in Europe

French Rollover Options

1. The number of Rollover Options will be calculated as indicated in the agreement (i.e. the aggregate spread between the exercise price on existing options and $115 divided by $86.25).

2. However, the exercise price on such options will NOT be reduced to $28.75 per share. Instead, the option price will continue at the current level (which is, in every case, greater then $28.75).

      Benefit: Optionee qualifies for capital gains, in accordance with initial design of option plan in France. While the Company will not be able to get full deduction of spread as compensation, the Company will realize some benefits because the optionees will be paying more than $28.75 per share.

French Non-Rollover Options

1. Optionees will be allowed to continue to hold such options until the earlier of a) satisfaction of the 5 year holding period required to qualify for capital gains treatment under French tax law, or b) termination of employment with Y&R. At such time the employee must exercise the option, or forfeit rights under the option.

2. The Company will have a call on the shares issued pursuant to the exercise of such options at the lower of a) $115 per share, or b) 85% (or 70%, if applicable) of the then current Public Market Value.

      Benefit: Optionee qualifies for capital gains, in accordance with initial design of option plan in France. While the Company will not be able to get full deduction of the spread as compensation, the Company will realize some benefits because the payment of the spread is being deferred (effectively the optionees are making an interest free loan to the Company).

                                 SCHEDULE 9.2(e)

Approximately $28.0 million in aggregate principal amount of installments notes outstanding on the date hereof and payable over four years issued to certain former equityholders of Young & Rubicam in connection with the termination of their employment and the repurchase by Young & Rubicam of the equity owned by such former employees. If any amount of principal or interest on such installments notes is outstanding after the Second Drawdown Date, any such amounts shall be deemed Unsecured Indebtedness permitted only to the extent set forth in subsection 9.2(h) of the Credit Agreement.

Any payment of principal or interest of such installment notes shall not be considered a Restricted Payment for any purposes under the Credit Agreement.

                                                                 Schedule 9.2(j)

                                    Terms of
                     Subordinated Payment Obligations Under
                           ss.ss.4.05 and 4.06 of the
                            Stockholders' Agreement
                     --------------------------------------

1.    Non-negotiable


2.    Principal Amount:                   Aggregate Applicable Call Price or
                                          Applicable Put Price for shares of
                                          Capital Stock to be repurchased from
                                          Management Investor or Director
                                          Investor.


3.    Term:                               Principal payable in four
                                          installments: First installment on
                                          Applicable Payment Date (as defined
                                          under the Stockholders' Agreement, the
                                          June 30 or December 31 which follows
                                          the later of the Applicable Valuation
                                          Date and 30 days after notice of
                                          exercise), the remaining installments
                                          on the 1st, 2nd and 3rd anniversaries
                                          of such date.

4.  Interest:                             The Specified Rate, which shall be
                                          equal to the applicable Federal rate
                                          in effect under Section 1274(d) of the
                                          Internal Revenue Code of 1986, at the
                                          time such Subordinated Payment
                                          Obligation is first incurred, for
                                          obligations of like maturity
                                          compounded semiannually, payable
                                          annually.

5.    Subordination:                      All claims with respect to principal
                                          or interest, or otherwise, relating to
                                          the Subordinated Payment Obligations
                                          shall be subordinated and junior in
                                          right of payment to all claims under
                                          the Credit Facilities, as set forth
                                          below:

                                          (a) Deferral of Interest and/or
                                          Principal:


                                          Unless and until permitted under
                                          Section 9.8 of the Credit Agreement
                                          and as provided herein, no payment or
                                          other distribution of any kind will be
                                          made in respect of interest or
                                          principal, or otherwise, on the
                                          Subordinated Payment Obligations,
                                          whether in cash, property, securities
                                          or otherwise; provided that payments
                                          shall not, in any event be deferred
                                          after December 31, 2003. In the event
                                          that, as of any date on which a
                                          payment of principal or interest is
                                          required under the Subordinated
                                          Payment Obligations, the aggregate
                                          amount required by the Company to (1)
                                          purchase Capital Stock under Article
                                          IV of the Stockholders'

                                          Agreement and (2) make payments of
                                          principal and interest on Subordinated
                                          Payment Obligations exceeds the
                                          maximum amount of Restricted Payments
                                          the Company is permitted to make under
                                          Section 9.8 of the Credit Agreement,
                                          then the amount of Restricted Payments
                                          permitted to be made as of such date
                                          will be made in the following order:

                                             first, to pay $1.00 per share of
                                          Capital Stock as a portion of the
                                          purchase price for shares to be
                                          purchased on such date;

                                             second, to pay amounts payable as
                                          interest on Subordinated Payment
                                          Obligations (to be paid pro rata to
                                          the extent insufficient amounts are
                                          available);


                                             third, if and to the extent the
                                          Company so elects, to purchase, or
                                          make payments with respect to, shares
                                          of Capital Stock which the Company is,
                                          or was, required to purchase under the
                                          Stockholders' Agreement in connection
                                          with the Termination of Employment of
                                          a Management Investor as a result of
                                          death or Permanent Disability,
                                          payments with respect to shares
                                          previously purchased in connection
                                          with a Termination of Employment where
                                          such Management Investor subsequently
                                          died or became permanently disabled
                                          and payments to Management
                                          Co-Investors (as such terms are
                                          defined in the Stockholders'
                                          Agreement);


                                             fourth, to pay the principal amount
                                          of the Subordinated Payment
                                          Obligations (including amounts of
                                          interest which become principal as a
                                          result of the deferral pursuant to
                                          this provision) (to be paid pro rata
                                          to the extent insufficient amounts are
                                          available);

                                             fifth, to pay, pro rata, a portion
                                          of all such other amounts then due.


                                          Any payments of principal or interest
                                          not made as a result of such priority
                                          of payments shall thereafter be
                                          treated as additional principal and
                                          shall bear interest at the Specified
                                          Rate until the next applicable date
                                          for payment of interest or principal
                                          (with such additional principal being
                                          payable pro rata over the remaining
                                          installments);

                                          provided that payment shall not, in
                                          any event be deferred after December
                                          31, 2003.


                                          (b) In Event of Default:

                                          No payment of principal or interest,
                                          or otherwise, shall be made in respect
                                          of the Subordinated Payment
                                          Obligations upon the occurrence, and
                                          during the continuance, of a "Default"
                                          or "Event of Default" under the Credit
                                          Agreement.

                                          (c) Liquidation or Bankruptcy:

                                          All obligations (principal, interest,
                                          fees, indemnities, costs, expenses and
                                          otherwise) under the Credit Agreement
                                          shall be paid in full before any
                                          payments are made with respect to the
                                          Subordinated Payment Obligations.

6.    Events of Default:                  (a) Right to Accelerate:

                                          Subordinated Payment Obligations will
                                          accelerate:


                                          -  upon notice by the Holder if the
                                             Company defaults in the payment of
                                             principal or interest, except if
                                             payment or principal or interest is
                                             prohibited under Sections 5(a) or
                                             5(b) above;





                                          -  upon voluntary bankruptcy petition
                                             and similar events;



                                          -  if within 60 days involuntary
                                             proceeding not dismissed.


                                          (b) No Enforcement by Holder:

                                          So long as any obligations under the
                                          Credit Agreement remain unpaid, the
                                          holder, of any Subordinated Payment
                                          Obligation shall not (i) commence any
                                          involuntary proceeding or (ii) if and
                                          so long as payment is required to be
                                          deferred under Sections 5(a) or 5(b)
                                          above, declare any payment default.

                                SCHEDULE 9.3(f)

None

                                 SCHEDULE 9.4(a)

Below is a schedule of guarantee obligations of Young & Rubicam Inc.:


NZ$ 750,000
US$ 11,000,000
S$ 3,000,000 (Singapore)
NT$ 15,000,000 (Taiwan)
Baht 34,500,000 (Thailand)
Won 200,000,000 (Korea)
HK$ 6,250,000
US$ 625,000
HK$2,500,000
HK$5,750,000
NZ$ 750,000


The US$ equivalent of the above guarantees is US$18,800,000

                                                                  EXHIBIT A TO
                                                CREDIT AND GUARANTEE AGREEMENT

                              [FORM OF ADDENDUM]

                                   ADDENDUM

            The undersigned Lender (i) agrees to all of the provisions of the Credit and Guarantee Agreement, dated as of December __, 1996 (the "Credit Agreement"), among Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New
York)"), Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, and (ii) agrees to become, and hereby becomes, a party thereto as a "Lender" for all purposes of the Credit Agreement with the Commitments described in Schedule 1.1(a) to the Credit Agreement.

            We hereby confirm that the notice and account information with respect to the undersigned Lender set forth on Schedule 1.1(a) to the Credit Agreement is complete and correct:

1. Name of Lender:

2. Address for Notices:

            Facsimile Number:
            Attention:

3. Administrative Contact*:

            Facsimile Number:
            Attention:

                                    [NAME OF LENDER]


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:

                                    _________ __, 1996

----------

*     To the extent not otherwise provided.

                                                                    EXHIBIT B TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                    [FORM OF BORROWING SUBSIDIARY AGREEMENT]

            BORROWING SUBSIDIARY AGREEMENT, dated as of _____________ __, 19__ (this "Agreement"), among [NAME OF SUBSIDIARY BORROWER], a ________________ (the "Subsidiary"), [YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"),] [YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New
York)"),] YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with [Y&R Holdings, Y&R Inc. (New York) and] Y&R Inc. (Delaware), the "Parent Borrowers"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

            The parties hereto hereby agree as follows:

            1. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            2. Pursuant to subsection 5.17 of the Credit Agreement, the Parent Borrowers hereby designate the Subsidiary as a Subsidiary Borrower under the Credit Agreement.

            3. Each of the Parent Borrowers and the Subsidiary, jointly and severally, represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof to the extent such representations and warranties relate to the Subsidiary and this Agreement.

            4. Each Parent Borrower agrees that the Guarantee of the Parent Borrowers contained in Section 11 of the Credit Agreement will apply to the Obligations of the Subsidiary as a Subsidiary Borrower.

            5. Upon execution of this Agreement by each of the Parent Borrowers, the Subsidiary and the Administrative Agent, the Subsidiary shall be a party to the Credit Agreement and shall be a "Subsidiary Borrower" and a "Borrower" for all purposes thereof, and the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

            6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            7. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                          [SUBSIDIARY]


                                          By:
                                             ----------------------------
                                             Title:

                                          [YOUNG & RUBICAM HOLDINGS INC.


                                          By:
                                             ----------------------------
                                             Title:]

                                          [YOUNG & RUBICAM INC., a New York
                                          corporation


                                          By:
                                             ----------------------------
                                             Title:]

                                          [YOUNG & RUBICAM INC., a Delaware
                                          corporation


                                          By:
                                             ----------------------------
                                             Title:]

                                          YOUNG & RUBICAM L.P.

                                          By:   YOUNG & RUBICAM INC., its
                                                General Partner


                                          By:
                                             ----------------------------
                                             Title:

                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION, as
                                          Administrative Agent


                                          By:
                                             ----------------------------
                                             Title:

                                                                    EXHIBIT C TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                   [FORM OF BORROWING SUBSIDIARY TERMINATION]

                        BORROWING SUBSIDIARY TERMINATION

Bank of America National Trust
  and Savings Association, as Administrative Agent for the Lenders referred to below
[Address]

                                                      ____________, _____

Ladies and Gentlemen:

            Reference is made to the Credit and Guarantee Agreement, dated as of __________ __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"),] [Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"),] Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)") and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with [Y&R Holdings, Y&R Inc. (New York) and] Y&R Inc. Delaware, the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            The undersigned Parent Borrowers hereby terminate the status and rights of _______________ (the "Terminated Subsidiary Borrower") as a Subsidiary Borrower under the Credit Agreement. [The undersigned Parent Borrowers represent and warrant that no Loans made to the Terminated Subsidiary Borrower are outstanding as of the date hereof and that all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The undersigned Parent Borrowers acknowledge that the Terminated Subsidiary Borrower shall continue to be a Subsidiary Borrower until such time as all Loans made to the Terminated Subsidiary Borrower shall have been prepaid and all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to make further borrowings as a Subsidiary Borrower under the Credit Agreement.]

            This Borrowing Subsidiary Termination shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                Very truly yours,

                                          [YOUNG & RUBICAM HOLDINGS INC.


                                          By:
                                             ----------------------------
                                             Title:]

                                          [YOUNG & RUBICAM INC., a New York
                                          corporation


                                          By:
                                             ----------------------------
                                             Title:]


                                          YOUNG & RUBICAM INC., a Delaware
                                          corporation




                                          By:
                                             ----------------------------
                                             Title:

                                          YOUNG & RUBICAM L.P.

                                          By:  YOUNG & RUBICAM INC.,
                                                 its General Partner


                                          By:
                                             ----------------------------
                                             Title:

Acknowledged and Agreed:

[Subsidiary]

By:
  ----------------------------
  Title:

                                                                  EXHIBIT D TO
                                                CREDIT AND GUARANTEE AGREEMENT

                            FRONTING LENDER ADDENDUM

            The undersigned (i) hereby agrees to become a Fronting Lender under the Credit and Guarantee Agreement, dated as of __________ __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"),] [Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"),] Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)") and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with [Y&R Holdings, Y&R Inc. (New York) and] Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto, Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, with respect to the Subsidiary Borrowers and Fronted Offshore Currencies, and subject to the other terms and conditions, set forth on Schedule 1 hereto, (ii) hereby agrees to be bound by the provisions of the Credit Agreement applicable to Fronting Lenders, (iii) shall be entitled to the benefits of the provisions of the Credit Agreement and the other Loan Documents insofar as such provisions relate to Fronting Lenders and Fronted Offshore Loans, including, without limitation, Section 4 and subsection 11.1, and (iv) if it is not already a Lender under the Credit Agreement, shall be entitled to the benefits of subsection 13.5 to the same extent as if it were a Lender under the Credit Agreement.

            To the extent the undersigned is not a Lender under the Credit Agreement, the undersigned confirms that it has received a copy of the Credit Agreement and the other Loan Documents and appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

            The provisions of subsections 13.12, 13.14 and 13.15 of the Credit Agreement are by this reference incorporated herein mutatis mutandis.

            This Addendum shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

            Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

                                    [NAME OF FRONTING LENDER]

                                    By:
                                      -----------------------
                                     Title:

                                    [Date]

                                                                      Schedule 1
                                                     to Fronting Lender Addendum

                       TERMS OF FRONTING LENDER COMMITMENT

            1. The Fronted Offshore [Currencies] [Currency] shall be
___________________.

            2. The Subsidiary Borrower with respect to the Fronted Offshore Loans made in each Fronted Offshore Currency specified in Section 1 above shall be as follows:

            Fronted Offshore Currency        Subsidiary Borrower
            -------------------------        -------------------



            3. The Fronted Offshore Currency Sublimit with respect to each Fronted Offshore Currency specified in Section 1 above shall be as follows:

            Fronted Offshore Currency        Fronted Offshore Currency Sublimit
            -------------------------        ----------------------------------


            4. The Fronting Lender's Payment Office with respect to each Fronted Offshore Currency specified in Section 1 above shall be as follows (or such other office as the Fronting Lender may from time to time specify for such purpose in accordance with subsection 13.2 of the Credit Agreement):

            Fronted Offshore Currency        Fronting Lender's Payment Office
            -------------------------        --------------------------------


            5. The Interest Payment Dates with respect to Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall be as follows:

            Fronted Offshore Currency           Interest Payment Dates
            -------------------------           ----------------------


            [6. The Interest Periods with respect to Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall be as follows:

            Fronted Offshore Currency           Interest Periods]
            -------------------------           -----------------


            7. Notices of borrowing pursuant to subsection 4.2 of the Credit Agreement shall be given by _____________ [specify timing of notices of borrowing].

            8. Each borrowing of Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall be in the following minimum amounts:

            Fronted Offshore Currency           Minimum Borrowing Amount
            -------------------------           ------------------------


            9. The Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall be made available in [specify funds in which Fronted Offshore Loans will be made available].

            10. Each prepayment of Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall be in the minimum amounts specified below:

            Fronted Offshore Currency           Minimum Prepayment Amount
            -------------------------           -------------------------


            11. Notices of any prepayment pursuant to Section 10 above shall be given as follows:

            Fronted Offshore Currency           Requirement for Notices
            -------------------------           -----------------------


            12. The Fronting Lender's commitment to make Fronted Offshore Loans in each Fronted Offshore Currency specified in Section 1 above shall terminate on the dates specified below:

            Fronted Offshore Currency           Commitment Termination Date
            -------------------------           ---------------------------


            13. The Fronting Lender may terminate its commitment to make Fronted Offshore Loans to any Subsidiary Borrower in a Fronted Offshore Currency upon ______ days' prior written notice to such Subsidiary Borrower.

            14. No later than _______ [a.m./p.m.] on each Calculation Date [and on each other date on which such calculation is required under the Credit Agreement] with respect to the Fronted Offshore Currency specified in Section 1 above, the Fronting Lender shall determine the Spot Rate with respect to such Fronted Offshore Currency.

                                                                      [New York]

                                    MORTGAGE

                                      from

                        YOUNG & RUBICAM INC., Mortgagor

                                       to

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
                        Administrative Agent, Mortgagee

                        DATED AS OF DECEMBER ____, 1996

                       After recording, please return to:

                           Simpson Thacher & Barlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                            New York, New York 10017

                           Attn: Scott M. Kobak, Esq.

                                                                    EXHIBIT E TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                                                      [New York]

                                    MORTGAGE

            THIS MORTGAGE, dated as of December __, 1996 is made by YOUNG & RUBICAM INC., a Delaware corporation ("Mortgagor"), whose address is 285 Madison Avenue, New York, New York, to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Mortgagee"), as administrative agent for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement (as defined below), whose address is 1455 Market Street, San Francisco, California 94103. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

            A. Mortgagor has entered into a Credit Agreement dated as even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Mortgagee and other banks and financial institutions defined as Lenders therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate provided in Section 5.8(f) of the Credit Agreement.

            B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached hereto (such real property, together with all buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

            C. Pursuant to the terms and conditions of the Credit Agreement, the Lenders have agreed to (i) make certain Revolving Credit Loans, Swing Line Loans and Fronted Offshore Loans to Mortgagor and certain affiliates of Mortgagor;
(ii) make certain Term Loans to Mortgagor in the aggregate principal amount not to exceed $400,000,000; and (iii) issue Letters of Credit on behalf of Mortgagor, on the condition among others that, the obligation of the Mortgagor to pay interest and principal and all other amounts in respect of the Term Loan to Mortgagee and the other Lenders under the Credit Agreement, shall be secured by a first mortgage Lien on and security interest in the Real Estate and other Mortgaged Property (as hereinafter defined).

      D. In order to satisfy said condition, Mortgagor has agreed to execute this Mortgage for the purpose of granting a mortgage lien to Mortgagee upon all of Mortgagor's right, title, estate and interest in the Real Estate and other Mortgaged Property.

                               I. Granting Clauses

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

            (a) (i) repayment of the indebtedness evidenced by each of the Term Notes (collectively, the "Notes"), and any and all renewals, extensions for any period, rearrangements and/or modifications of each Note or any one or more of them, and (ii) all interest and fees payable thereon; and

            (b) payment of all other obligations and liabilities of Mortgagor to the Lenders (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, this Mortgage or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to Agent or to any Lender that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement, this Mortgage, any other Loan Document or otherwise, to the extent and only to the extent as such Obligations shall be limited pursuant to Section III hereof) (the items set forth in the foregoing clauses (a) and (b) being referred to herein collectively as the "Indebtedness"); and

            (c) the performance of all covenants, agreements, obligations and liabilities of Mortgagor, other than for any Revolving Loans or Revolving Offshore Loans (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Notes, this Mortgage, or any of the other Security Documents or any of the other Loan Documents, to the extent and only to the extent as such Obligations shall be limited pursuant to
      Section III hereof;

II. MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

            (A) the Real Estate;

            (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

            (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all of the right, title and interest of Mortgagor in fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork affixed to the Real Estate, carpets, rugs, storm doors and windows, furniture and furnishings affixed to the Real Estate, heating, electrical, and mechanical equipment, recessed lighting, switchboards, plumbing, ventilating, air conditioning and central air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

            (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

            (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

            (G) all of the right, title and interest of Mortgagor in books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

            (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

            (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

            (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

            (K) all proceeds, both cash and noncash, of the foregoing;

            (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

            III. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED HEREBY AT ANY TIME IS TWENTY-FIVE MILLION DOLLARS ($25,000,000), WHICH WAS ADVANCED ON THE DATE HEREOF AND EVIDENCED BY THE TERM NOTES; PLUS (I) INTEREST ON THE AFORESAID MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH IN THE LOAN AGREEMENT, (II) SUMS TO PAY IMPOSITIONS (AS DEFINED BELOW), (III) SUMS TO PAY PREMIUMS ON INSURANCE POLICIES COVERING THE MORTGAGED PROPERTY, (IV) EXPENSES INCURRED AFTER AN EVENT OF DEFAULT IN UPHOLDING OR ENFORCING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, (V) COSTS OF REMOVAL OF OR OTHERWISE RELATED TO HAZARDOUS MATERIAL OR ASBESTOS INCURRED AFTER AN EVENT OF DEFAULT, (VI) ANY AMOUNT, COSTS OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY AND (VII) ANY OTHER AMOUNT SECURED BY THIS MORTGAGE WHICH IF NOT LIMITED BY SUCH LIMITATION WOULD NOT INCREASE THE AMOUNT OF MORTGAGE RECORDING TAXES, IF ANY, PAYABLE WITH RESPECT TO THIS MORTGAGE.

            TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                            IV. Terms and Conditions

            Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

            1. Warranty of Title. Mortgagor warrants that it has indefeasible title to the Premises, subject only to the matters that are set forth in Schedule B attached hereto (the "Permitted Exceptions").

            2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and Credit Agreement and shall perform all the Obligations.

            3. Requirements.

            (a) Mortgagor shall materially comply with, or cause to be materially complied with, and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

            (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

            4. Payment of Taxes and Other Impositions. (a) Promptly when due and payable, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"), except for such Impositions as Mortgagor is contesting in accordance with Section 6.11 of the Credit Agreement. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

            5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises insurance as required by the Credit Agreement.

            (b) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such material damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor. In the event Mortgagee elects to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to the extent required to restore or repair the Mortgaged Property. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Notes shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

            (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

            (h) Upon written notice to Mortgagor, Mortgagee after an Event of Default shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance in which event Mortgagee shall pay the premiums on such insurance policies. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

            (i) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property,
(B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

            6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage, the Permitted Exceptions and any Liens permitted by the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

            7. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in the same condition and repair as of the date of this Mortgage, subject to reasonable wear and tear and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be materially damaged or destroyed by any casualty whatsoever.

            (b) Mortgagor shall pay or cause to be paid when due and payable all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon, except such charges as Mortgagor may contest in accordance with Section 8.3 of the Credit Agreement.

            8. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. If an Event of Default is continuing, Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. If an Event of Default is continuing, all awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

            9. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or Event of Default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee. To the extent that any such amounts or costs paid by Mortgagee shall constitute payment of (i) Impositions;
(ii) premiums on insurance policies covering the Premises; (iii) reasonable expenses incurred in upholding or enforcing the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) costs of removal of hazardous substances or other remediation costs related to violations of Environmental Laws or the presence of asbestos; or (v) any amount, costs or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall be added to the Indebtedness and shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

            10. Leases. (a) Mortgagor shall not execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee.

            (b) As to any Lease, Mortgagor shall:

            (i) promptly perform all of the material provisions of the Lease on the part of the lessor thereunder to be performed;

            (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

            (iii) appear in and defend any action or proceeding to which Mortgagor is named as a party arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

            (iv) exercise, within 5 business days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

            (v) promptly deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

            (vi) promptly deliver to Mortgagee, upon Mortgagee's request, a fully executed counterpart of the Leases; and

            (vii) promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

            (c) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by such information as Mortgagee may reasonably request.

            (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

            (e) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iii) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (iv) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (v) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d) and (e) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

            (f) Mortgagee agrees that upon request by a lessee,

Mortgagee shall execute and deliver to such lessee a Nondisturbance, Subordination and Attornment Agreement in form and substance acceptable to Mortgagee. Mortgagor shall pay all of Mortgagee's reasonable legal fees and expenses related to the preparation and negotiation of such agreement.

            11. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

            12. Remedies.

            (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default specified in clause (i) or (ii) of subsection 10(f) of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Notes, this Mortgage and the other Security Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Notes, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

           (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall reasonably deem appropriate as fully as Mortgagor might do.

            (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

            13. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

            14. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            15. Extension, Release, etc. To the extent permitted by applicable law, (a) without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

            16. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of New York. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form reasonably satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 20 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

            17. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than fifteen days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as reasonably determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, Impositions and operating expenses, if any). The agreement contained in this Section has been made with reference to section 291-f of the Real Property Law of the State of New York.

            18. Trust Funds. (a) Mortgagor shall receive the advances secured hereby subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

            (b) All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 20 days after request by Mortgagee, Mortgagor shall furnish Mortgagee reasonably satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

            19. Additional Rights. (a) The clauses and covenants contained in this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Mortgage governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Mortgagee arising under clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

            (b) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of

Default.

            20. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when delivered to Mortgagor in accordance with the terms of the Credit Agreement.

            21. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

            23. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

            24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            26. Expenses; Indemnification. Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee in the same manner as required of Mortgagor under the terms set forth in the Credit Agreement.

            27. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

            28. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

            29. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Mortgagor hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New York, as Mortgagee may elect, and, by execution and delivery of this Mortgage, Mortgagor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. Mortgagor further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

            30. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding, except mandatory counterclaims or counterclaims which would be waived unless interposed in such suit.

            31. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Notes," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof. To the extent there is any inconsistency between the provisions of this Mortgage and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

            32. Nonresidential. THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

            This Mortgage has been duly executed by Mortgagor on the date first above written.

                                              YOUNG & RUBICAM INC.

                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )

            On the ____ day of December, 1996 , before me personally came _________________ , to me known, who, being by me duly sworn, did depose and say that [s]he resides at ___________________________________________ (insert full address, include street address, city and state); that [s]he is a[n] [_________________ ] President of Young & Rubicam, Inc., the corporation described in and which executed the foregoing instrument; and that [s]he signed [his][her] name thereto by authority of the board of directors of said corporation.

                                              ------------------------
                                                   Notary Public

                                                          [Notarial Stamp]

                                   Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]

                                   Schedule B

                              Permitted Exceptions

1. Covenants and Restrictions recorded in Liber 738, Page 566 of the Office of the City Register, New York County.

2. Matters shown on a Survey made by Charles J. Dearing dated July 6, 1954, provided that the same do not interfere with the use of the Real Estate as an office building.

3.    Rights of tenants, as tenants only.

                                                                  EXHIBIT F TO
                                                CREDIT AND GUARANTEE AGREEMENT

                   [FORM OF PARENT BORROWER PLEDGE AGREEMENT]

            PLEDGE AGREEMENT, dated as of __________________, 1996, made by YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), and YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of _________________, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Parent Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Parent Borrowers are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined); and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Parent Borrowers shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit under the Credit Agreement, the Parent Borrowers hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

            1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, provided that, for purposes of this Agreement, "Lender" shall include any Fronting Lender, Issuing Bank and any Person which is a party to an Eligible Hedge Agreement.

            (b) The following terms shall have the following meanings:

            "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

            "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

            "Collateral": the Pledged Stock issued by the Issuers and all Proceeds thereof.


            "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties as provided in Section 8.


            "Credit Agreement Obligations": the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Eligible Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by any Borrower pursuant to the terms of the Credit Agreement, this Agreement, any other Loan Document or any Eligible Hedge Agreement).

            "Designated Foreign Lender": any bank or financial institution which
      (a) makes Qualified Foreign Indebtedness available to a Foreign Subsidiary (pursuant to a commitment or otherwise) and (b) is designated as a "Designated Foreign Lender" in accordance with Section 21.

            "Domestic Issuer": any Issuer that is not a Foreign Issuer.

            "Eligible Hedge Agreement": any Foreign Currency Protection Agreement and Interest Rate Protection Agreement entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Foreign Currency Protection Agreement or Interest Rate Protection Agreement, as the case may be.

            "Foreign Issuer": any Issuer that is a Direct Foreign Subsidiary of a Parent Borrower.

            "Issuers": the collective reference to the companies identified on
      Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

            "Maximum Qualified Foreign Indebtedness Amount": as to any Designated Foreign Lender, the amount specified as such in the notice pursuant to which such Designated Foreign Lender is designated as a "Designated Foreign Lender".

            "Obligations": the collective reference to (a) the Credit Agreement Obligations and (b) the unpaid principal of and interest on any Qualified Foreign Indebtedness owed by a Foreign Subsidiary to any Designated Foreign Lender and any obligation of such Foreign Subsidiary to reimburse such Designated Foreign Lender for drawings under letters of credit issued by Designated Foreign Lender which constitute "Qualified Foreign Indebtedness", provided that the maximum "Obligations" in respect of the principal amount (or, in the case of letters of credit, the face amount) of any Qualified Foreign Indebtedness owed to any Designated Foreign Lender shall not exceed the Maximum Qualified Foreign Indebtedness Amount for such Designated Foreign Lender.

            "Pledged Stock": the shares of Capital Stock listed on Schedule 1 hereto (regardless of whether such Capital Stock is evidenced or represented by certificates), together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any of the Parent Borrowers while this Agreement is in effect and while such Capital Stock continues to be subject to the security interest granted pursuant to this Agreement.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof of the Pledged Stock and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

            "Qualified Foreign Indebtedness": Indebtedness which is permitted under subsection 9.2(d) of the Credit Agreement.

            "Secured Instrument": any Loan Document, Eligible Hedge Agreement or any agreement pursuant to which Qualified Foreign Indebtedness is made available.

            "Secured Parties": the collective reference to the Lenders and any Designated Foreign Lenders.

            "Securities Act": the Securities Act of 1933, as amended.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Pledge; Grant of Security Interest. Each Parent Borrower hereby delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, all the Pledged Stock issued by the Domestic Issuers and all the Pledged Stock of the Foreign Issuers which is evidenced or represented by certificates and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. To the extent that any of the Pledged Stock of any Foreign Issuer is not evidenced or represented by certificates, the Parent Borrowers shall take such actions (including registrations and filings) as may be required under applicable law in connection with and to give effect to the grant of a first security interest therein pursuant to this Section.

            3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Parent Borrowers shall deliver an undated stock power covering such certificate, duly executed in blank by the Parent Borrowers with, if the Administrative Agent so requests, signature guaranteed.

            4. Representations and Warranties. The Parent Borrowers represent and warrant that:

            (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the Capital Stock of each Domestic Issuer and not less than sixty-six percent of each class of Capital Stock of each Foreign Issuer held by the Parent Borrowers.

            (b) All the shares of the Pledged Stock have been duly and validly issued and, except as otherwise provided in Section 630 of the New York Business Corporation Law, are fully paid and nonassessable.

            (c) The Parent Borrowers are the record and beneficial owner of, and have good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement.

            (d) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock and the taking of the other actions contemplated by Section 2 in respect of the Pledged Stock issued by Foreign Issuers which is not evidenced or represented by certificates, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable as such against all creditors of the Parent Borrowers and any Persons purporting to purchase any Collateral from the Parent Borrowers, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            5. Covenants. The Parent Borrowers covenant and agree with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

            (a) If any Parent Borrower shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Parent Borrower shall cause the same to be subject to the security interest granted hereunder and such Parent Borrower shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Parent Borrower to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Parent Borrower and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Other than pursuant to a distribution or transfer of any assets of an Issuer to any Parent Borrower in a transaction permitted under the Credit Agreement, (i) any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Parent Borrower, such Parent Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such

Parent Borrower, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, the Parent Borrowers will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than to existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, other than pursuant to a transaction permitted under the Credit Agreement, (iii) create, incur or permit to exist any Lien on any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking (other than this Agreement and the other Loan Documents) restricting the right or ability of any Parent Borrower or the Administrative Agent to sell, assign or transfer any of the Collateral.

            (c) The Parent Borrowers shall maintain the security interest created by this Agreement as a first perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Parent Borrowers, each Parent Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            (d) The Parent Borrowers shall pay, and hold the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.


            6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Parent Borrowers of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Parent Borrowers shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers consistent with past practice in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.


            7. Rights of the Lenders and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Parent Borrowers in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Parent Borrowers, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with Section 8(a), and (ii) all shares of the Pledged

Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Parent Borrowers or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Parent Borrowers to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            8. Remedies. (a) At such intervals as may be agreed upon by the Parent Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in the following order of priority:

            First: to the Administrative Agent for any unpaid fees, expenses and other costs of the Administrative Agent;

            Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit and the aggregate estimated amount of payment liabilities of the Parent Borrowers and the Subsidiaries under Eligible Hedge Agreements assuming immediate termination of all such agreements, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on the date any such payment is made;

            Third: to the Secured Parties, amounts equal to all other sums which constitute Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Obligations as of the date any such payment is made, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

            Fourth: any surplus then remaining shall be paid to the Parent Borrowers or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (b) The term "unpaid" as used in clauses Second and Third of paragraph (a) above refers:

                  (i) in the absence of a bankruptcy proceeding with respect to the relevant Parent Borrower, to all amounts of Obligations, as the case may be, outstanding as of the date a payment is made, whether or not such amounts are fixed or contingent, and

                  (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Parent Borrower, to all amounts allowed by the bankruptcy court in respect of Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to this Section) have not been made in respect thereof.

            (c) In the event any Secured Party shall be entitled to receive any moneys pursuant to clauses Second or Third of paragraph (a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall hold such amount in a Collateral Account for the benefit of such Secured Party until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such Collateral Account an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case such Secured Party shall, as soon as practicable thereafter, notify the Company and the Administrative Agent.

            (d) In making the determinations and allocations required by this Section, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent (or the relevant Lender, in the case of Eligible Hedge Agreements) as to the amounts payable with respect to Credit Agreement Obligations and upon information supplied by a Designated Foreign Lender as to the amounts payable with respect to Qualified Foreign Indebtedness, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on any such information.

            (e) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Parent Borrowers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the fullest extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Parent Borrowers, which right or equity of redemption is hereby waived or released to the extent permitted by applicable law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in accordance with paragraph (a) above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Parent Borrowers. To the extent permitted by applicable law, each Parent Borrower waives all claims, damages and demands they may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Parent Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

            9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Parent Borrowers will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Parent Borrowers agree to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) The Parent Borrowers recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Parent Borrowers acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) The Parent Borrowers further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Parent Borrowers further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Parent Borrowers, and the Parent Borrowers hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            10. Irrevocable Authorization and Instruction to Issuer. The Parent Borrowers hereby authorize and instruct each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Parent Borrowers, and the Parent Borrowers agree that each Issuer shall be fully protected in so complying.

            11. Administrative Agent's Appointment as Attorney-in-Fact. (a) The Parent Borrowers hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Parent Borrowers and in the name of the Parent Borrowers or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

            (b) The Parent Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent Borrowers or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

            13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Parent Borrowers authorize the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Parent Borrowers in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            14. Authority of Administrative Agent. The Parent Borrowers acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Parent Borrowers, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Parent Borrowers nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            15. Notices. All notices, requests and demands given hereunder shall be given in accordance with subsection 13.2 of the Credit Agreement.

            16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except, subject to subsection 13.1 of the Credit Agreement, by a written instrument executed by the Parent Borrowers and the Administrative Agent.

            (b) No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            (c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parent Borrowers, the Administrative Agent and the Lenders, provided that the Parent Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any purported assignment without such consent shall be null and void.

            20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            21. Designated Foreign Lenders. The Company may from time to time designate certain banks or other financial institutions acceptable to the Administrative Agent as "Designated Foreign Lenders" with respect to Qualified Foreign Indebtedness by delivering a written notice to such effect to the Administrative Agent in the form of Exhibit A hereto, executed by the Company and the relevant Designated Foreign Lender and accepted by the Administrative Agent. Each such bank or other financial institution shall thereafter be deemed to be a Designated Foreign Lender for all purposes hereunder until such time as the Administrative Agent shall have received written notice from the Company and the relevant Designated Foreign Lender to such effect, at which time such Designated Foreign Lender shall be deemed not to be a Secured Party for all purposes hereunder and all right, title and interest of such Designated Foreign Lender in the Collateral and the Security Documents shall terminate. No Designated Foreign Lender shall have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document.

            22. To the extent that the shares of Pledged Stock of any Foreign Issuer subject to the security interest granted under this Agreement exceed 66% of any class of such Pledged Stock of any such Foreign Issuer, the security interest in such Pledged Stock (to the extent the security interest in such shares of Pledged Stock exceeds 66% of any class of shares of such Pledged Stock) shall be automatically released on the day which is 90 days following the Closing Date and any certificates evidencing or representing such released Pledged Stock shall be returned by the Administrative Agent to the relevant Parent Borrower.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                YOUNG & RUBICAM HOLDINGS INC.


                                By:
                                   -----------------------------
                                   Title:

                                YOUNG & RUBICAM INC., a New York corporation


                                By:
                                   -----------------------------
                                   Title:

                                YOUNG & RUBICAM INC., a Delaware corporation


                                By:
                                   -----------------------------
                                   Title:

                                YOUNG & RUBICAM L.P.

                                By: YOUNG & RUBICAM INC. a New York
                                      corporation, its General Partner


                                By:
                                   -----------------------------
                                   Title:

Schedules:

Schedule 1 - Description of Pledged Stock

                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated ___________________, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), and Young & Rubicam., a Delaware corporation ("Y&R Inc. (Delaware)"), and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New
York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders referred to in the Pledge Agreement. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

            1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

            3. The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.

                                          [NAME OF ISSUER]

                                          By:
                                             --------------------------------

                                          Title:
                                                -----------------------------


                                          Address for Notices:

                                          -----------------------------------

                                          -----------------------------------

                                              -------------------------------

                                          Fax:

                                                                    SCHEDULE 1
                                                           TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK

      Issuer                                     Class of Stock*    Stock Certificate No.    No. of Shares   % of Shares Outstanding
-------------------                              ---------------    ---------------------    -------------   -----------------------
BURSON-MARSTELLER INTERNATIONAL INC., PLEDGOR
*Burson-Marsteller A/S**                                                1-13,200;             10,000,000               100%
                                                                          13,201-
                                                                           20,000
*Burson-Marsteller Asia Ltd.**                                           15,17,18                 27,804               100%
*Burson-Marsteller Italia S.r.l.**                     na                   na                     na                  100%
*Burson-Marsteller Mexico S.A. de C.V.
        Series B - Variable                                                     1                    924                66%
        Series B - Minimo Fijo                                                  1                 16,500                66%
*Burson-Marsteller Poland Sp. z.o.o.                   na                   na                     na                   66%
*Burson-Marsteller Pty Ltd**                                                11,12                800,000               100%
*Burson-Marsteller S/C Ltda.                           na                   na                     na                   66%
*Burson-Marsteller Thailand Ltd.                                         41,42,45                 33,660                66%
*CMG AG                                                                         1                  1,848                66%

CYGNET HOLDINGS COMPANY INC., PLEDGOR
*BM Communications Inc.                                                         1                  1,000               100%
*Burson-Marsteller/NIS, Inc.                                                    1                  1,000               100%
*Young Rubicam S.A.                                                         ****              82,992,692                66%
*Summit Insurance Company                                                       2                 10,000               100%

LANDOR ASSOCIATES, PLEDGOR
*Landor Associates Asia-Pacific Ltd.                                            5                    660                66%
*Landor Associates Designers & Consultants, Ltd.                               17                163,300                66%
*Walter Landor Y Asociados S.A. de C.V.                                        6                  4,620                66%

YOUNG & RUBICAM INTERNATIONAL GROUP B.V., PLEDGOR
*Young & Rubicam Denmark Group A/S***                  na                     na                    na                 100%

----------
*     Stock is assumed to be common stock unless otherwise indicated.
** 100% of the outstanding shares of these first tier Foreign Subsidiaries will be pledged upon closing; 90 days thereafter, the pledge will become 66% of the outstanding shares.
*** 100% of the outstanding shares will be pledged for a period of 90 days from the closing date.
****  See certificate.

                                                                     EXHIBIT A

                   [FORM OF DESIGNATED FOREIGN LENDER NOTICE]

                        DESIGNATED FOREIGN LENDER NOTICE

            Reference is made to (a) the Security Agreement, dated as of ____________ __, 1996 (the "Parent Borrower Security Agreement"), made by Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam, Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) the Pledge Agreement, dated as of _________ __, 1996 (the "Parent Borrower Pledge Agreement"), made by the Parent Borrowers in favor of the Administrative Agent, (c) the Security Agreement, dated as of __________ __, 1996 (the "Subsidiaries Security Agreement"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent, and (d) the Pledge Agreement, dated as of _________ __, 1996 (the "Subsidiaries Pledge Agreement", and together with the Parent Borrower Security Agreement, the Parent Borrower Pledge Agreement and the Subsidiaries Security Agreement, the "Security Documents"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent.

            The Company hereby designates [Name of Designated Foreign Lender] as a "Designated Foreign Lender" under the Security Documents with a Maximum Qualified Foreign Indebtedness Amount of $___________. The Company hereby represents and warrants that the "Qualified Foreign Indebtedness" is comprised of [include description] and that all amount outstanding in respect thereof will be permitted under subsection 9.2(d) of the Credit Agreement.

            The undersigned, [Name of Designated Foreign Lender], hereby acknowledges and agrees that the Maximum Qualified Foreign Indebtedness Amount with respect to the Qualified Foreign Indebtedness described herein shall be $___________. The undersigned in its capacity as a Designated Foreign Lender further acknowledges and agrees that (a) it shall be bound by all of the terms and conditions of the Security Documents, (b) it shall not have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any collateral subject to the Security Documents or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document, (c) it shall not have the right to consent to any amendment, waiver or modification of any Security Document (other than, subject to clause (d) below, any amendment, waiver or other modification to subsection 7.3 of the Parent Borrower Security Agreement and the Subsidiaries Security Agreement and Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement and the Subsidiaries Pledge Agreement which materially adversely affects such Designated Foreign Lender in a manner which is different to the effect of such amendment, waiver or modification on the other Secured Parties), (d) it shall not have the right to consent to any release of all or any portion of the Collateral by the Administrative Agent or the Lenders,

(e) it shall not have the right to request or direct that any payment be made under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement,
(f) neither the Administrative Agent nor any Lender shall have any liability or obligation to the undersigned (including, without limitation, with respect to the perfection of any lien or security interest granted pursuant to the Security Documents) except with respect to any payment (if and when made) under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement and (g) it has received copies of the Credit Agreement and each of the Security Documents. All notices to the undersigned shall be sent to [insert notice information] or to such other address as the undersigned shall designate in writing from time to time to the Administrative Agent and all notices shall be given in accordance with subsection 13.2 of the Credit Agreement.

            THIS NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            The undersigned hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Notice or for recognition and enforcement of any judgment in respect thereof,to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United State of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, (or any substantially similar form of mail), postage prepaid, to its address for notices hereunder;

            (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                                           [NAME OF DESIGNATED FOREIGN
                                           LENDER]

                                           By:
                                              -----------------------
                                              Name:

                                           [THE COMPANY]

                                           By:
                                              -----------------------
                                              Title
Accepted:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as
  Administrative Agent

By:
   -------------------------
   Title:

                                                                  EXHIBIT G TO
                                                CREDIT AND GUARANTEE AGREEMENT

                  [FORM OF PARENT BORROWER SECURITY AGREEMENT]

            SECURITY AGREEMENT, dated as of __________________, 1996, made by YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), and YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Parent Borrowers upon the terms and subject to the conditions set forth therein; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Parent Borrowers shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit under the Credit Agreement, the Parent Borrowers hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

            1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, provided that, for purposes of this Agreement, "Lender" shall include any Fronting Lender, Issuing Bank and any Person which is a party to an Eligible Hedge Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

            "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral": as defined in Section 2.

            "Collateral Account": any account established to hold money proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties as provided in Section 8.

            "Copyright License": any agreement, written or oral, providing for the grant by or to the Parent Borrowers of any right under any Copyright, including, without limitation, any thereof listed in Schedule 1 hereto.

            "Copyrights": all of the following to the extent that any Parent Borrower now or hereafter has any right, title or interest in any country in the world (other than any such right, title or interest (a) created by any Parent Borrower as a work-made-for-hire on behalf of any Client, (b) acquired on behalf of any Client or (c) required to be transferred or otherwise conveyed to any Client): (i) all copyrights in all works, whether published or unpublished, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in the United States Copyright Office, including, without limitation, any thereof referred to in Schedule 1 hereto, and (ii) all renewals thereof.

            "Credit Agreement Obligations": the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Eligible Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by any Borrower pursuant to the terms of the Credit Agreement, this Agreement, any other Loan Document or any Eligible Hedge Agreement).

            "Designated Foreign Lender": any bank or financial institution which
      (a) makes Qualified Foreign Indebtedness available to a Foreign Subsidiary (pursuant to a commitment or otherwise) and (b) is designated as a "Designated Foreign Lender" in accordance with Section 20.

            "Eligible Hedge Agreement": any Foreign Currency Protection Agreement and Interest Rate Protection Agreement entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Foreign Currency Protection Agreement or Interest Rate Protection Agreement, as the case may be.

            "Maximum Qualified Foreign Indebtedness Amount": as to any Designated Foreign Lender, the amount specified as such in the notice pursuant to which such Designated Foreign Lender is designated as a "Designated Foreign Lender".

            "Obligations": the collective reference to (a) the Credit Agreement Obligations and (b) the unpaid principal of and interest on any Qualified Foreign Indebtedness owed by a Foreign

      Subsidiary to any Designated Foreign Lender and any obligation of such Foreign Subsidiary to reimburse such Designated Foreign Lender for drawings under letters of credit issued by Designated Foreign Lender which constitute "Qualified Foreign Indebtedness", provided that the maximum "Obligations" in respect of the principal amount (or, in the case of letters of credit, the face amount) of any Qualified Foreign Indebtedness owed to any Designated Foreign Lender shall not exceed the Maximum Qualified Foreign Indebtedness Amount for such Designated Foreign Lender.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to any Parent Borrower of any right to manufacture, use or sell any invention covered by a Patent.

            "Patents": (a) all letters patent of the United States and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

            "Qualified Foreign Indebtedness": Indebtedness which is permitted under subsection 9.2(d) of the Credit Agreement.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Secured Instrument": any Loan Document, Eligible Hedge Agreement or any agreement pursuant to which Qualified Foreign Indebtedness of a Designated Foreign Lender is made available.

            "Secured Parties": the collective reference to the Lenders and any Designated Foreign Lenders.

            "Security Agreement": this Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "Trademark License": any agreement, written or oral, providing for the grant by or to any Parent Borrower of any right to use any Trademark, including, without limitation, any thereof listed on Schedule 2 hereto.

            "Trademarks": all of the following to the extent that any Parent Borrower now or hereafter has any right, title or interest (other than any such right title or interest (a) created by any Parent Borrower as a work-made-for-hire on behalf of any Client, (b) acquired on behalf of any Client or (c) required to be transferred or otherwise conveyed to any Client) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, and the goodwill of the business associated therewith, including customer lists, license rights, advertising materials and all other business assets which uniquely reflect the goodwill of the business, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, or any other Country, including, without limitation, any thereof listed on Schedule 2 hereto, and (ii) all renewals thereof.

            2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Parent Borrower hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Parent Borrower or in which such Parent Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (a)   all Accounts and Receivables;

                  (b)   all Chattel Paper;

                  (c)   all Copyrights;

                  (d)   all Copyright Licenses;

                  (e)   all Documents;

                  (f)   all Equipment;

                  (g)   all General Intangibles;

                  (h)   all Instruments;

                  (i)   all Inventory;

                  (j)   all Patents;

                  (k)   all Patent Licenses;

                  (l)   all Trademarks;

                  (m)   all Trademark Licenses;

                  (n)   all books and records pertaining to the Collateral; and

                  (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

            3. Representations and Warranties. Each Parent Borrower hereby represents and warrants that:

            3.1 Title; No Other Liens. Except for the security interests granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and for Liens permitted under the Credit Agreement, such Parent Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement.

            3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3, will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations and (b) are prior to all other Liens on the

Collateral in existence on the date hereof.

            3.3 Inventory and Equipment. The Inventory and the Equipment of such Parent Borrower are kept at the locations listed on Schedule 4.

            3.4 Chief Executive Office. Such Parent Borrower's chief executive office is located at 285 Madison Avenue, New York, New York 10017.

            3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            4. Covenants. Each Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted hereby shall be released:

            4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            4.2 Maintenance of Insurance. (a) Such Parent Borrower will maintain, with financially sound and reputable insurance companies, insurance policies (or, to the extent consistent with prudent business practice, a program of self-insurance with respect to) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and insuring such Parent Borrower, the Administrative Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders, with losses payable to such Parent Borrower, the Administrative Agent and the Secured Parties as their respective interests may appear.

            (b) All such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (i) name the Administrative Agent and the Secured Parties as insured parties, (ii) include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

            (c) Such Parent Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

            4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Parent Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Parent Borrower, such Parent Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

            4.4 Changes in Locations, Name, etc. Such Parent Borrower will not:

            (a) permit any of its Inventory or Equipment to be kept at a location other than those listed on Schedule 4; or


            (b) change the location of its chief executive office from that specified in subsection 3.4;


            (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading;

unless, in each case, it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and all filings necessary in the opinion of the Administrative Agent to maintain the perfection of the security interests granted pursuant to this Agreement shall have been made.

            4.5 Further Identification of Collateral. Such Parent Borrower will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

            4.6 Notices. Such Parent Borrower will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

            (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            5. Provisions Relating to Receivables.

            5.1 Parent Borrowers Remain Liable under Receivables. Anything herein to the contrary notwithstanding, each Parent Borrower shall remain liable under each of its Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Receivable pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Parent Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            5.2 Analysis of Receivables. The Administrative Agent shall have the right to make test verifications of the Receivables of the Parent Borrowers in any manner and through any medium that it reasonably considers advisable, and each Parent Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the Parent Borrowers, each Parent Borrower shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its Receivables. The Administrative Agent in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default, communicate with the obligors on the Receivables of the Parent Borrowers to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables of the Parent Borrowers.

            5.3 Collections on Receivables. (a) The Administrative Agent hereby authorizes each Parent Borrower to collect its Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables of the Parent Borrowers, when collected by any Parent Borrower, shall be forthwith (and, in any event, within two Business
Days) deposited by such Parent Borrower in the exact form received, duly indorsed by such Parent Borrower to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 7.3, and until so turned over, shall be held by such Parent Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Parent Borrower.

            (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c) At the Administrative Agent's request, each Parent Borrower shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to its Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            5.4 Representations and Warranties. Each Parent Borrower hereby represents and warrants that:

            (a) No amount payable to such Parent Borrower under or in connection with any of its Receivables is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

            (b) The amounts represented by such Parent Borrower to the Lenders from time to time as owing to such Parent Borrower in respect of its Receivables will at such times be accurate.

            5.5 Covenants. Each Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted pursuant to this Agreement shall be released:

            (a) Other than in the ordinary course of business consistent with its past practice, such Parent Borrower will not (i) grant any extension of the time of payment of any of its Receivables, (ii) compromise or settle any of its Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any of its Receivables, (iv) allow any credit or discount whatsoever on any of its Receivables, (v) amend, supplement or modify any of its Receivables in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

            (b) Such Parent Borrower will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of its then outstanding Receivables.

            6. Provisions Relating to Copyrights, Patents and Trademarks.

            6.1 Representations and Warranties. Each Parent Borrower hereby represents and warrants that:

            (a) Schedule 1 includes all material Copyrights and Copyright Licenses owned by such Parent Borrower in its own name on the date hereof.

            (b) Schedule 2 includes all material Trademarks and Trademark Licenses owned by such Parent Borrower in its own name on the date hereof.

            (c) To the best of such Parent Borrower's knowledge, each of its material Copyrights and Trademarks is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

            (d) Except as set forth in either Schedule 1 or Schedule 2, none of such Copyrights and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

            (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

            (f) Such Parent Borrower does not own any Patent or Patent License which is material to its business.

            (g) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any material Copyright or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Copyright or Trademark.

            6.2 Covenants. Each Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted pursuant to this Agreement shall be released:

            (a) Such Parent Borrower (either itself or through licensees) will
(i) continue to use each material Trademark consistent with past practice in order to maintain such Trademark in full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark, employ such Trademark with the appropriate notice of registration, not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

            (b) Each Parent Borrower will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Copyright or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Trademark Office or any court or tribunal in any country) regarding such Parent Borrower's ownership of any material Copyright or Trademark or its right to register the same or to keep and maintain the same.

            (c) Whenever such Parent Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Copyright or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, each Parent Borrower shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, each Parent Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any material Copyright or Trademark and the goodwill and general intangibles of such Parent Borrower relating thereto or represented thereby.

            (d) Each Parent Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Copyrights and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (e) In the event that any material Copyright or Trademark is infringed, misappropriated or diluted by a third party, each Parent Borrower shall (i) take such actions as such Parent Borrower shall reasonably deem appropriate under the circumstances to protect such Copyright or Trademark, (ii) promptly notify the Administrative Agent and the Lenders after it learns thereof and (iii) if deemed appropriate by such Parent Borrower, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover damages for such infringement, misappropriation or dilution.

            7. Remedies.

            7.1 Notice to Obligors and Contract Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Parent Borrower shall notify obligors on its Receivables that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

            7.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in subsection with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by any Parent Borrower consisting of cash, checks and other near-cash items shall be held by such Parent Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Parent Borrower, and shall, forthwith upon receipt by such Parent Borrower, be turned over to the Administrative Agent in the exact form received by such Parent Borrower (duly indorsed by such Parent Borrower to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Parent Borrower in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.


            7.3 Application of Proceeds. (a) At such intervals as may be agreed upon by the Parent Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in the following order of priority:

            First: to the Administrative Agent for any unpaid fees, expenses and other costs of the Administrative Agent;

            Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit and the aggregate estimated amount of payment liabilities of the Parent Borrowers and the Subsidiaries under Eligible Hedge Agreements assuming immediate termination of all such agreements, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on the date any such payment is made;

            Third: to the Secured Parties, amounts equal to all other sums which constitute Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Obligations as of the date any such payment is made, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

            Fourth: any surplus then remaining shall be paid to the Parent Borrowers or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (b) The term "unpaid" as used in clauses Second and Third of paragraph (a) above refers:

                  (i) in the absence of a bankruptcy proceeding with respect to the relevant Parent Borrower, to all amounts of Obligations, as the case may be, outstanding as of the date a payment is made, whether or not such amounts are fixed or contingent, and

                  (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Parent Borrower, to all amounts allowed by the bankruptcy court in respect of Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to this Section) have not been made in respect thereof.

            (c) In the event any Secured Party shall be entitled to receive any moneys pursuant to clauses Second or Third of paragraph (a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall hold such amount in a Collateral Account for the benefit of such Secured Party until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such Collateral Account an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case such Secured Party shall, as soon as practicable thereafter, notify the Company and the Administrative Agent.

            (d) In making the determinations and allocations required by this Section, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent (or the relevant Lender, in the case of Eligible Hedge Agreements) as to the amounts payable with respect to Credit Agreement Obligations and upon information supplied by a Designated Foreign Lender as to the amounts payable with respect to Qualified Foreign Indebtedness, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on any such information.

            7.4 Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Parent Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Parent Borrower, which right or equity is hereby waived or released. Each Parent Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Parent Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Parent Borrowers. To the extent permitted by applicable law, each Parent Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            8. Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Parent Borrower's Obligations.

            8.1 Powers. Each Parent Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Parent Borrower and in the name of such Parent Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Parent Borrower hereby gives the Administrative Agent the power and right, on behalf of such Parent Borrower, without notice to or assent by such Parent Borrower, to do any or all of the following:

            (a) in the name of such Parent Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any of its Receivables or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any of its Receivables or with respect to any other Collateral whenever payable;

            (b) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Parent Borrower relating thereto or represented thereby;

            (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (d) execute, in connection with any sale provided for in subsection 7.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (e) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against any Parent Borrower with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the

      Administrative Agent's option and the Parent Borrowers' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as any Parent Borrower might do.

            Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

            8.2 Performance by Administrative Agent of Borrower's Obligations. If any Parent Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            8.3 Borrower's Reimbursement Obligation. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Parent Borrowers, shall be payable by the Parent Borrowers to the Administrative Agent on demand.

            8.4 Ratification; Power Coupled With An Interest. Each Parent Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            9. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Parent Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Parent Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            10. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Parent Borrower authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Parent Borrower in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            11 Authority of Administrative Agent. Each Parent Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement, this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Parent Borrowers, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Parent Borrowers shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

            12. Notices. All notices, requests and demands to or upon the Administrative Agent or any Parent Borrower hereunder shall be effected in the manner provided for in subsection 13.2 of the Credit Agreement.

            13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. Amendments in Writing; No Waiver; Cumulative Remedies.

            14.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except, subject to subsection 13.1 of the Credit Agreement, by a written instrument executed by the Parent Borrowers and the Administrative Agent, provided that any provision of this Agreement imposing obligations on the Parent Borrowers may be waived, subject to subsection 13.1 of the Credit Agreement, by the Administrative Agent in a written instrument executed by the Administrative Agent.

            14.2 No Waiver by Course of Conduct. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

            14.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            15. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Parent Borrowers and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

            17. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            18. Integration. This Agreement represents the agreement of the Parent Borrowers and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            19. Termination. (a) Subject to subsection 13.18 of the Credit Agreement, this Agreement and the Liens created hereby shall terminate when all the Credit Agreement Obligations shall have been fully and indefeasibly paid, when no Letters of Credit shall remain outstanding and when the Commitments shall have expired or terminated under the Credit Agreement, at which time the Administrative Agent shall execute and deliver to the Parent Borrowers, or to such person or persons as the Parent Borrowers shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Parent Borrowers at their expense which the Parent Borrowers shall reasonably request to evidence such termination.

            (b) Without limiting the foregoing, all Collateral permitted to be sold, transferred or otherwise disposed of in accordance with the terms and provisions of the Credit Agreement shall be sold, transferred or otherwise disposed of free and clear of the Liens created hereby. In connection with the foregoing, the Administrative Agent shall execute and deliver to the Parent Borrowers, or to such Person or Persons as the Parent Borrowers shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Parent Borrowers at their expense which the Parent Borrowers shall reasonably request to evidence the release of the Liens created hereby with respect to any such Collateral.

            (c) Any execution and delivery of statements or documents pursuant to this Section 19 shall be without recourse to or representation or warranty by the Administrative Agent.

            20. Designated Foreign Lenders. The Company may from time to time designate certain banks or other financial institutions acceptable to the Administrative Agent as "Designated Foreign Lenders" with respect to Qualified Foreign Indebtedness by delivering a written notice to such effect to the Administrative Agent in the form of Exhibit A hereto, executed by the Company and the relevant Designated Foreign Lender and accepted by the Administrative Agent. Each such bank or other financial institution shall thereafter be deemed to be a Designated Foreign Lender for all purposes hereunder until such time as the Administrative Agent shall have received written notice from the Company and the relevant Designated Foreign Lender to such effect, at which time such Designated Foreign Lender shall be deemed not to be a Secured Party for all purposes hereunder and all right, title and interest of such Designated Foreign Lender in the Collateral and the Security Documents shall terminate. No Designated Foreign Lender shall have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document.

            IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                                   YOUNG & RUBICAM HOLDINGS INC.

                                   By:
                                      --------------------------
                                      Title:

                                   YOUNG & RUBICAM INC., a New York
                                   corporation

                                   By:
                                      --------------------------
                                      Title:


                                   YOUNG & RUBICAM INC., a Delaware
                                   corporation

                                   By:
                                      --------------------------
                                      Title:

                                   YOUNG & RUBICAM L.P.

                                   By: YOUNG & RUBICAM INC., a New York
                                       corporation, its General Partner

                                   By:
                                      --------------------------
                                      Title:

Schedules:

Schedule 1 - Copyrights and Copyright Licenses
Schedule 2 - Trademarks and Trademark Licenses
Schedule 3 - Filing Jurisdictions
Schedule 4 - Locations of Inventory and Equipment

                                                                      Schedule 1

                        COPYRIGHTS AND COPYRIGHT LICENSES

                                      None.

                                                                      Schedule 2

                        TRADEMARKS AND TRADEMARK LICENSES




None.

                                                                      Schedule 3
                              FILING JURISDICTIONS
                                 (SUBSIDIARIES)

-----------------------------------------------------------------------------------------------------------------------------------
                   Debtor Name and Location of                                            Filing Location
                     Chief Executive Office
-----------------------------------------------------------------------------------------------------------------------------------
Black, Kelly, Scruggs, & Healey Inc.,                                         Secretary of State, New York
Delaware corporation                                                          Recorder of Deeds, District of Columbia
  1801 K Street, N.W., Washington, DC 20006                                   County Clerk, New York County (NY)
  Tax ID: 13-3601615
-----------------------------------------------------------------------------------------------------------------------------------
BM Communications Inc.,                                                       Secretary of State, New York
Delaware corporation                                                          Recorder of Deeds, District of Columbia
  285 Madison Ave., New York, NY 10017                                        County Clerk, New York County (NY)
  1801 K Street, N.W., Washington, DC 20006
  Tax ID: Pending
-----------------------------------------------------------------------------------------------------------------------------------
Burson-Marsteller International Inc.,                                         Secretary of State, New York
Delaware corporation                                                          County Clerk, New York County (NY)
  230 Park Ave South, New York, NY 10003
  Tax ID: 13-3496066
-----------------------------------------------------------------------------------------------------------------------------------
Burson-Marsteller/NIS Inc.,                                                   Secretary of State, New York
Delaware corporation                                                          Recorder of Deeds, District of Columbia
  285 Madison Ave, New York, NY 10017                                         County Clerk, New York County (NY)
  1801 K Street, N.W., Washington, DC 20006
  Tax ID: Pending
-----------------------------------------------------------------------------------------------------------------------------------
Burson-Marsteller (Puerto Rico), Inc.,                                        Secretary of State, New York
Delaware corporation                                                          County Clerk, New York County (NY)
  Calle Munet Ct. #9, Pueblo Viejo
  Guaynabo, Puerto Rico 00968
  Tax ID: 13-3505363
-----------------------------------------------------------------------------------------------------------------------------------
Cygnet Holdings Inc.,                                                         Secretary of State, New York
Delaware corporation                                                          County Clerk, New York County (NY)
  285 Madison Ave, New York, NY 10017
  Tax ID: 52-1551841
-----------------------------------------------------------------------------------------------------------------------------------
Landor Associates,                                                            Secretary of State, New York
California corporation                                                        Secretary of State, California
  1001 Front Street, San Francisco, CA 94111                                  Department of State, Florida
  Tax ID: 94-1709801                                                          Secretary of State, Illinois
                                                                              Department of Licensing, Washington
                                                                              County Clerk, New York County (NY)
-----------------------------------------------------------------------------------------------------------------------------------

DEBTOR NAME AND LOCATION OF
  CHIEF EXECUTIVE OFFICE
---------------------------

Landor Associates International,
California corporation
  1001 Front Street, San Francisco, CA 94111
  Tax ID: 94-2611371

  (Japan)
  Sogo Hirakawacho Building
     1-4-12, Hirakawacho
--------------------------------------------

RSBC Vestiges Inc.,
New York corporation
  285 Madison Ave, New York, NY 10017
  Tax ID: 13-2790531
--------------------------------------------

Y&R Far East Holdings, Inc.,
Delaware corporation
  285 Madison Ave, New York, NY 10017
  Tax ID: 13-3499286
--------------------------------------------

Young & Rubicam Puerto Rico, Inc.,
New York corporation
  9 Munet Court, Buchnan
  Guaynabo, Puerto Rico 00968
  Tax ID: 66-0215548
--------------------------------------------


FILING LOCATION
---------------------------

Secretary of State, New York
Secretary of State, California
County Clerk, New York County (NY)
--------------------------------------------

Secretary of State, New York
County Clerk, New York County (NY)
--------------------------------------------

Secretary of State, New York
County Clerk, New York County (NY)
--------------------------------------------

Secretary of State, New York
County Clerk, New York County (NY)

                                                                      Schedule 4

                      LOCATIONS OF INVENTORY AND EQUIPMENT
                                 (SUBSIDIARIES)

BLACK, KELLY,                 1801 K. Street, N.W.
SCRUGGS & HEALY INC.          Washington, DC 20006       RSBC VESTIGES INC.
                              (District of Columbia)
1801 K. Street, NW                                       285 Madison Avenue
Washington, DC 20006                                     New York, NY 10017
(District of Columbia)        BURSON-MARSTELLER/         (New York County)
                              NIS INC.

BURSON-MARSTELLER             285 Madison Avenue         Y&R FAR EAST
INTERNATIONAL INC.            New York, NY 10017         HOLDINGS, INC.
                              (New York County)
230 Park Avenue South                                    285 Madison Avenue
New York, NY 10003            1801 K Street, N.W.        New York, NY 10017
(New York County)             Washington, DC 20006       (New York County)
                              (District of Columbia)

BURSON-MARSTELLER                                        YOUNG & RUBICAM
(PUERTO RICO), INC.           LANDOR ASSOCIATES          PUERTO RICO, INC.

Calle Munet Ct. #9            1001 Front Street          9 Munet Court, Buchanan
Pueblo Viejo                  San Francisco, CA 94111    Guaynabo, Puerto Rico
Guaynabo, Puerto Rico         (San Francisco County)     00968
00968

                              601 Brickell Key Drive
                              Miami, FL 33131
CYGNET HOLDINGS INC.          (Dade County)

285 Madison Avenue            One East Wacker Drive
New York, NY 10017            15th Floor
(New York County)             Chicago, IL 60601
                              (Cook County)

SUMMIT INSURANCE              230 Park Avenue South
COMPANY                       New York, NY 10003
                              (New York County)
RR3
Airport Road                  1411 Fourth Avenue
Berlin, VT 05602              Seattle, WA 98101
(Washington County)           (King County)

BM COMMUNICATIONS             LANDOR ASSOCIATES
INC.                          INTERNATIONAL

285 Madison Avenue            1001 Front Street
New York, NY 10017            San Francisco, CA 94111
(New York County)             (San Francisco County)

                                                                       EXHIBIT A

                   [FORM OF DESIGNATED FOREIGN LENDER NOTICE]

                        DESIGNATED FOREIGN LENDER NOTICE

            Reference is made to (a) the Security Agreement, dated as of ____________ __, 1996 (the "Parent Borrower Security Agreement"), made by Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam, Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) the Pledge Agreement, dated as of _________ __, 1996 (the "Parent Borrower Pledge Agreement"), made by the Parent Borrowers in favor of the Administrative Agent, (c) the Security Agreement, dated as of __________ __, 1996 (the "Subsidiaries Security Agreement"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent, and (d) the Pledge Agreement, dated as of _________ __, 1996 (the "Subsidiaries Pledge Agreement", and together with the Parent Borrower Security Agreement, the Parent Borrower Pledge Agreement and the Subsidiaries Security Agreement, the "Security Documents"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent.

            The Company hereby designates [Name of Designated Foreign Lender] as a "Designated Foreign Lender" under the Security Documents with a Maximum Qualified Foreign Indebtedness Amount of $___________. The Company hereby represents and warrants that the "Qualified Foreign Indebtedness" is comprised of [include description] and that all amount outstanding in respect thereof will be permitted under subsection 9.2(d) of the Credit Agreement.

            The undersigned, [Name of Designated Foreign Lender], hereby acknowledges and agrees that the Maximum Qualified Foreign Indebtedness Amount with respect to the Qualified Foreign Indebtedness described herein shall be $___________. The undersigned in its capacity as a Designated Foreign Lender further acknowledges and agrees that (a) it shall be bound by all of the terms and conditions of the Security Documents, (b) it shall not have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any collateral subject to the Security Documents or institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document, (c) it shall not have the right to consent to any amendment, waiver or modification of any Security Document (other than, subject to clause (d) below, any amendment, waiver or other modification to subsection 7.3 of the Parent Borrower Security Agreement and the Subsidiaries Security Agreement and Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement and the Subsidiaries Pledge Agreement which materially adversely affects such Designated Foreign Lender in a manner which is different to the effect of such amendment, waiver or modification on the other Secured Parties), (d) it shall not have the right to consent to any release of all or any portion of the Collateral by the Administrative Agent or the Lenders,

(e) it shall not have the right to request or direct that any payment be made under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement,
(f) neither the Administrative Agent nor any Lender shall have any liability or obligation to the undersigned (including, without limitation, with respect to the perfection of any lien or security interest granted pursuant to the Security Documents) except with respect to any payment (if and when made) under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement and (g) it has received copies of the Credit Agreement and each of the Security Documents. All notices to the undersigned shall be sent to [insert notice information] or to such other address as the undersigned shall designate in writing from time to time to the Administrative Agent and all notices shall be given in accordance with subsection 13.2 of the Credit Agreement.

            THIS NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            The undersigned hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Notice or for recognition and enforcement of any judgment in respect thereof,to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United State of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, (or any substantially similar form of mail), postage prepaid, to its address for notices hereunder;

            (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                                             [NAME OF DESIGNATED FOREIGN
                                             LENDER]

                                             By:
                                                ---------------------------
                                                Name:

                                             [THE COMPANY]

                                             By:
                                                ---------------------------
                                                Name:


Accepted:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as
  Administrative Agent

By:
   ---------------------------
   Name:


Date:
     -------------------------

                                                                    EXHIBIT H TO
                                                  CREDIT AND GUARANTEE AGREEMENT


                        [FORM OF SUBSIDIARIES GUARANTEE]

            GUARANTEE, dated as of ____, 1996, made by each of the Persons that are signatories hereto (the "Guarantors"), in favor of Bank of America National Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions from time to time parties to the Credit and Guarantee Agreement (the "Lenders"), dated as of ___________, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

                             W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, each of the Guarantors is a Subsidiary (as defined in the Credit Agreement) of the Parent Borrowers;

            WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.

            NOW, THEREFORE, in consideration of the promises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

            1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, provided that, for purposes if this Guarantee, "Lender" shall include any fronting Lender, Issuing Bank and any Person which is a party to an Eligible Hedge Agreement .

            (b) As used herein, "Eligible Hedge Agreement" means any Foreign Currency Protection Agreement or Interest Rate Protection Agreement entered into with any Person that is a Lender or an Affiliate of a Lender and "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Eligible Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of the principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of the Credit Agreement, this Agreement, any other Loan Document or any Eligible Hedge Agreement).

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


            2. Guarantee (a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, provided that the liabilities under this Guarantee of each Guarantor which is a Foreign Subsidiary shall in no event exceed the amount set forth under its signature below as its "Maximum Guarantee Amount".


            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and foreign laws relating to the insolvency of debtors.

            (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, the Commitments are terminated, and no Letter of Credit is outstanding notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

            (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

            (e) No payment or payments made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, the Commitments are terminated and no Letter of Credit is outstanding.

            (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

            3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

            4. Right of Set-off. Upon the occurrence of any Event of Default, each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Documents or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

            5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Parent Borrowers on account of the Obligations are paid in full, the Commitments are terminated and no Letter of Credit is outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the other Loan Documents, any Eligible Hedge Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the relevant Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrowers or any such other Guarantor or guarantor or any release of the Borrowers or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any Eligible Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, the Commitments shall have been terminated and no Letter of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

            8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the office of the Administrative Agent located at 1455 Market Street, San Francisco, California 94103.

            10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

            (a) it is a person duly organized, validly existing and, except to the extent the failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

            (b) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

            (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

            (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

            (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a Material Adverse Effect; and

            (g) the representations and warranties contained in subsections 6.8 through 6.11 of the Credit Agreement are true and correct to the extent such representations and warranties apply to such Guarantor.

            Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each extension of credit to the Parent Borrowers under the Credit Agreement on and as of such date of extension of credit as though made hereunder on and as of such date.

            11. Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Guarantee until the Obligations are paid in full, the Commitments are terminated and no Letter of Credit is outstanding, such Guarantor will comply with provisions of Sections 8 and 9 of the Credit Agreement to the extent such provisions apply to such Guarantor.

            12. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            13. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mail, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows, or to such other address as may be hereinafter notified by the respective parties hereto:

            (a) if to the Administrative Agent, at its address or transmission number for notices provided in subsection 13.2 of the Credit Agreement; and

            (b) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

            14. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

            15. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            16. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

            17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, subject to subsection 13.1 of the Credit Agreement.

            (b) No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns provided that no Guarantor may assign any of its rights or obligations under this Guarantee without the consent of the Administrative Agent and the Required Lenders.

            20. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            21. Termination. (a) Subject to Section 8, this Guarantee shall remain in full force and effect and be binding in accordance with its terms until all Obligations shall have been satisfied by payment in full, the Commitments shall have been terminated and no Letter of Credit shall be outstanding. A Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement.

            (b) Subject to the second sentence of paragraph (a) of this Section, each Guarantor which is a Foreign Subsidiary shall be automatically released from its obligations under this Guarantee on the day which is 90 days after the Closing Date.

            22. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof,to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United State of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13;

            (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            23. WAIVERS OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

            24. Addition of Guarantors. Subsection 8.10(b) of the Credit Agreement requires that any Subsidiary (other than a Foreign Subsidiary or a Y&R Agent Subsidiary) of the Borrower created or acquired after the Closing Date become a Guarantor hereunder by executing and delivering a Supplement to this Guarantee in the form attached hereto as Exhibit A. From and after the date any such Subsidiary executes and delivers a Supplement to this Guarantee in the form attached hereto as Exhibit A to the

Administrative Agent, such Subsidiary shall be deemed to be a Guarantor for all purposes under this Guarantee.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                        BLACK, KELLY, SCRUGGS & HEALEY INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        BM COMMUNICATIONS INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        BURSON-MARSTELLER INTERNATIONAL INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:

                                        BURSON-MARSTELLER/NIS, INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        BURSON-MARSTELLER (PUERTO RICO) INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        CYGNET HOLDINGS COMPANY INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:

                                        LANDOR ASSOCIATES


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        LANDOR ASSOCIATES INTERNATIONAL


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        RSBC VESTIGES INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:

                                        Y&R FAR EAST HOLDINGS, INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:


                                        YOUNG & RUBICAM PUERTO RICO, INC.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:

                                        YOUNG & RUBICAM GERMANY GMBH


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $25,000,000



                                        YOUNG & RUBICAM FRANCE S.A.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $20,000,000



                                        YOUNG & RUBICAM GROUP NETHERLANDS BV


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $19,000,000

                                        HALL & CEDERQUIST/YOUNG & RUBICAM AB


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $6,000,000



                                        BURSON-MARSTELLER HONG KONG LTD.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $3,000,000



                                        BURSON-MARSTELLER S.A.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $3,000,000

                                        NORDSTROM & OHMAN AB


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $3,000,000



                                        YOUNG & RUBICAM S.A.


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $2,000,000



                                        WUNDERMAN CATO JOHNSON AB


                                        By:
                                           ----------------------------
                                          Title

                                        Address for Notices:
                                        _______________________________
                                        _______________________________
                                        _______________________________

                                        Fax:
                                        Maximum Guarantee Amount: $1,000,000

                                                                  EXHIBIT A TO
                                                        SUBSIDIARIES GUARANTEE

                  [FORM OF ADDITIONAL SUBSIDIARIES SUPPLEMENT]

            SUPPLEMENT, dated _______________ __, 1996 to the Guarantee, dated as of __________ __, ____ (as amended, the "Guarantee"), made by each of the subsidiaries of the Parent Borrowers (as defined therein) from time to time parties thereto (collectively, the "Guarantors").

                             W I T N E S S E T H :

            WHEREAS, the Guarantee provides that any Subsidiary of the Parent Borrowers, although not a Guarantor thereunder at the time of the initial execution thereof, may become a Guarantor under the Guarantee upon the delivery to the Administrative Agent of a supplement in substantially the form of this Supplement; and

            WHEREAS, the undersigned was not a Guarantor under the Guarantee at the time of the initial execution thereof but now desires to become a Guarantor thereunder;

            NOW, THEREFORE, the undersigned hereby agrees as follows:


            The undersigned agrees to be bound by all of the provisions of the Guarantee applicable to a Guarantor thereunder and agrees that it shall, on the date this Supplement is executed and delivered to the Administrative Agent, become a Guarantor, for all purposes of the Guarantee to the same extent as if originally a party thereto. Without limiting the foregoing, subject to the provisions of Section 2(b) of the Guarantee, the undersigned, jointly and severally with the other Guarantors, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Obligations.


            Terms defined in the Guarantee shall have their defined meanings when used herein.

            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [INSERT NAME OF SUBSIDIARY]



                                        By:
                                           ----------------------------------
                                           Title:


ACKNOWLEDGED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative Agent


By:
   ----------------------------------
   Title:

                                                                    EXHIBIT I TO
                                                  CREDIT AND GUARANTEE AGREEMENT


                     [FORM OF SUBSIDIARIES PLEDGE AGREEMENT]

            PLEDGE AGREEMENT, dated as of December ___, 1996, made by BURSON-MARSTELLER INTERNATIONAL INC., a Delaware corporation, CYGNET HOLDINGS COMPANY INC., a Delaware corporation, LANDOR ASSOCIATES, a California corporation and YOUNG & RUBICAM INTERNATIONAL GROUP B.V., a Netherlands entity ("Y&R B.V.,"; collectively, the "Pledgors"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December ___, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgors, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

                             W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined);

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Pledgors, other than Y&R B.V., shall have executed and delivered that certain Subsidiaries Guarantee dated as of the date hereof (the "Guarantee");

            WHEREAS, in satisfaction of such condition, the Pledgors, other than Y&R B.V., have executed and delivered the Guarantee; and

            WHEREAS, it is also a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Parties and to secure their obligations under the Guarantee and the other Loan Documents.

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit under the Credit Agreement, the Pledgors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

            1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, provided that, for purposes of this Agreement, "Lender" shall include any Fronting Lender, Issuing Bank and any Person which is a party to an Eligible Hedge Agreement.

            (b) The following terms shall have the following meanings:

            "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

            "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

            "Collateral": the Pledged Stock issued by the Issuers and all Proceeds thereof.


            "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties as provided in Section 8.


            "Designated Foreign Lender": any bank or financial institution which
      (a) makes Qualified Foreign Indebtedness available to a Foreign Subsidiary (pursuant to a commitment or otherwise) and (b) is designated as a "Designated Foreign Lender" in accordance with Section 21.

            "Domestic Issuer": any Issuer that is not a Foreign Issuer.

            "Eligible Hedge Agreement": any Foreign Currency Protection Agreement and Interest Rate Protection Agreement entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Foreign Currency Protection Agreement or Interest Rate Protection Agreement, as the case may be.

            "Foreign Issuer": any Issuer that is a Direct Foreign Subsidiary of a Pledgor.

            "Guarantee Obligations": as to any Pledgor, all of the obligations and liabilities of such Pledgor under the Guarantee.

            "Issuers": the collective reference to the companies identified on
      Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

            "Maximum Qualified Foreign Indebtedness Amount": as to any Designated Foreign Lender, the amount specified as such in the notice pursuant to which such Designated Foreign Lender is designated as a "Designated Foreign Lender".

            "Obligations": as to any Pledgor, the collective reference to (a) the Guarantee Obligations and (b) the unpaid principal of and interest on any Qualified Foreign Indebtedness owed by a Foreign Subsidiary to any Designated Foreign Lender and any obligation of such Foreign Subsidiary to reimburse such Designated Foreign Lender for drawings under letters of credit issued by Designated Foreign Lender which constitute "Qualified Foreign Indebtedness", provided that the maximum "Obligations" in respect of the principal amount (or, in the case of letters of credit, the face amount) of any Qualified Foreign Indebtedness owed to any Designated Foreign Lender shall not exceed the Maximum Qualified Foreign Indebtedness Amount for such Designated Foreign Lender and (c) all other obligations and liabilities of such Pledgor under the Loan Documents to which it is a party, provided, further, that the Guarantee Obligations of Y&R B.V. shall be the amount which would be the "Guarantee Obligations" of Y&R B.V. if it were a party to the Guarantee.

            "Pledged Stock": the shares of Capital Stock listed on Schedule 1 hereto (regardless of whether such Capital Stock is evidenced or represented by certificates), together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any of the Pledgors while this Agreement is in effect and while such Capital Stock continues to be subject to the security interest granted pursuant to this Agreement.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof of the Pledged Stock and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

            "Qualified Foreign Indebtedness": Indebtedness which is permitted under subsection 9.2(d) of the Credit Agreement.

            "Secured Instrument": any Loan Document, Eligible Hedge Agreement or any agreement pursuant to which Qualified Foreign Indebtedness is made available.

            "Secured Parties": the collective reference to the Lenders and any Designated Foreign Lenders.

            "Securities Act": the Securities Act of 1933, as amended.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, all the Pledged Stock issued by the Domestic Issuers and all the Pledged Stock of the Foreign Issuers which is evidenced or represented by certificates and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. To the extent that any of the Pledged Stock of any Foreign Issuer is not evidenced or represented by certificates, the Pledgors shall take such actions (including registrations and filings) as may be required under applicable law in connection with and to give effect to the grant of a first security interest therein pursuant to this Section.

            3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Administrative Agent so requests, signature guaranteed.

            4. Representations and Warranties. Each Pledgor represents and warrants that:

            (a) The shares of Pledged Stock owned by it constitute all the issued and outstanding shares of all classes of the Capital Stock of each Domestic Issuer and not less than sixty-six percent of each class of Capital Stock of each Foreign Issuer held by such Pledgor.

            (b) All the shares of the Pledged Stock owned by it have been duly and validly issued and, except as otherwise provided in Section 630 of the New York Business Corporation Law, are fully paid and nonassessable.

            (c) Such Pledgor is the record and beneficial owner of, and have good and marketable title to, the Pledged Stock owned by it, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement.

            (d) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock owned by it and the taking of the other actions contemplated by Section 2 in respect of the Pledged Stock issued by Foreign Issuers which is not evidenced or represented by certificates, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in its Collateral, enforceable as such against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            5. Covenants. Each Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created by it hereby are released:

            (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall cause the same to be subject to the security interest granted hereunder and such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Other than pursuant to a distribution or transfer of any assets of an Issuer to such Pledgor in a transaction permitted under the Credit Agreement, (i) any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than to existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, other than pursuant to a transaction permitted under the Credit Agreement, (iii) create, incur or permit to exist any Lien on any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking (other than this Agreement and the other Loan Documents) restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral.

            (c) Such Pledgor shall maintain the security interest created by it pursuant to this Agreement as a first perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of its Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            (d) Such Pledgor shall pay, and hold the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of its Collateral or in connection with any of the transactions contemplated by this Agreement.


            6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgors of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgors shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers consistent with past practice in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Guarantee, this Agreement or any other Loan Document.


            7. Rights of the Lenders and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by any Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with Section 8(a), and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgors or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            8. Remedies. (a) At such intervals as may be agreed upon by the relevant Pledgor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in the following order of priority:

            First: to the Administrative Agent for any unpaid fees, expenses and other costs of the Administrative Agent;

            Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit and the aggregate estimated amount of payment liabilities of the Borrowers and the Subsidiaries under Eligible Hedge Agreements assuming immediate termination of all such agreements, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on the date any such payment is made;


            Third: to the Secured Parties, amounts equal to all other sums which constitute Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Obligations as of the date any such payment is made, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and


            Fourth: any surplus then remaining shall be paid to the relevant Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (b) The term "unpaid" as used in clauses Second and Third of paragraph (a) above refers:

            (i) in the absence of a bankruptcy proceeding with respect to the relevant Borrower, to all amounts of Obligations, as the case may be, outstanding as of the date a payment is made, whether or not such amounts are fixed or contingent, and

            (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Borrower, to all amounts allowed by the bankruptcy court in respect of Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to this Section) have not been made in respect thereof.

            (c) In the event any Secured Party shall be entitled to receive any moneys pursuant to clauses Second or Third of paragraph (a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall hold such amount in a Collateral Account for the benefit of such Secured Party until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such Collateral Account an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case such Secured Party shall, as soon as practicable thereafter, notify the Company and the Administrative Agent.

            (d) In making the determinations and allocations required by this Section, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent (or the relevant Lender, in the case of Eligible Hedge Agreements) as to the amounts payable with respect to Guarantee Obligations and upon information supplied by a Designated Foreign Lender as to the amounts payable with respect to Qualified Foreign Indebtedness, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on any such information.

            (e) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the fullest extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity of redemption is hereby waived or released to the extent permitted by applicable law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in accordance with paragraph (a) above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the relevant Pledgors. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands they may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

            9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgors will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The relevant Pledgors agree to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) The Pledgors recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) Each Pledgor further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of its Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            10. Irrevocable Authorization and Instruction to Issuer. The Pledgors hereby authorize and instruct each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that each Issuer shall be fully protected in so complying.

            11. Administrative Agent's Appointment as Attorney-in-Fact. (a) Each Pledgor hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

            (b) The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.


            13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.


            14. Authority of Administrative Agent. The Pledgors acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            15. Notices. All notices, requests and demands given hereunder shall be given in accordance with the Guarantee.

            16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except, subject to subsection 13.1 of the Credit Agreement, by a written instrument executed by the Pledgors and the Administrative Agent.

            (b) No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            (c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Pledgors, the Administrative Agent and the Lenders, provided that the Pledgors may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any purported assignment without such consent shall be null and void.

            20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            21. Designated Foreign Lenders. The Company may from time to time designate certain banks or other financial institutions acceptable to the Administrative Agent as "Designated Foreign Lenders" with respect to Qualified Foreign Indebtedness by delivering a written notice to such effect to the Administrative Agent in the form of Exhibit A hereto, executed by the Company and the relevant Designated Foreign Lender and accepted by the Administrative Agent. Each such bank or other financial institution shall thereafter be deemed to be a Designated Foreign Lender for all purposes hereunder until such time as the Administrative Agent shall have received written notice from the Company and the relevant Designated Foreign Lender to such effect, at which time such Designated Foreign Lender shall be deemed not to be a Secured Party for all purposes hereunder and all right, title and interest of such Designated Foreign Lender in the Collateral and the Security Documents shall terminate. No Designated Foreign Lender shall have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document.

            22. To the extent that the shares of Pledged Stock of any Foreign Issuer subject to the security interest granted under this Agreement exceed 66% of any class of such Pledged Stock of any such Foreign Issuer, the security interest in such shares of Pledged Stock (to the extent the security interest in such shares of Pledged Stock exceeds 66% of any class of shares of such Pledged Stock) shall be automatically released on the day which is 90 days following the Closing Date and any certificates evidencing or representing such released Pledged Stock shall be returned by the Administrative Agent to the relevant Pledgor. The security interest granted by Y&R B.V. hereunder shall be automatically released on the day which is 90 days following the Closing Date and any certificates evidencing or representing such released Pledged Stock shall be returned by the Administrative Agent to Y&R B.V.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        BURSON-MARSTELLER INTERNATIONAL INC.


                                        By:
                                           --------------------------------
                                           Title:


                                        CYGNET HOLDINGS COMPANY INC.


                                        By:
                                           --------------------------------
                                           Title:


                                        LANDOR ASSOCIATES


                                        By:
                                           --------------------------------
                                           Title:


                                        YOUNG & RUBICAM INTERNATIONAL GROUP
                                        B.V.


                                        By:
                                           --------------------------------
                                           Title:


Schedules:

Schedule 1 - Description of Pledged Stock

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT


                         DESCRIPTION OF PLEDGED STOCK

                                                                                                             % of Shares
       Issuer                                      Class of Stock*   Stock Certificate No.  No. of Shares    Outstanding
----------------------                            ----------------- ---------------------- ---------------  --------------
BURSON-MARSTELLER INTERNATIONAL INC., PLEDGOR
*Burson-Marsteller A/S**                                                    1-13,200;          10,000,000     100%
                                                                             13,201-
                                                                             20,000
*Burson-Marsteller Asia Ltd.**                                             15,17,18               27,804      100%
*Burson-Marsteller Italia S.r.l.**                     na                     na                    na        100%
*Burson-Marsteller Mexico S.A. de C.V.
     Series B - Variable                                                      1                     924        66%
     Series B - Minimo Fijo                                                   1                   16,500       66%
*Burson-Marsteller Poland Sp. z.o.o.                   na                     na                    na         66%
*Burson-Marsteller Pty Ltd**                                               11,12                 800,000      100%
*Burson-Marsteller S/C Ltda.                           na                     na                    na         66%
*Burson-Marsteller Thailand Ltd.                                           41,42,45               33,660       66%
*CMG AG                                                                       1                    1,848       66%

CYGNET HOLDINGS COMPANY INC., PLEDGOR
*BM Communications Inc.                                                       1                    1,000      100%
*Burson-Marsteller/NIS, Inc.                                                  1                    1,000      100%
*Young Rubicam S.A.                                                         ****               82,992,692      66%
*Summit Insurance Company                                                     2                    10,000     100%

LANDOR ASSOCIATES, PLEDGOR
*Landor Associates Asia-Pacific Ltd.                                          5                     660        66%
*Landor Associates Designers & Consultants Ltd.                              17                   168,300      66%
*Walter Landor Y Asociados S.A. de C.V.                                       6                     4,620      66%

YOUNG & RUBICAM INTERNATIONAL GROUP B.V.,
PLEDGOR
*Young & Rubicam Denmark Group A/S***                  na                    na                     na        100%

----------

*     Stock is assumed to be common stock unless otherwise indicated.
** 100% of the outstanding shares of these first tier Foreign Subsidiaries will be pledged upon closing; 90 days thereafter, the pledge will become 66% of the outstanding shares.
*** 100% of the outstanding shares will be pledged for a period of 90 days from the closing date.
****  See certificate.

                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated December ___, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Burson-Marsteller International Inc., a Delaware corporation, Cygnet Holdings Company Inc., a Delaware corporation, Landor Associates, a California corporation and Young & Rubicam International Group B.V., a Netherlands entity, in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders referred to in the Pledge Agreement. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

            1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.


            3. The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                                        [NAME OF ISSUER]



                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Address for Notices:
                                        _______________________________________
                                        _______________________________________
                                             __________________________________

                                        Fax:

                                                                       EXHIBIT A

                   [FORM OF DESIGNATED FOREIGN LENDER NOTICE]

                        DESIGNATED FOREIGN LENDER NOTICE

            Reference is made to (a) the Security Agreement, dated as of December __, 1996 (the "Parent Borrower Security Agreement"), made by Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam, Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New
York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) the Pledge Agreement, dated as of December __, 1996 (the "Parent Borrower Pledge Agreement"), made by the Parent Borrowers in favor of the Administrative Agent, (c) the Security Agreement, dated as of December __, 1996 (the "Subsidiaries Security Agreement"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent, and (d) the Pledge Agreement, dated as of December __, 1996 (the "Subsidiaries Pledge Agreement", and together with the Parent Borrower Security Agreement, the Parent Borrower Pledge Agreement and the Subsidiaries Security Agreement, the "Security Documents"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent.

            The Company hereby designates [Name of Designated Foreign Lender] as a "Designated Foreign Lender" under the Security Documents with a Maximum Qualified Foreign Indebtedness Amount of $___________. The Company hereby represents and warrants that the "Qualified Foreign Indebtedness" is comprised of [include description] and that all amount outstanding in respect thereof will be permitted under subsection 9.2(d) of the Credit Agreement.

            The undersigned, [Name of Designated Foreign Lender], hereby acknowledges and agrees that the Maximum Qualified Foreign Indebtedness Amount with respect to the Qualified Foreign Indebtedness described herein shall be $___________. The undersigned in its capacity as a Designated Foreign Lender further acknowledges and agrees that (a) it shall be bound by all of the terms and conditions of the Security Documents, (b) it shall not have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any collateral subject to the Security Documents or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document, (c) it shall not have the right to consent to any amendment, waiver or modification of any Security Document (other than, subject to clause (d) below, any amendment, waiver or other modification to subsection 7.3 of the Parent Borrower Security Agreement and the Subsidiaries Security Agreement and Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement and the Subsidiaries Pledge Agreement which materially adversely affects such Designated Foreign Lender in a manner which is different to the effect of such amendment, waiver or modification on the other Secured Parties), (d) it shall not have the right to consent to any release of all or any portion of the Collateral by the Administrative Agent or the Lenders,

(e) it shall not have the right to request or direct that any payment be made under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement,
(f) neither the Administrative Agent nor any Lender shall have any liability or obligation to the undersigned (including, without limitation, with respect to the perfection of any lien or security interest granted pursuant to the Security Documents) except with respect to any payment (if and when made) under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement and (g) it has received copies of the Credit Agreement and each of the Security Documents. All notices to the undersigned shall be sent to [insert notice information] or to such other address as the undersigned shall designate in writing from time to time to the Administrative Agent and all notices shall be given in accordance with subsection 13.2 of the Credit Agreement.

            THIS NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            The undersigned hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Notice or for recognition and enforcement of any judgment in respect thereof,to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United State of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, (or any substantially similar form of mail), postage prepaid, to its address for notices hereunder;

            (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                                        [NAME OF DESIGNATED FOREIGN
                                        LENDER]


                                        By:
                                           --------------------------------
                                           Name:


                                        [THE COMPANY]


                                        By:
                                           --------------------------------
                                           Title:


Accepted:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as
  Administrative Agent


By:
   --------------------------------
   Title:

                                                                    EXHIBIT J TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                   [FORM OF SUBSIDIARIES SECURITY AGREEMENT]

            SECURITY AGREEMENT, dated as of December ___, 1996, made by each of the Persons that are signatories hereto (the "Subsidiaries") in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New
York)"), Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent.

                             W I T N E S S E T H :

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Parent Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Subsidiaries shall have executed and delivered that certain Guarantee dated as of the date hereof (the "Guarantee");

            WHEREAS, in satisfaction of such condition, the Subsidiaries have executed and delivered the Guarantee, and

            WHEREAS, it is also a condition precedent to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Subsidiaries shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Secured Parties and to secure their obligations under the Guarantee and the other Loan Documents.

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit under the Credit Agreement, the Subsidiaries hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

            1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, provided that, for purposes of this Agreement, "Lender" shall include any Fronting Lender, Issuing Bank and any Person which is a party to an Eligible Hedge Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

            "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral": as defined in Section 2.

            "Collateral Account": any account established to hold money proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties as provided in Section 8.

            "Copyright License": any agreement, written or oral, providing for the grant by or to the Subsidiaries of any right under any Copyright, including, without limitation, any thereof listed in Schedule 1 hereto.

            "Copyrights": all of the following to the extent that any Subsidiary now or hereafter has any right, title or interest in any country in the world (other than any such right, title or interest (a) created by any Parent Borrower as a work-made-for-hire on behalf of any Client, (b) acquired on behalf of any Client or (c) required to be transferred or otherwise conveyed to any Client): (i) all copyrights in all works, whether published or unpublished, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in the United States Copyright Office, including, without limitation, any thereof referred to in Schedule 1 hereto, and (ii) all renewals thereof.

            "Designated Foreign Lender": any bank or financial institution which
      (a) makes Qualified Foreign Indebtedness available to a Foreign Subsidiary (pursuant to a commitment or otherwise) and (b) is designated as a "Designated Foreign Lender" in accordance with Section 20.

            "Eligible Hedge Agreement": any Foreign Currency Protection Agreement and Interest Rate Protection Agreement entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Foreign Currency Protection Agreement or Interest Rate Protection Agreement, as the case may be.

            "Guarantee Obligations": as to any Subsidiary, all of the obligations and liabilities of such Subsidiary under the Guarantee.

            "Maximum Qualified Foreign Indebtedness Amount": as to any Designated Foreign Lender, the amount specified as such in the notice pursuant to which such Designated Foreign Lender is designated as a "Designated Foreign Lender".

            "Obligations": as to any Subsidiary, the collective reference to (a) the Guarantee Obligations and (b) the unpaid principal of and interest on any Qualified Foreign Indebtedness owed by a Foreign Subsidiary to any Designated Foreign Lender and any obligation of such Foreign Subsidiary to reimburse such Designated Foreign Lender for drawings under letters of credit issued by Designated Foreign Lender which constitute "Qualified Foreign Indebtedness", provided that the maximum "Obligations" in respect of the principal amount (or, in the case of letters of credit, the face amount) of any Qualified Foreign Indebtedness owed to any Designated Foreign Lender shall not exceed the Maximum Qualified Foreign Indebtedness Amount for such Designated Foreign Lender and (c) all other obligations and liabilities of such Subsidiary under the Loan Documents to which it is a party.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to any Subsidiary of any right to manufacture, use or sell any invention covered by a Patent.

            "Patents": (a) all letters patent of the United States and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

            "Qualified Foreign Indebtedness": Indebtedness which is permitted under subsection 9.2(d) of the Credit Agreement.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Secured Instrument": any Loan Document, Eligible Hedge Agreement or any agreement pursuant to which Qualified Foreign Indebtedness is made available.

            "Secured Parties": the collective reference to the Lenders and any Designated Foreign Lenders.

            "Security Agreement": this Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "Trademark License": any agreement, written or oral, providing for the grant by or to any Subsidiary of any right to use any Trademark, including, without limitation, any thereof listed on Schedule 2 hereto.

            "Trademarks": all of the following to the extent that any Subsidiary now or hereafter has any right, title or interest (other than any such right title or interest (a) created by any Parent Borrower as a work-made-for-hire on behalf of any Client, (b) acquired on behalf of any Client or (c) required to be transferred or otherwise conveyed to any Client) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, and the goodwill of the business associated therewith, including customer lists, license rights, advertising materials and all other business assets which uniquely reflect the goodwill of the business, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, or any other Country, including, without limitation, any thereof listed on Schedule 2 hereto, and (ii) all renewals thereof.

            2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Subsidiary hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Subsidiary or in which such Subsidiary now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                (a)     all Accounts and Receivables;

                (b)     all Chattel Paper;

                (c)     all Copyrights;

                (d)     all Copyright Licenses;

                (e)     all Documents;

                (f)     all Equipment;

                (g)     all General Intangibles;

                (h)     all Instruments;

                (i)     all Inventory;

                (j)     all Patents;

                (k)     all Patent Licenses;

                (l)     all Trademarks;

                (m)     all Trademark Licenses;

                (n)     all books and records pertaining to the Collateral; and

                (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

            3. Representations and Warranties. Each Subsidiary hereby represents and warrants that:

            3.1 Title; No Other Liens. Except for the security interests granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and for Liens permitted under the Credit Agreement, such Subsidiary owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of its Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement.

            3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3, will constitute perfected security interests in its Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations and (b) are prior to all other Liens on its Collateral in existence on the date hereof.

            3.3 Inventory and Equipment. The Inventory and the Equipment of such Subsidiary are kept at the locations listed on Schedule 4.

            3.4 Chief Executive Office. Such Subsidiary's chief executive office is located at __________________________.

            3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            4. Covenants. Each Subsidiary covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted hereby shall be released:

            4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of its Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            4.2 Maintenance of Insurance. (a) Such Subsidiary will maintain, with financially sound and reputable insurance companies, insurance policies (or, to the extent consistent with prudent business practice, a program of self-insurance with respect to) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and insuring such Subsidiary, the Administrative Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders, with losses payable to such Subsidiary, the Administrative Agent and the Secured Parties as their respective interests may appear.

            (b) All such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (i) name the Administrative Agent and the Secured Parties as insured parties, (ii) include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.


            (c) Such Subsidiary shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of ___________ in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.


            4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Subsidiary shall maintain the security interest created by it pursuant to this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Subsidiary, such Subsidiary will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

            4.4 Changes in Locations, Name, etc. Such Subsidiary will not:

            (a) permit any of its Inventory or Equipment to be kept at a location other than those listed on Schedule 4; or

            (b) change the location of its chief executive office from that specified in subsection 3.4;


            (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading;

unless, in each case, it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and all filings necessary in the opinion of the Administrative Agent to maintain the perfection of the security interests granted pursuant to this Agreement shall have been made.

            4.5 Further Identification of Collateral. Such Subsidiary will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with its Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

            4.6 Notices. Such Subsidiary will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

            (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of its Collateral or on the security interests therein created hereby.

            5. Provisions Relating to Receivables.

            5.1 Subsidiaries Remain Liable under Receivables. Anything herein to the contrary notwithstanding, each Subsidiary shall remain liable under each of its Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Receivable pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Subsidiary under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            5.2 Analysis of Receivables. The Administrative Agent shall have the right to make test verifications of the Receivables of the Subsidiaries in any manner and through any medium that it reasonably considers advisable, and each Subsidiary shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the Subsidiaries, each Subsidiary shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its Receivables. The Administrative Agent in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default, communicate with the obligors on the Receivables of the Subsidiaries to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables of the Subsidiaries.

            5.3 Collections on Receivables. (a) The Administrative Agent hereby authorizes each Subsidiary to collect its Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables of the Subsidiaries, when collected by any Subsidiary, shall be forthwith (and, in any event, within two Business Days) deposited by such Subsidiary in the exact form received, duly indorsed by such Subsidiary to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 7.3, and until so turned over, shall be held by such Subsidiary in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary.

            (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c) At the Administrative Agent's request, each Subsidiary shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to its Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            5.4 Representations and Warranties. Each Subsidiary hereby represents and warrants that:

            (a) No amount payable to such Subsidiary under or in connection with any of its Receivables is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

            (b) The amounts represented by such Subsidiary to the Lenders from time to time as owing to such Subsidiary in respect of its Receivables will at such times be accurate.

            5.5 Covenants. Each Subsidiary covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted pursuant to this Agreement shall be released:

            (a) Other than in the ordinary course of business consistent with its past practice, such Subsidiary will not (i) grant any extension of the time of payment of any of its Receivables, (ii) compromise or settle any of its Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any of its Receivables, (iv) allow any credit or discount whatsoever on any of its Receivables, (v) amend, supplement or modify any of its Receivables in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

            (b) Such Subsidiary will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of its then outstanding Receivables.

            6. Provisions Relating to Copyrights, Patents and Trademarks.

            6.1 Representations and Warranties. Each Subsidiary hereby represents and warrants that:

            (a) Schedule 1 includes all material Copyrights and Copyright Licenses owned by such Subsidiary in its own name on the date hereof.

            (b) Schedule 2 includes all material Trademarks and Trademark Licenses owned by such Subsidiary in its own name on the date hereof.

            (c) To the best of such Subsidiary's knowledge, each of its material Copyrights and Trademarks is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

            (d) Except as set forth in either Schedule 1 or Schedule 2, none of such Copyrights and Trademarks owned by it is on the date hereof the subject of any licensing or franchise agreement.

            (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

            (f) Such Subsidiary does not own any Patent or Patent License which is material to its business.

            (g) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any material Copyright or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Copyright or Trademark.

            6.2 Covenants. Each Subsidiary covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement shall terminate and the security interests granted pursuant to this Agreement shall be released:

            (a) Such Subsidiary (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark, employ such Trademark with the appropriate notice of registration, not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

            (b) Each Subsidiary will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Copyright or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Trademark Office or any court or tribunal in any country) regarding such Subsidiary's ownership of any material Copyright or Trademark or its right to register the same or to keep and maintain the same.

            (c) Whenever such Subsidiary, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Copyright or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Subsidiary shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, each Subsidiary shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any of its material Copyrights or Trademarks and the goodwill and general intangibles of such Subsidiary relating thereto or represented thereby.

            (d) Each Subsidiary will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Copyrights and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (e) In the event that any material Copyright or Trademark is infringed, misappropriated or diluted by a third party, each Subsidiary shall
(i) take such actions as such Subsidiary shall reasonably deem appropriate under the circumstances to protect such Copyright or Trademark and (ii) promptly notify the Administrative Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

            7. Remedies.

            7.1 Notice to Obligors and Contract Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Subsidiary shall notify obligors on its Receivables that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.


            7.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in subsection 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by any Subsidiary consisting of cash, checks and other near-cash items shall be held by such Subsidiary in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary, and shall, forthwith upon receipt by such Subsidiary, be turned over to the Administrative Agent in the exact form received by such Subsidiary (duly indorsed by such Subsidiary to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Subsidiary in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.


            7.3 Application of Proceeds. (a) At such intervals as may be agreed upon by the relevant Subsidiaries and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in the following order of priority:

            First: to the Administrative Agent for any unpaid fees, expenses and other costs of the Administrative Agent;

            Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit and the aggregate estimated amount of payment liabilities of the Parent Borrowers and the Subsidiaries under Eligible Hedge Agreements assuming immediate termination of all such agreements, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on the date any such payment is made;

            Third: to the Secured Parties, amounts equal to all other sums which constitute Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Obligations as of the date any such payment is made, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

            Fourth: any surplus then remaining shall be paid to the relevant Subsidiaries or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (b) The term "unpaid" as used in clauses Second and Third of paragraph (a) above refers:

            (i) in the absence of a bankruptcy proceeding with respect to the relevant Subsidiary, to all amounts of Obligations, as the case may be, outstanding as of the date a payment is made, whether or not such amounts are fixed or contingent, and

            (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Subsidiary, to all amounts allowed by the bankruptcy court in respect of Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to this Section) have not been made in respect thereof.

            (c) In the event any Secured Party shall be entitled to receive any moneys pursuant to clauses Second or Third of paragraph (a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall hold such amount in a Collateral Account for the benefit of such Secured Party until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such Collateral Account an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case such Secured Party shall, as soon as practicable thereafter, notify the relevant Subsidiary and the Administrative Agent.

            (d) In making the determinations and allocations required by this Section, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent (or the relevant Lender, in the case of Eligible Hedge Agreements) as to the amounts payable with respect to Guarantee Obligations and upon information supplied by a Designated Foreign Lender as to the amounts payable with respect to Qualified Foreign Indebtedness, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on any such information.

            7.4 Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Subsidiary or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Subsidiary, which right or equity is hereby waived or released. Each Subsidiary further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Subsidiary's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the relevant Subsidiaries. To the extent permitted by applicable law, each Subsidiary waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            8. Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Subsidiary Obligations.

            8.1 Powers. Each Subsidiary hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subsidiary and in the name of such Subsidiary or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Subsidiary hereby gives the Administrative Agent the power and right, on behalf of the such Subsidiary, without notice to or assent by such Subsidiary, to do any or all of the following:

            (a) in the name of such Subsidiary or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any of its Receivables or with respect to any of its other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any of its Receivables or with respect to any of its other Collateral whenever payable;

            (b) in the case of any of its Copyrights, Patents or Trademarks, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Subsidiary relating thereto or represented thereby;

            (c) pay or discharge taxes and Liens levied or placed on or threatened against any of its Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;


            (d) execute, in connection with any sale provided for in subsection 7.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to any of its Collateral; and


            (e) direct any party liable for any payment under any of its Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of its Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of its Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any of its Collateral or any thereof and to enforce any other right in respect of any of its Collateral; defend any suit, action or proceeding brought against any Subsidiary with respect to any of its Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of its Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Subsidiaries' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as any Subsidiary might do.

            Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

            8.2 Performance by Administrative Agent of Borrower's Obligations. If any Subsidiary fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            8.3 Borrower's Reimbursement Obligation. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Subsidiary, shall be payable by the such Subsidiary to the Administrative Agent on demand.

            8.4 Ratification; Power Coupled With An Interest. Each Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            9. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Subsidiary for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            10. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Subsidiary authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Subsidiary in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            11. Authority of Administrative Agent. Each Subsidiary acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement, this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Subsidiaries, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Subsidiaries shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

            12. Notices. All notices, requests and demands to or upon the Administrative Agent or any Subsidiary hereunder shall be effected in the manner provided for in the Guarantee.

            13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. Amendments in Writing; No Waiver; Cumulative Remedies.

            14.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except, subject to subsection 13.1 of the Credit Agreement, by a written instrument executed by the Parent Borrowers and the Administrative Agent.

            14.2 No Waiver by Course of Conduct. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

            14.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            15. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Subsidiaries and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

            17. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            18. Integration. This Agreement represents the agreement of the Subsidiaries and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            19. Termination. (a) Subject to subsection 13.18 of the Credit Agreement, this Agreement and the Liens created hereby shall terminate when all the Guarantee Obligations shall have been fully and indefeasibly paid, when no Letters of Credit shall remain outstanding and when the

Commitments shall have expired or terminated under the Credit Agreement, at which time the Administrative Agent shall execute and deliver to the Subsidiaries, or to such person or persons as the Subsidiaries shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Subsidiaries at their expense which the Subsidiaries shall reasonably request to evidence such termination.

            (b) Without limiting the foregoing, all Collateral permitted to be sold, transferred or otherwise disposed of in accordance with the terms and provisions of the Credit Agreement shall be sold, transferred or otherwise disposed of free and clear of the Liens created hereby. In connection with the foregoing, the Administrative Agent shall execute and deliver to the relevant Subsidiaries, or to such Person or Persons as such Subsidiaries shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Subsidiaries at their expense which such Subsidiaries shall reasonably request to evidence the release of the Liens created hereby with respect to any such Collateral.

            (c) Any execution and delivery of statements or documents pursuant to this Section 19 shall be without recourse to or representation or warranty by the Administrative Agent.


            20. Designated Foreign Lenders. The Company may from time to time designate certain banks or other financial institutions acceptable to the Administrative Agent as "Designated Foreign Lenders" with respect to Qualified Foreign Indebtedness by delivering a written notice to such effect to the Administrative Agent in the form of Exhibit A hereto, executed by the Company and the relevant Designated Foreign Lender and accepted by the Administrative Agent. Each such bank or other financial institution shall thereafter be deemed to be a Designated Foreign Lender for all purposes hereunder until such time as the Administrative Agent shall have received written notice from the Company and the relevant Designated Foreign Lender to such effect, at which time such Designated Foreign Lender shall be deemed not to be a Secured Party for all purposes hereunder and all right, title and interest of such Designated Foreign Lender in the Collateral and the Security Documents shall terminate. No Designated Foreign Lender shall have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document.

            IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                        BLACK, KELLY, SCRUGGS & HEALEY INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        BM COMMUNICATIONS INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        BURSON-MARSTELLER INTERNATIONAL
                                        INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        BURSON-MARSTELLER/NIS, INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        BURSON-MARSTELLER (PUERTO RICO) INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        CYGNET HOLDINGS COMPANY INC.


                                        By:
                                           --------------------------------
                                           Title:

                                        LANDOR ASSOCIATES


                                        By:
                                           --------------------------------
                                           Title:



                                        LANDOR ASSOCIATES INTERNATIONAL


                                        By:
                                           --------------------------------
                                           Title:



                                        RSBC VESTIGES INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        Y&R FAR EAST HOLDINGS, INC.


                                        By:
                                           --------------------------------
                                           Title:



                                        YOUNG & RUBICAM PUERTO RICO, INC.


                                        By:
                                           --------------------------------
                                           Title:




Schedules:

Schedule 1 - Copyrights and Copyright Licenses
Schedule 2 - Trademarks and Trademark Licenses
Schedule 3 - Filing Jurisdictions
Schedule 4 - Locations of Inventory and Equipment

                                                                      Schedule 2

                       TRADEMARKS AND TRADEMARK LICENSES

None.

                                                                      Schedule 3

                              FILING JURISDICTIONS
                                 (SUBSIDIARIES)


==========================================================================================================
DEBTOR NAME AND LOCATION OF                                            FILING LOCATION
   CHIEF EXECUTIVE OFFICE
==========================================================================================================
Black, Kelly, Scruggs, & Healey Inc.,                       Secretary of State, New York
Delaware corporation                                        Recorder of Deeds, District of Columbia
  1801 K Street, N.W., Washington, DC 20006                 County Clerk, New York County (NY)
  Tax ID: 13-3601615
----------------------------------------------------------------------------------------------------------
BM Communications Inc.,                                     Secretary of State, New York
Delaware corporation                                        Recorder of Deeds, District of Columbia
  285 Madison Ave, New York, NY 10017                       County Clerk, New York County (NY)
  1801 K Street, N.W., Washington, DC 20006
  Tax ID: Pending
----------------------------------------------------------------------------------------------------------
Burson-Marsteller International Inc.,                       Secretary of State, New York
Delaware corporation                                        County Clerk, New York County (NY)
  230 Park Ave South, New York, NY 10003
  Tax ID: 13-3496066
----------------------------------------------------------------------------------------------------------
Burson-Marsteller/NIS Inc.,                                 Secretary of State, New York
Delaware corporation                                        Recorder of Deeds, District of Columbia
  285 Madison Ave, New York, NY 10017                       County Clerk, New York County (NY)
  1801 K Street, N.W., Washington, DC 20006
  Tax ID: Pending
----------------------------------------------------------------------------------------------------------
Burson-Marsteller (Puerto Rico), Inc.,                      Secretary of State, New York
Delaware corporation                                        County Clerk, New York County (NY)
  Calle Munet Ct. #9, Pueblo Viejo
  Guaynabo, Puerto Rico 00968
  Tax ID: 13-3505363
----------------------------------------------------------------------------------------------------------
Cygnet Holdings Inc.,                                       Secretary of State, New York
Delaware corporation                                        County Clerk, New York County (NY)
  285 Madison Ave, New York, NY 10017
  Tax ID: 52-1551841
----------------------------------------------------------------------------------------------------------
Landor Associates                                           Secretary of State, New York
California corporation                                      Secretary of State, California
  1001 Front Street, San Francisco, CA 94111                Department of State, Florida
  Tax ID: 94-1709801                                        Secretary of State, Illinois
                                                            Department of Licensing, Washington

                                                            County Clerk, New York County (NY)
==========================================================================================================

                                                                      Schedule 3

================================================================================
DEBTOR NAME AND LOCATION OF                           FILING LOCATION
 CHIEF EXECUTIVE OFFICE
================================================================================

Landor Associates International,             Secretary of State, New York
California corporation                       Secretary of State, California
 1001 Front Street, San Francisco, CA 94111  County Clerk, New York County (NY)
 Tax ID: 94-2611371


 (Japan)
 Sogo Hirakawacho Building
 1-4-12, Hirakawacho

------------------------------------------------------------------------------
RSBC Vestiges Inc.,                          Secretary of State, New York
New York corporation                         County Clerk, New York County (NY)
 285 Madison Ave, New York NY 10017
 Tax ID: 13-2790531
-------------------------------------------------------------------------------
Y&R Far East Holdings, Inc.,                 Secretary of State, New York
Delaware corporation                         County Clerk, New York County (NY)
 285 Madison Ave, New York, NY 10017
 Tax ID: 13-3499286
-------------------------------------------------------------------------------
Young & Rubicam Puerto Rico, Inc.,           Secretary of State, New York
New York corporation                         County Clerk, New York County (NY)
 9 Munet Court, Buchnan
 Guaynabo, Puerto Rico 00968
 Tax ID: 66-0215548
================================================================================


                                                                      Schedule 4
                      LOCATIONS OF INVENTORY AND EQUIPMENT
                                 (SUBSIDIARIES)

BLACK, KELLY,
-------------
SCRUGGS & HEALY INC.
--------------------

1801 K Street, NW
Washington, DC 20006
(District of Columbia)

BURSON-MARSTELLER
-----------------
INTERNATIONAL INC.
------------------

230 Park Avenue South
New York, NY 10003
(New York County)

BURSON-MARSTELLER
-----------------
(PUERTO RICO), INC.
-------------------

Calle Munet Ct. #9
Pueblo Viejo
Guaynabo, Puerto Rico
00968

CYGNET HOLDINGS INC.
--------------------

285 Madison Avenue
New York, NY 10017
(New York County)

SUMMIT INSURANCE
----------------
COMPANY
-------

RR3
Airport Road
Berlin, VT 05602
(Washington County)

BM COMMUNICATIONS
-----------------
INC.
----

285 Madison Avenue
New York, NY 10017
(New York County)

1801 K Street, N.W.
Washington, DC 20006
(District of Columbia)

BURSON-MARSTELLER/
------------------
NIS INC.
--------

285 Madison Avenue
New York, NY 10017
(New York County)

1801 K Street, N.W.
Washington, DC 20006
(District of Columbia)

LANDOR ASSOCIATES
-----------------

1001 Front Street
San Francisco, CA 94111
(San Francisco County)

601 Brickell Key Drive
Miami, FL 33131
(Dade County)

One East Wacker Drive
15th Floor
Chicago, IL 60601
(Cook County)

230 Park Avenue South
New York, NY 10003
(New York County)

1411 Fourth Avenue
Seattle, WA 98101
(King County)

LANDOR ASSOCIATES
-----------------
INTERNATIONAL
-------------

1001 Front Street
San Francisco, CA 94111
(San Francisco County)

RSBC VESTIGES INC.
------------------

285 Madison Avenue
New York, NY 10017
(New York County)

Y&R FAR EAST
------------
HOLDINGS, INC.
--------------

285 Madison Avenue
New York, NY 10017
(New York County)

YOUNG & RUBICAM
---------------
PUERTO RICO, INC.
-----------------

9 Munet Court, Buchanan
Guaynabo, Puerto Rico
00968

                                                                       EXHIBIT A

                   [FORM OF DESIGNATED FOREIGN LENDER NOTICE]

                        DESIGNATED FOREIGN LENDER NOTICE

            Reference is made to (a) the Security Agreement, dated as of ____________ __, 1996 (the "Parent Borrower Security Agreement"), made by Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam, Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers") in favor of Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) the Pledge Agreement, dated as of _________ __, 1996 (the "Parent Borrower Pledge Agreement"), made by the Parent Borrowers in favor of the Administrative Agent, (c) the Security Agreement, dated as of __________ __, 1996 (the "Subsidiaries Security Agreement"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent, and (d) the Pledge Agreement, dated as of _________ __, 1996 (the "Subsidiaries Pledge Agreement", and together with the Parent Borrower Security Agreement, the Parent Borrower Pledge Agreement and the Subsidiaries Security Agreement, the "Security Documents"), made by each of the subsidiaries of the Parent Borrowers which are parties thereto in favor of the Administrative Agent.

            The Company hereby designates [Name of Designated Foreign Lender] as a "Designated Foreign Lender" under the Security Documents with a Maximum Qualified Foreign Indebtedness Amount of $___________. The Company hereby represents and warrants that the "Qualified Foreign Indebtedness" is comprised of [include description] and that all amount outstanding in respect thereof will be permitted under subsection 9.2(d) of the Credit Agreement.

            The undersigned, [Name of Designated Foreign Lender], hereby acknowledges and agrees that the Maximum Qualified Foreign Indebtedness Amount with respect to the Qualified Foreign Indebtedness described herein shall be $___________. The undersigned in its capacity as a Designated Foreign Lender further acknowledges and agrees that (a) it shall be bound by all of the terms and conditions of the Security Documents, (b) it shall not have the right to exercise or seek to exercise any rights or exercise any remedies with respect to any collateral subject to the Security Documents or institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any Lender or any other exercise by the Administrative Agent or any Lender of any rights and remedies hereunder or under any Security Document, (c) it shall not have the right to consent to any amendment, waiver or modification of any Security Document (other than, subject to clause (d) below, any amendment, waiver or other modification to subsection 7.3 of the Parent Borrower Security Agreement and the Subsidiaries Security Agreement and Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement and the Subsidiaries Pledge Agreement which materially adversely affects such Designated Foreign Lender in a manner which is different to the effect of such amendment, waiver or modification on the other Secured Parties), (d) it shall not have the right to consent to any release of all or any portion of the Collateral by the Administrative Agent or the Lenders,

(e) it shall not have the right to request or direct that any payment be made under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement,
(f) neither the Administrative Agent nor any Lender shall have any liability or obligation to the undersigned (including, without limitation, with respect to the perfection of any lien or security interest granted pursuant to the Security Documents) except with respect to any payment (if and when made) under subsection 7.3 of the Parent Borrower Security Agreement or the Subsidiaries Security Agreement or Section 8 (other than paragraph (e) thereof) of the Parent Borrower Pledge Agreement or the Subsidiaries Pledge Agreement and (g) it has received copies of the Credit Agreement and each of the Security Documents. All notices to the undersigned shall be sent to [insert notice information] or to such other address as the undersigned shall designate in writing from time to time to the Administrative Agent and all notices shall be given in accordance with subsection 13.2 of the Credit Agreement.

            THIS NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            The undersigned hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Notice or for recognition and enforcement of any judgment in respect thereof,to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United State of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, (or any substantially similar form of mail), postage prepaid, to its address for notices hereunder;

            (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                                        [NAME OF DESIGNATED FOREIGN
                                        LENDER]


                                        By:
                                           --------------------------------
                                           Name:


                                        [THE COMPANY]


                                        By:
                                           --------------------------------
                                           Title:



Accepted:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as
  Administrative Agent


By:
   ------------------------------------
   Title:


Date:
     ----------------------------------

                                                                    EXHIBIT L TO
                                                  CREDIT AND GUARANTEE AGREEMENT


             [FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE]


                  SWING LINE LOAN PARTICIPATION CERTIFICATE


[Name of Lender]
__________________________________
__________________________________
__________________________________

Dear Sirs:

            Pursuant to subsection 3.12(d) of the Credit and Guarantee Agreement, dated as of ______________, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [Young & Rubicam Holdings Inc., a New York corporation,] [Young & Rubicam Inc., a New York corporation,] Young & Rubicam Inc., a Delaware corporation, Young & Rubicam L.P., a Delaware limited partnership, the Subsidiary Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent for the Lenders and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, the undersigned, as Swing Line Lender (as defined in the Credit Agreement) under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of _______________ DOLLARS ($____________) as payment for the purchase of a participating interest in the following Swing Line Loan (as defined in the Credit Agreement):

            Date of Swing Line Loan:
     _____________________________________


            Principal Amount of Swing Line
               Loan Participating Interest:

     $____________________________________


                                          Very truly yours,

                                          BANK OF AMERICA (ILLINOIS)


                                          By:
                                             --------------------------------
                                             Title:

                                                                    EXHIBIT M TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                            [FORM OF REVOLVING NOTE]

                                 REVOLVING NOTE

$_________________                                          New York, New York
                                                        _____________ __, 1996


            FOR VALUE RECEIVED, the undersigned, YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), and YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings , Y&R Inc. (New
York) and Y&R Inc. (Delaware), the "Parent Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of ___________________________ (the "Lender"), at the office of Bank of America National Trust and Savings Association located at 1455 Market Street, San Francisco, California 94103, in lawful money of the United States of America and in immediately available funds on the Termination Date the principal amount of ________________ DOLLARS ($___________), or, if less, the aggregate unpaid principal amount of all Revolving Loans of the Lender made to the Parent Borrowers pursuant to subsection 3.1 of the Credit Agreement (as defined below). The Parent Borrowers further, jointly and severally, agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 5.8 and
5.11 of the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of each Revolving Loan of the Lender and the date and amount of each payment or prepayment of principal thereof, each continuation thereof as the same Type in accordance with subsection 5.6 of the Credit Agreement, each conversion of all or a portion thereof to another Type in accordance with subsection 5.6 of the Credit Agreement and, in the case of Eurodollar Loans and Revolving Offshore Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Parent Borrowers in respect of any Revolving Loan.

            This Note (a) is one of the Revolving Notes referred to in the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lender, the several other banks and financial institutions from time to time parties thereto (together with the Lender, the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                 YOUNG & RUBICAM HOLDINGS INC.


                                 By:
                                    --------------------------------
                                    Title:

                                 YOUNG & RUBICAM INC., a New York corporation


                                 By:
                                    --------------------------------
                                    Title:

                                 YOUNG & RUBICAM INC., a Delaware corporation


                                 By:
                                    --------------------------------
                                    Title:

                                 YOUNG & RUBICAM L.P.

                                 By: YOUNG & RUBICAM INC., its General Partner


                                 By:
                                    --------------------------------
                                    Title:

                                                                      Schedule A
                                                               to Revolving Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Amount of Base Rate
Date   Amount of Base Amount Converted to  Amount of Principal of   Loans Converted to  Unpaid Principal Balance   Notation
         Rate Loans     Base Rate Loans    Base Rate Loans Repaid    Eurodollar Loans     of Base Rate Loans       Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                  YOUNG & RUBICAM L.P.

                                  By: YOUNG & RUBICAM INC., its General Partner



                                  By
                                    -------------------------------------------
                                    Title:

                                                                      Schedule B
                                                               to Revolving Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest Period and  Amount of Principal Amount of Eurodollar Unpaid Principal
Date     Amount of       Amount Converted  Eurodollar Rate with    of Eurodollar     Loans Converted to     Balance of     Notation
     Eurodollar Loans  to Eurodollar Loans   Respect Thereto        Loans Repaid       Base Rate Loans   Eurodollar Loans   Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule C
                                                               to Revolving Note

         LOANS, CONTINUATIONS AND REPAYMENTS OF REVOLVING OFFSHORE LOANS

-----------------------------------------------------------------------------------------------------------------------------
Date    Amount and Currency     Interest Period and        Amount of Principal
           of Revolving        Revolving Offshore Rate    of Revolving Offshore    Unpaid Principal Balance of     Notation
          Offshore Loans        with Respect Thereto          Loans Repaid          Revolving Offshore Loans       Made By
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT N TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                               [FORM OF TERM NOTE]

                                    TERM NOTE

$______________________                                     New York, New York
                                                          ___________ __, 1996

            FOR VALUE RECEIVED, the undersigned, YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), and YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New
York) and Y&R Inc. (Delaware), the "Parent Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of ____________________________________ (the "Lender"), at the office of Bank of
America National Trust and Savings Association located at 1455 Market Street, San Francisco, California 94103, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ DOLLARS ($________), or, if less, the unpaid principal amount of the Term Loans of the Lender made to the Parent Borrowers pursuant to subsection 2.1 of the Credit Agreement (as hereinafter defined). The principal amount of this Note shall be payable in the amounts and on the dates specified in subsection 5.3(a) of the Credit Agreement. The Parent Borrowers, further, jointly and severally, agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 5.8 and 5.11 of the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Term Loan of the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Parent Borrowers in respect of any Term Loan.

            This Note (a) is one of the Term Notes referred to in the Credit and Guarantee Agreement, dated as of December __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties to thereto, the Lender, the several other banks and financial institutions from time to time parties thereto (together with the Lender, the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                  YOUNG & RUBICAM HOLDINGS INC.



                                  By:
                                     --------------------------------
                                     Title:


                                  YOUNG & RUBICAM INC., a New York corporation



                                  By:
                                     --------------------------------
                                     Title:



                                  YOUNG & RUBICAM INC., a Delaware corporation



                                  By:
                                     --------------------------------
                                     Title:


                                  YOUNG & RUBICAM L.P.

                                  By: YOUNG & RUBICAM INC., its General Partner



                                  By:
                                     --------------------------------
                                     Title:

                                                                      Schedule A
                                                                    to Term Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Amount of Base Rate
Date   Amount of Base Amount Converted to  Amount of Principal of   Loans Converted to  Unpaid Principal Balance   Notation
         Rate Loans     Base Rate Loans    Base Rate Loans Repaid    Eurodollar Loans     of Base Rate Loans        Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                               to Term Loan Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                           Interest Period and  Amount of Principal Amount of Eurodollar Unpaid Principal
Date     Amount of       Amount Converted  Eurodollar Rate with    of Eurodollar     Loans Converted to     Balance of     Notation
     Eurodollar Loans  to Eurodollar Loans   Respect Thereto        Loans Repaid       Base Rate Loans   Eurodollar Loans   Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT O TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                            [FORM OF SWING LINE NOTE]

                                 SWING LINE NOTE

                                                            New York, New York
$20,000,000.00                                             __________ __, 1996

            FOR VALUE RECEIVED, the undersigned, YOUNG & RUBICAM HOLDINGS INC., a New York corporation ("Y&R Holdings"), YOUNG & RUBICAM INC., a New York corporation ("Y&R Inc. (New York)"), YOUNG & RUBICAM INC., a Delaware corporation ("Y&R Inc. (Delaware)"), and YOUNG & RUBICAM L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New
York) and Y&R Inc. (Delaware), the "Parent Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of ____________________________________ (the "Swing Line Lender"), at the office of
Bank of America National Trust and Savings Association located at 1455 Market Street, San Francisco, California 94103, in lawful money of the United States of America and in immediately available funds on the Termination Date the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less, the aggregate unpaid principal amount of the Swing Line Loans of the Swing Line Lender made to the Parent Borrowers pursuant to subsection 3.11 of the Credit Agreement (as hereinafter defined). The Parent Borrowers further, jointly and severally, agree to pay interest in like money at said office on the unpaid principal amount of Swing Line Loans from time to time outstanding at the rates and on the dates specified in subsections 5.8 and 5.11 of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan of the Swing Line Lender and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Parent Borrowers in respect of any Swing Line Loan.

            This Note (a) is the Swing Line Note referred to in the Credit and Guarantee Agreement, dated as of December ___, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrowers, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Swing Line Lender, the several other banks and financial institutions from time to time parties thereto (together with the Swing Line Lender, the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders, Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                   YOUNG & RUBICAM HOLDINGS INC.



                                   By:
                                      -----------------------------------
                                      Title:


                                   YOUNG & RUBICAM INC., a New York corporation



                                   By:
                                      -----------------------------------
                                      Title:


                                   YOUNG & RUBICAM INC., a Delaware corporation



                                   By:
                                      -----------------------------------
                                      Title:

                                   YOUNG & RUBICAM L.P.

                                   By: YOUNG & RUBICAM INC., its General Partner



                                   By:
                                      -----------------------------------
                                      Title:

                                                                     Schedule to
                                                                 Swing Line Note

                             LOANS AND REPAYMENTS

===============================================================================================
Date  Amount of Swing Line  Amount of Swing Line  Unpaid Principal Balance of  Notation Made By
          Loans Made            Loans Repaid          Swing Line Loans
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

===============================================================================================

                                                                    EXHIBIT P TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                           [FORM OF FRONTED LOAN NOTE]

                                FRONTED LOAN NOTE

[Commitment Amount in
Applicable Foreign Currency]                               __________ __, ____


            FOR VALUE RECEIVED, the undersigned, [NAME OF SUBSIDIARY BORROWER], a _______________ organized under the laws of ________________ (the "Subsidiary Borrower"), unconditionally promises to pay to the order of _____________________________ (the "Fronting Lender"), at the Fronting Lender's Payment Office located at ________________________, in lawful money of the [Jurisdiction of Applicable Foreign Currency] and in immediately available funds on the ________________________________, the principal amount of [Commitment Amount in Applicable Foreign Currency] (_________________.__) or, if less, the aggregate unpaid principal amount of the Fronted Offshore Loans of the Fronting Lender made to the Subsidiary Borrower pursuant to subsection 4.1 of the Credit Agreement (as hereinafter defined). The Subsidiary Borrower further agrees to pay interest in like money at said Fronting Lender's Payment Office on the unpaid principal amount of each Fronted Offshore Loan from time to time outstanding at the rates and on the dates specified in subsections 5.8 and 5.11 of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, currency and amount of each Fronted Offshore Loan of the Fronting Lender and the date and amount of each payment or prepayment of principal thereof, each continuation thereof as the same Type in accordance with subsection 5.6 of the Credit Agreement, and the Cost of Funds and the length of each Interest Period (if any) with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Subsidiary Borrower in respect of any Fronted Offshore Loan.

            This Note (a) is one of the Fronted Loan Notes referred to in the Credit and Guarantee Agreement, dated as of December __, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New
York)"), Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)") and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Fronting Lender, the several other banks and financial institutions from time to time parties thereto (together with the Fronting Lender, the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders, and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    [NAME OF SUBSIDIARY BORROWER]



                                    By:
                                       ----------------------------------
                                       Title:

                                                                     Schedule To
                                                               Fronted Loan Note

          LOANS, CONTINUATIONS AND REPAYMENTS OF FRONTED OFFSHORE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
Date  Amount and Currency of  Interest Period (if any) and Cost    Amount of Principal of     Unpaid Principal Balance of  Notation
      Fronted Offshore Loans    of Funds with Respect Thereto   Fronted Offshore Loans Repaid   Fronted Offshore Loans     Made By
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT Q TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                     [FORM OF BORROWER CLOSING CERTIFICATE]

                          BORROWER CLOSING CERTIFICATE

            Pursuant to subsections 7.1(g), 7.1(h), 7.1(i) and 7.1(l) of the Credit and Guarantee Agreement, dated as of _____________, 1996 (the "Credit Agreement"), among Young & Rubicam Holdings Inc., a New York corporation [(the "Parent Borrower")], Young & Rubicam Inc., a New York corporation [(the "Parent Borrower")], Young & Rubicam Inc., a Delaware corporation [(the "Parent Borrower")], and Young & Rubicam L.P., a Delaware limited partnership [(the "Parent Borrower")], the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders, and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent, the undersigned, ____________________ of [the General Partner of] the Parent Borrower, hereby certifies as follows:

            1. The representations and warranties of the Parent Borrower set forth in the Credit Agreement and each of the other Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any Loan Document are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

            2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans and the issuance of the Letters of Credit requested to be made and/or issued on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

            3. _________________ is and at all times since ________________,
      1996, has been the duly elected and qualified [Assistant] Secretary of [the General Partner of] the Parent Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of [the General Partner of] the Parent Borrower hereby certifies as follows:

            4. There are no liquidation or dissolution proceedings pending or to the knowledge of the [Assistant] Secretary of [the General Partner of] the Parent Borrower threatened against the Parent Borrower or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Parent Borrower or any of its Subsidiaries;

            5. The Parent Borrower is a _________________ duly organized, validly existing and in good standing under the laws of _______________;

            6. (a) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of [the General Partner of] the Parent Borrower on __________ __, 1996; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of [the General Partner of] the Parent Borrower now in force relating to or affecting the matters referred to therein;

            (b) attached hereto as Exhibit B is a true and complete copy of the Bylaws of [the General Partner of] the Parent Borrower as in effect at all times since __________ __, 19__, to and including the date hereof; and

            (c) attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of [the General Partner of] the Parent Borrower as in effect at all times since __________ __, 19__, to and including the date hereof; and

            [(d) attached hereto as Exhibit D is a true and complete copy of [the Certificate of Limited Partnership and the Partnership Agreement] of the Parent Borrower, together with all amendments, supplements and other modifications thereto; and]

            7. The following persons are now duly elected and qualified officers of [the General Partner of] the Parent Borrower, holding the offices indicated next to their respective names below, and such officers have held such offices with [the General Partner of] the Parent Borrower at all times since __________ __, 19__, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Parent Borrower, the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by the Parent Borrower pursuant to the Credit Agreement or any such Loan Document:

         Name             Office           Signature

        [    ]           [      ]       ---------------

        [    ]           [      ]       ---------------

            Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

            IN WITNESS WHEREOF, the undersigned have hereunto set our names.


[NAME OF PARENT BORROWER]                       [NAME OF PARENT BORROWER]



By:                                             By:
   -----------------------------                   -----------------------------
   Name:                                           Name:
   Title:                                          Title:


Date:  _____________, 1996

                                                                  EXHIBIT S TO
                                                CREDIT AND GUARANTEE AGREEMENT

                        [FORM OF COMPLIANCE CERTIFICATE]


            Pursuant to subsection 8.2(b) of the Credit and Guarantee Agreement, dated as of December ___________, 1996, among [Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"),] [Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"),] Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)"), Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with [Y&R Holdings,] [Y&R Inc. (New York)] and Y&R (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined therein; collectively with the Parent Borrowers, the "Borrowers") from time to time parties to the Credit Agreement, the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively, the "Lenders"; individually, a "Lender"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as hereinafter defined) for the Lenders, and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent (in such capacity, the "European Payment Agent"), the undersigned, ____________, the [Title] of the Company, as defined in the Credit Agreement, does hereby certify on behalf of the Company that


      (i) to the best of the undersigned's knowledge, during the period from [________________] to [______________]:

            (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrowers have complied with the requirements of subsection 8.10 of the Credit Agreement with respect thereto),

            (B) no Borrower nor any of their Domestic Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of the Credit Agreement and the Security Documents with respect thereto,

            (C) each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by it, and

            (D) no Default or Event of Default has occurred [except ___________]; and

      (ii) as of the date of the financial statements being delivered in connection herewith, the Company was in compliance with the covenants set forth in subsection 9.1 and subsection 9.7(ii) of the Credit Agreement and the calculations of such covenant compliance set forth on Annex A hereto are based upon such financial statements and are true and correct [; and]

      [(iii) the Excess Cash Flow for the fiscal year ending [______] was $_________ and the calculations to support the determination of the amount of such Excess Cash Flow for such period set forth on Annex A hereto are based upon such financial statements and are true and correct;

      (iv) the aggregate Restricted Payments made pursuant to subsection 9.7(ii) during the fiscal year ending [_________] were $____________ and the calculations to support the determination of the amount of such Restricted Payments for such period set forth on Annex A hereto are true and correct; and

      (v) the Capital Expenditures of the Borrowers and their respective Subsidiaries for the fiscal year ending [__________] were $__________ and the calculations to support the determination of the amount of such Capital Expenditures set forth on Annex A hereto are true and correct.]

            IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                                [COMPANY]


                                                By:
                                                   Title:


Date:

                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

I. Subsection 9.1 - Financial Covenants

   A. Maintenance of Net Worth

      1. Consolidated Net Worth as of [________] ("Compliance Date Net Worth"), calculated as follows:

            Shareholders' Equity calculated in conformity with
            GAAP:                                                   ___________

            Adjustment to remove effect of non-cash compensation
            charges after the Closing Date (specify whether
            adjustment is negative or positive):                    ___________

            Adjustment to remove effect of any charges or losses
            relating to the sale of the New York Real Property
            (specify whether adjustment is negative or positive):   ___________

            Adjustment to remove effect of any foreign currency
            translation adjustments (specify whether adjustment
            is negative or positive):                               ___________

            Adjustment to remove effect of pension plan
            liabilities (specify whether adjustment is negative
            or positive):                                           ___________

         Compliance Date Consolidated Net Worth:                    ___________

      2. Covenant level for Consolidated Net Worth ("Covenant Level Net Worth"), calculated as follows:

            Initial Consolidated Net Worth (as of 3/31/1997)
            [Note: Insert 85% of such Consolidated Net Worth, if
            such Consolidated Net Worth is positive and 115% of
            such Consolidated Net Worth, if such Net Worth is
            negative]:                                              ___________

            PLUS 50% of Consolidated Net Income for each complete
            fiscal quarter of the Company (commencing with the
            fiscal quarter ending June 30, 1997) for which
            Consolidated Net Income is positive as set forth
            below:                                                  ___________

            [Insert details regarding Consolidated Net Income for each such quarter]

                                             ______
                                             ______


         Covenant Level Net Worth:                                  ___________

--------------------------------------------------------------------------------
Covenant: Compliance Date Net Worth must be greater than Covenant Level Net
          Worth. [The Company is in compliance with the covenant.]
--------------------------------------------------------------------------------

   B. Interest Coverage

      1. EBITDA for four quarters ending [________] (the "Compliance Period"):

            Consolidated Net Income for the Compliance Period:      ___________

            Adjustments in respect of Non-Operating Gains or
            Losses (specify whether adjustment is positive or
            negative):                                              ___________

            PLUS Consolidated Interest Expense for Compliance
            Period to the extent deducted in determining
            Consolidated Net Income:                                ___________

            PLUS Consolidated provision for income taxes for
            Compliance Period to the extent deducted in
            determining Consolidated Net Income:                    ___________

            PLUS Consolidated depreciation and amortization
            expense for Compliance Period to the extent deducted
            in determining Consolidated Net Income:                 ___________

            PLUS foreign exchange non-cash losses associated with
            hyperinflationary countries to the extent deducted in
            determining Consolidated Net Income:                    ___________

            PLUS Consolidated non-cash compensation expenses
            attributable to stock, stock options, restricted
            stock, and Related Equity Securities to the extent
            deducted in determining Consolidated Net Income:        ___________

            PLUS Consolidated cash compensation expenses
            attributable to repurchases of stock, stock options,
            restricted stock and Related Equity Securities to the
            extent deducted in determining Consolidated Net
            Income:                                                 ___________

            PLUS Consolidated expenses or reserves directly
            associated with the Recapitalization to the extent
            deducted in determining Consolidated Net Income:        ___________

            PLUS any amounts in respect of the minority interest
            of any other Person in such Person for Compliance
            Period to the extent deducted in determining
            Consolidated Net Income:                                ___________

            PLUS expenses or reserves associated with (1) the
            sale of the New York Real Property, including the
            relocation or consolidation of individuals and
            offices located in New York City in connection with,
            or in anticipation of, such sale, or (2) the New York
            Real Estate Consolidation including in each case all
            expenses of renovating office space) to the extent
            deducted in determining Consolidated Net Income:        ___________

            PLUS EBITDA for the Compliance Period of any other
            Person which is not wholly-owned by such Person, but
            which such Person reports on a consolidated basis
            calculated in conformity with accordance with GAAP to
            the extent deducted in determining Consolidated Net
            Income:                                                 ___________

            PLUS equity losses from any other Person which is
            partially but not wholly-owned by such Person and
            which is not consolidated for the Compliance Period
            to the extent deducted in determining Consolidated
            Net Income:                                             ___________

               LESS foreign exchange non-cash gains associated
               with hyperinflationary countries to the extent
               added in determining Consolidated Net Income:        ___________

               LESS any amounts in respect of the minority
               interest of any other Person in such Person for
               the Compliance Period to the extent added in
               determining Consolidated Net Income:                 ___________

               LESS EBITDA for the Compliance Period of any other
               Person which is not wholly-owned by such Person,
               but which such Person reports on a consolidated
               basis in accordance with GAAP to the extent added
               in determining Consolidated Net Income:              ___________

               LESS equity gains from any other Person which is
               partially but not wholly-owned by such Person and
               which is not consolidated for the Compliance
               Period in each case to the extent added in
               determining Consolidated Net Income of such Person
               for the Compliance Period:                           ___________

         EBITDA:

         [Note: To the extent Acquisitions or Divestitures are consummated during the Compliance Period, EBITDA is to be adjusted to reflect such events as if they occurred at the beginning of such period and a detailed schedule should be attached describing such events and the adjustments made.]

      2. Proportionate EBITDA for the Compliance Period:            ___________

            EBITDA (see above):

            PLUS the sum across all Persons which are partially
            but not wholly-owned by the Company (or by any other
            Person which is partially but not wholly owned by the
            Company) of such Person's EBITDA, for the Compliance
            Period, multiplied by the effective primary ownership
            percentage held in such Person by the Company as of
            [__________________] (calculated as set forth on
            Schedule 1 hereto):                                     ___________

            Proportionate EBITDA:                                   ___________


      3. Consolidated Interest Expense for the Compliance Period:   ___________

         [Note: The Credit Agreement provides for the annualization of Interest Expense for the first three Compliance Periods after the Closing Date]

--------------------------------------------------------------------------------
         Interest Coverage Ratio for the Compliance Period:

                     Proportionate EBITDA = ____________ = ____________
                     --------------------
                Consolidated Interest Expense

      Covenant:   Interest Coverage Ratio for the Compliance Period must not be less than __________ [insert the relevant ratio set forth in subsection 9.1 of the Credit Agreement]. [The Company is in compliance with the covenant.]
--------------------------------------------------------------------------------

      [Note: To the extent Acquisitions or Divestitures are consummated during the Compliance Period, Interest Expense is to be adjusted to reflect such events as if they occurred at the beginning of such period and a detailed schedule should be attached describing such events and the adjustments made.]

   C. Fixed Charge Coverage

      1. Proportionate EBITDAR for the Compliance Period, calculated as follows:

         _. Proportionate EBITDA for the Compliance Period:      _______________

            PLUS the portion of Consolidated Rental Expense
            which is the aggregate amount of fixed and
            contingent rental expense of such Person for
            the Compliance Period determined in accordance
            with GAAP with respect to leases of real and
            personal property, net of rental income from
            any sublease arrangements:                           _______________

         Proportionate EBITDAR:                                  _______________

      2. Fixed Charges for the Compliance Period, calculated as follows:

            Consolidated Interest Expense for the
            Compliance Period:                                   _______________

            Consolidated Rental Expense for the Compliance
            Period:

                  Aggregate amount of fixed and contingent
                  rental expense of such Person for the
                  Compliance Period determined in
                  accordance with GAAP with respect to
                  leases of real and personal property, net
                  of rental income from any sublease
                  arrangements:                                  _______________

                  PLUS any cash payments resulting in a
                  reduction in the lease loss reserve in
                  respect of the New York Real Property:         _______________

                  Consolidated Rental Expense:                   _______________

            Scheduled Amortization of Term Loans for the
            Compliance Period:                                   _______________

            Scheduled Amortization of Consolidated
            Indebtedness for the Compliance Period, as
            follows:                                             _______________

            [Insert details of amortization, describing in
            each case the
            relevant Indebtedness]                               _______________

      Fixed Charges:                                             _______________

--------------------------------------------------------------------------------
         Fixed Charge Coverage Ratio for the Compliance Period:

                     Proportionate EBITDAR = ____________ = ____________________
                     ---------------------
                         Fixed Charges

      Covenant:   Fixed Charge Coverage Ratio for the Compliance Period must not be less than __________ [insert the relevant ratio set forth in subsection 9.1 of the Credit Agreement]. [The Company is in compliance with the covenant.]
--------------------------------------------------------------------------------

   D. Debt Coverage

      1. Consolidated Debt as of [________________]:

            All indebtedness of such Person for borrowed
            money or for the deferred purchase price of
            property or services (other than current trade
            liabilities incurred in the ordinary course of
            business and payable in accordance with
            customary practices, deferred rent and deferred
            employee compensation incurred in the ordinary
            course of business and Indebtedness permitted
            under subsection 9.2(j) of the Credit
            Agreement):                                          _______________

            PLUS any other indebtedness of such Person
            which is evidenced by a note, bond, debenture
            or similar instrument:                               _______________

            PLUS all obligations of such Person under
            Financing Leases:                                    _______________

            PLUS all obligations of such Person in respect
            of letters of credit and acceptances issued or
            created for the account of such Person:              _______________

            PLUS all liabilities of the types described
            secured by any Lien on any property owned by
            such Person even though such Person has not
            assumed or otherwise become liable for the
            payment thereof:                                     _______________

            PLUS all Guarantee Obligations of such Person
            in respect of liabilities of the types
            described above of any Person:                       _______________

      Consolidated Debt:                                         _______________

--------------------------------------------------------------------------------
         Debt Coverage Ratio:

                     Consolidated Debt = ____________ = ____________________
                   --------------------
                   Proportionate EBITDA

      Covenant:   Debt Coverage Ratio for the Compliance Period must not be
                  greater than _____ [insert the relevant ratio set forth in subsection 9.1 of the Credit Agreement]. [The Company is in compliance with the covenant.]
--------------------------------------------------------------------------------

[II. Subsection 5.4(f) - Excess Cash Flow

   A. Excess Cash Flow for the fiscal year ending [_______________]:

         EBITDA of the Company for such fiscal year (See above):    ___________

            PLUS the amount of any refund received by the Company
            and its Subsidiaries during such fiscal year on
            income taxes paid by the Company and its Subsidiaries
            to the extent not included in EBITDA of the Company
            for such fiscal year:                                   ___________

            PLUS cash dividends, cash interest and other similar
            cash payments received by the Company during such
            fiscal year in respect of investments to the extent
            not included in EBITDA of the Company for such fiscal
            year (including from all Persons which are partially
            owned by the Company, but are not Subsidiaries):        ___________

            PLUS the sum across all Persons which are
            Subsidiaries but are not wholly-owned by the Company,
            or by any Subsidiary of the Company, of such Persons'
            EBITDA for such fiscal year, multiplied by the
            effective primary ownership percentage held in such
            Person by the Company as of the end of such fiscal
            year (See Schedule 1 attached hereto):                  ___________

            PLUS extraordinary cash gains to the extent
            subtracted or otherwise not included in EBITDA of the
            Company for such fiscal year and only to the extent
            not otherwise requiring a prepayment under subsection
            5.4(e):                                                 ___________

            PLUS pension expense deducted in calculating EBITDA
            of the Company for such fiscal year:                    ___________

               LESS the aggregate amount of capital expenditures
               made by the Company and its Subsidiaries during
               such fiscal year and not financed:                   ___________

               LESS the aggregate amount of all reductions of the
               Revolving Commitments (to the extent such
               reductions are required by the terms of this
               Agreement to be accompanied by prepayment of
               Revolving Loans) or payments or prepayments of the
               Term Loans during such fiscal year other than
               pursuant to subsection 5.4(f):                       ___________

               LESS the aggregate amount of payments of principal
               in respect of any Indebtedness (other than under
               this Agreement) permitted hereunder during such
               fiscal year:                                         ___________

               LESS Consolidated Interest Expense of the Company
               paid or payable in cash during such fiscal year:     ___________

               LESS the aggregate amount of cash used during such
               fiscal year to pay fees described in subsection
               5.1 and the fees and expenses incurred in
               connection with the Recapitalization and the
               financing thereof:                                   ___________

               LESS Consolidated provision for current income
               taxes for such fiscal year:                          ___________

               LESS extraordinary cash payments or losses by the
               Company or any
               of its Subsidiaries to the extent not subtracted
               in the determination of EBITDA of the Company
               for such fiscal year:                                ___________


               LESS cash expenses of the Company or any of the
               Subsidiaries during such fiscal year associated
               with the New York Real Estate Consolidation:         ___________

               LESS the aggregate amount of cash used by the
               Company or any of its Subsidiaries for Investments
               which are permitted under Section 9.9(c), (d), (f)
               and (g) made by the Company or any of its
               Subsidiaries during such fiscal year:                ___________

               LESS the aggregate amount of cash used to make
               Restricted Payments by the Company and its
               Subsidiaries during such fiscal year which are
               permitted pursuant to subsection 9.8:                ___________

               LESS cash pension contributions during such fiscal
               year:                                                ___________

               LESS the amount of cash used to fund any payment
               in respect of the matter described on Schedule
               6.13 during such fiscal year (amounts deducted
               pursuant to this clause (xii) shall not exceed
               $25,000,000 in the aggregate for all fiscal
               years):                                              ___________

         Excess Cash Flow:                                          ___________

         Mandatory Prepayment (50% of Excess Cash Flow):            ___________]

[III. Subsection 9.7(ii) - Restricted Payments

      The Restricted Payments made pursuant to subsection 9.7(ii) during the fiscal year ending [_______] were as follows:
      [insert details].]

[IV. Subsection 9.8 - Capital Expenditures

      The Capital Expenditures of the Borrower and its Restricted
      Subsidiaries pursuant to subsection 9.8 for the fiscal year ending [__________] were as follows: [insert details].]

                                                                    EXHIBIT T TO
                                                  CREDIT AND GUARANTEE AGREEMENT

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

            Reference is made to the Credit and Guarantee Agreement, dated as of ___________ __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Young & Rubicam Holdings Inc., a New York corporation ("Y&R Holdings"), Young & Rubicam Inc., a New York corporation ("Y&R Inc. (New York)"), Young & Rubicam Inc., a Delaware corporation ("Y&R Inc. (Delaware)") and Young & Rubicam L.P., a Delaware limited partnership ("Y&R LP"; collectively with Y&R Holdings, Y&R Inc. (New York) and Y&R Inc. (Delaware), the "Parent Borrowers"), the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent (as defined in the Credit Agreement) for the Lenders, and Bank of America International Limited, a bank organized under the laws of England, as European Payment Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by the Parent Borrower, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsections 6.1 and 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance,
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection
5.14 of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date]. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      SCHEDULE 1
                                                    TO ASSIGNMENT AND ACCEPTANCE


Name of Assignor: ______________________________________________

Name of Assignee: ______________________________________________

Effective Date of Assignment: __________________________________



        Credit                 Principal              Commitment Percentage
   Facility Assigned        Amount Assigned                  Assigned
---------------------    ------------------    ---------------------------------

                                $______                    __.______%



[NAME OF ASSIGNEE]                       [NAME OF ASSIGNOR]



By:                                      By:
  ----------------------------------        ----------------------------------
  Title:                                    Title:


Accepted and Consented to:               Consented to:

BANK OF AMERICA NATIONAL TRUST           [NAME OF COMPANY]
AND SAVINGS ASSOCIATION, as
Administrative Agent


By:                                      By:
  ----------------------------------        ----------------------------------
  Title:                                    Title:


[Consented to:                           [Consented to:

[NAME OF ISSUING BANK]                   [NAME OF FRONTING LENDER]


By:                                      By:
  ----------------------------------        ----------------------------------
  Title:                                    Title: